UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
NOVAGOLD RESOURCES INC
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOVAGOLD

DONLIN
GOLD
43

MAY 14, 2026

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

AND MANAGEMENT INFORMATION CIRCULAR

NOVAGOLD RESOURCES INC.
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

Date: May 14, 2026
Time: 1:00 p.m. Pacific Time

Location: Live Webcast at: www.virtualshareholdermeeting.com/ NG2026
Record Date: March 18, 2026

The purposes of the annual meeting (the “Meeting”) are to:

1.
receive the Annual Report of the Directors of the Company (the “Directors”) containing the consolidated financial statements of the Company for the year ended November 30, 2025, together with the Report of the Auditors thereon;

2.	elect Directors of the Company for the forthcoming year;
3.	appoint the Auditors of the Company for the forthcoming year and to authorize the Directors through the Audit Committee to fix the Auditors’ remuneration;
4.	consider and, if deemed advisable, pass an ordinary resolution to amend the Stock Award Plan and approve all unallocated entitlements thereunder;
5.	consider and, if deemed advisable, pass an ordinary resolution to approve all unallocated entitlements under the Performance Share Unit Plan;
6.	consider and, if deemed advisable, pass an ordinary resolution to approve all unallocated entitlements under the Deferred Share Unit Plan;
7.	consider and, if deemed advisable, pass a non-binding resolution approving the compensation of the Company’s Named Executive Officers;
8.	conduct a non-binding vote on the frequency of holding a non-binding vote on the compensation of the company’s Named Executive Officers; and
9.	transact such further and other business as may properly come before the Meeting or any adjournment thereof.

The specific details of the matters currently proposed to be put before the Meeting are set forth in the Circular accompanying and forming part of this Notice.
Only Shareholders of record at the close of business on March 18, 2026, are entitled to receive notice of the Meeting and to vote at the Meeting.
To assure your representation at the Meeting, please complete, sign, date and return your voted proxy which will be delivered to you separately, whether or not you plan to attend. Sending your proxy will not prevent you from voting in person at the Meeting.
All proxies completed by registered shareholders must be returned to the Company:

by online proxy via the following website: www.proxyvote.com no later than May 12, 2026, at 4:00 p.m. Eastern time (1:00 p.m. Pacific time);

by telephone by calling (800) 690-6903 and following the instructions, no later than May 12, 2026, at 4:00 p.m. Eastern time (1:00 p.m. Pacific time); or

by requesting a paper copy of the proxy materials and mailing a completed proxy card to Broadridge at 51 Mercedes Way, Edgewood, NY 11717, Attn: Proxy Department, for receipt no later than May 12, 2026, at 4:00 p.m. Eastern time (1:00 p.m. Pacific time).

Non-registered shareholders whose shares are registered in the name of an intermediary should carefully follow voting instructions provided by the intermediary. A more detailed description on returning proxies by non-registered shareholders can be found on page 3 of the attached Circular.
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

Shareholders may contact Kingsdale Advisors, the Company’s strategic advisor, by telephone at 1-866-228-8818 (toll-free in North America) or 1-416-623-2514 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com. To obtain information about voting your NOVAGOLD Common Shares, please visit www.NOVAGOLDAGM.com.

By Order of the Board of Directors of
NOVAGOLD RESOURCES INC.
Gregory A. Lang
President and Chief Executive Officer
Vancouver, British Columbia
March 24, 2026
Your vote is important.

We encourage you to vote promptly. Internet and telephone voting are available through 4:00 p.m. Eastern Time on May 12, 2026.

NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

LETTER TO SHAREHOLDERS
Dear Fellow Shareholders,
We are pleased to invite you to NOVAGOLD’s 2026 Annual General Meeting of Shareholders.
Please read this Circular as it contains important, detailed information about the meeting agenda, who is eligible to vote, how to vote, the Director nominees, our governance practices, and compensation of our executives and Directors.
NOVAGOLD RESOURCES INC. (the “Company” or “NOVAGOLD”) values engagement with our shareholders, whether at the annual meeting, at investment conferences, in one-on-one meetings, or via the Company’s electronic, social media communication channels, including during proxy and post-proxy season. The Company’s Circular provides an important opportunity to reach every shareholder.
This year, we thought it would be helpful to:

1.	summarize the items in this Circular being presented to shareholders for their vote,
2.	highlight NOVAGOLD’s corporate governance practices, and
3.	describe the Company’s shareholder engagement program.

We are providing these materials in connection with the solicitation by the NOVAGOLD Board of Directors of proxies to be voted at our 2026 annual meeting of shareholders and at any adjournment or postponement of that meeting. The annual meeting of shareholders will be held in a virtual format on May 14, 2026, at 1:00 p.m. Pacific Time.
Our 2026 annual meeting of shareholders will be held in a virtual format only. Shareholders are encouraged to cast their vote in advance by proxy and participate from any geographic location with internet connectivity or by telephone. We believe this is an important step to enhancing accessibility to our annual meeting for all our shareholders and reducing the carbon footprint of our activities. Shareholders may view a live webcast of the annual meeting. Registered shareholders and duly appointed proxyholders may submit questions digitally during the meeting at www.virtualshareholdermeeting.com/NG2026. Questions may also be submitted to management and the Board prior to the meeting via email at info@novagold.com.
MATTERS FOR SHAREHOLDER VOTING
At this year’s annual general meeting, we are asking our shareholders to vote on the following matters:
Proposal 1: Election of Directors
The Board of Directors recommends a vote FOR the election of the director nominees named in this proxy statement. See pages 6-8 and 26-37 for further information on the nominees.
Proposal 2: Appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2026
The Board of Directors recommends a vote FOR this proposal. See pages 8-9 for details.
Proposal 3: Approve the amendment to the Stock Award Plan and the unallocated entitlements thereunder
The Board of Directors recommends a vote FOR this proposal. See pages 12-16 for details.
Proposal 4: Approve all unallocated entitlements under the Performance Share Unit Plan
The Board of Directors recommends a vote FOR this proposal. See pages 16-20 for details.
Proposal 5: Approve all unallocated entitlements under the Deferred Share Unit Plan
The Board of Directors recommends a vote FOR this proposal. See pages 20-23 for details.
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

Proposal 6: Advisory Approval of Executive Compensation
The Board of Directors recommends a vote FOR this proposal. See page 24 for details.
Proposal 7: Advisory Approval of Frequency of Seeking Non-Binding Approval of Executive Compensation
The Board of Directors recommends a vote FOR ANNUAL submission of the non-binding vote on compensation of the Company’s Named Executive Officers, See page 25 for details.
The Board of Directors knows of no other matters to be presented for action at the annual meeting. If any matter is presented from the floor of the annual meeting, the individuals serving as proxies intend to vote on these matters in the best interest of all shareholders. Your signed proxy gives this authority to Gregory Lang or Sean Pettey (the “Management Designees”).
Please refer to the information on pages 1-5, which describes how to cast your vote, how to attend the meeting virtually, and other frequently asked questions.
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

GOVERNANCE HIGHLIGHTS
NOVAGOLD is committed to maintaining robust corporate governance practices. Strong corporate governance helps us achieve our performance goals and maintain the trust and confidence of our investors, employees, regulatory agencies and other stakeholders. Our corporate governance practices are described in more detail on pages 91-100 and on the Governance page of our website at www.novagold.com.

Director Independence	• Seven of our ten nominees are independent
• All of our key Board committees (Audit, Compensation, and Corporate Governance and Nominations) are composed exclusively of independent Directors
• Our CEO is the only executive Director
Board Leadership	• The positions of Chairman and CEO are separate
• Our Board has appointed an independent Lead Director
Accountability and Shareholder Rights	• Extensive proxy season shareholder engagement involved reaching out to holders of approximately 89.92% of our issued and outstanding Common Shares in 2025

•
Enhanced shareholder engagement to seek input from those who had voted against the advisory approval of executive compensation owning approximately 34% of the issued and outstanding Common Shares. Proactive Shareholder engagement is a year-round activity, not limited to proxy season

• All Directors stand for election annually
• In uncontested elections, Directors must be elected by a majority of votes cast

•
Eligible shareholders may nominate Directors and submit other proposals for consideration at annual meetings; see “Shareholder Proposals” on page 101 below for details on timing and other requirements for submitting shareholder proposals

Board Practices and Governance	• Our Board regularly reviews its effectiveness

•
The Board has created five standing committees to oversee specific areas of importance to the Company which report to the Board on a regular basis. The Board has ultimate oversight of all matters of strategic importance to the Company

• The Board has adopted a Board Charter to formalize its practices and responsibilities
• The Board has adopted a Diversity, Equity and Inclusion Policy
• The independent Directors meet in executive session without the presence of management or the non-independent Directors immediately following each regular Board meeting
Share Ownership	• Our Directors must hold at least $128,400 (3 times their annual retainer) worth of NOVAGOLD common stock within five years of joining the Board
• Our CEO must, within five years of commencement of employment, hold NOVAGOLD common stock valued at an amount at least equal to five times his annual base pay
• Our CFO and COO must, within five years of commencement of employment, hold NOVAGOLD common stock valued at an amount at least equal to two times their annual base pay
• Hedging or pledging of NOVAGOLD stock is prohibited for Directors as well as employees
• NOVAGOLD encourages its employees to be shareholders in the Company by making share-based compensation and employee stock purchase programs available to all employees
Board Oversight of Risk Management
•
Our Board reviews NOVAGOLD’s systematic approach to identifying and assessing risks faced by NOVAGOLD and its projects which practice is reflected in the NOVAGOLD Integrated Risk Management Policy adopted in August 2022

•
In January 2023, the Company adopted a Climate Change Policy and a Biodiversity Policy to set out the approach NOVAGOLD takes to address its contributions to and impacts of climate change and biodiversity with reference to its operations

• See the chart on the following page for a description of the Board’s allocation of risk assessment oversight

NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

BOARD OVERSIGHT OF RISK MANAGEMENT

BOARD OF DIRECTORS

•
Oversight of environmental, social, and governance (ESG) and climate change matters and the related risk management process.
•
Development of business strategy and major resource allocation.
•
Leadership of management succession planning.
•
Business conduct and compliance oversight.
•
Review of reports from board committees with specific risk oversight responsibilities.

AUDIT COMMITTEE

•
Oversight of risk management activities, control culture and systems developed to identify, assess, and manage risk, including periodic review of policies and processes, and the management of financial, tax, and cybersecurity risks.
•
Oversight of financial reporting, including the integrity, quality and transparency of Company’s consolidated financial statements and related disclosures; internal control over financial reporting and disclosure; compliance with financial regulatory and legal requirements; and approving or recommending their approval to the board.
•
Oversight of the external auditor and internal auditor, including their independence, qualifications, plans, staffing, compensation, performance, findings, any issues, and approving or recommending their appointment to shareholders.
•  Reports to the board following each regular committee meeting.

COMPENSATION COMMITTEE

•
Oversight of compensation-related risks and overall executive compensation philosophy as further described under “Risk Assessment of Compensation Policies and Practices” in our CD&A.
•  Responsible for executive succession planning recommendations to the Board.
•  Reports to the board following each regular committee meeting.

CORPORATE GOVERNANCE AND NOMINATIONS COMMITTEE

•  Overall corporate governance leadership.
•
Provide recommendations regarding board and committee composition and performance in accordance with the board charter, board service policy, board diversity, equity, and inclusion policy, and the committee charter.
•  Oversight of corporate governance-related risks and compliance with corporate governance regulations.
•  Reports to the board following each regular committee meeting.

ENGINEERING AND TECHNICAL COMMITTEE

•
Advise board on engineering and technical aspects of project site operations and capital projects, including oversight of the development, implementation and monitoring of the Company’s policies, project site operations, and capital project plans.
•  Reports to the board following each regular committee meeting.

SUSTAINABILITY COMMITTEE

•
Oversight of both development and implementation of NOVAGOLD’s health, safety. environment, and sustainability policies, including climate change and biodiversity.
•
Provide strategic direction to management regarding community relations and government affairs matters.
•
Review NOVAGOLD’s disclosures containing environmental, health, safety, and sustainability information.
•
Reports to the board following each regular committee meeting.

NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

WHAT’S NEW?
What changed in 2025? On June 3, 2025, NOVAGOLD and Paulson Advisers LLC completed a landmark US$1 billion transaction to acquire Barrick Mining Corporation’s 50% interest in Donlin Gold LLC (the “Donlin Gold Transaction”). As a result, NOVAGOLD increased its ownership to 60% by acquiring an additional 10% for $200 million, while Donlin Gold Holdings, 100% wholly-owned by Paulson Advisers LLC and its affiliates (collectively, “Paulson”), acquired a 40% interest for $800 million. NOVAGOLD further strengthened its financial position through a public offering and private placement in the second quarter of 2025, raising approximately $260 million in net proceeds to finance its share of the acquisition.
On July 21, 2025, Diane Garrett departed from the Company’s Board of Directors and Ali Erfan joined the Board of Directors. Two of the ten current Directors are women. During 2025, Kalidas Madhavpeddi left the Sustainability Committee and joined the Audit Committee, Kevin McArthur left the Corporate Governance and Nominations Committee and Ethan Schutt left the Audit Committee and joined the Corporate Governance and Nominations Committee.
ENVIRONMENTAL, SOCIAL AND GOVERNANCE HIGHLIGHTS
In 2025, NOVAGOLD published its 2024 sustainability report with detailed environmental, social and governance (“ESG”) information about NOVAGOLD and its flagship Donlin Gold project which is available on NOVAGOLD’s website at www.novagold.com/sustainability. The detailed sustainability information aligns with the Task Force on Climate Related Financial Disclosures framework. We plan to issue a Sustainability Report in the first half of 2026 reporting on the Company’s ESG goals, activities, and performance during fiscal year 2025. NOVAGOLD will update the ESG information on its website regularly and will continue to report on NOVAGOLD’s ESG goals and performance annually. We hope you find this information useful and informative.1
SHAREHOLDER ENGAGEMENT
Maintaining an active shareholder engagement program continues to be a high priority for the Company and is an integral part of our corporate governance practices. The Board Chair, CEO, Vice President of Corporate Communications and Manager of Investor Relations meet regularly with large shareholders, and the Company’s Corporate Communications team is very responsive to shareholder inquiries regardless of ownership level.
In 2025, NOVAGOLD placed calls to or met in person with all its shareholders owning 15,000 shares or more; in other words, NOVAGOLD contacted or attempted to contact its owners holding approximately 92.68% of the Company’s issued and outstanding Common Shares entitled to vote at NOVAGOLD’s 2025 annual meeting of shareholders. Additionally, the Company conducted enhanced shareholder outreach to seek input from those who had voted against the advisory approval of executive compensation owning approximately 34% of the Company’s issued and outstanding Common Shares entitled to vote at the Company’s 2025 annual meeting. The results and outcome of this outreach are described in more detail on pages 46-48. We plan to continue to regularly engage with our shareholders.
CONCLUSION
More information about NOVAGOLD can be found in the Annual Report on Form 10-K for the fiscal year ended November 30, 2025, which is available on the Company’s website at www.novagold.com, on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov.
Shareholders may contact Kingsdale Advisors, the Company’s strategic advisor by telephone at 1-866-228-8818 or 1-416-623-2514 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com. To obtain information about voting your NOVAGOLD Common Shares, please visit www.NOVAGOLDAGM.com.
The Board and management team wish to thank you for your continued confidence in NOVAGOLD.
Sincerely,
Gregory A. Lang
President and Chief Executive Officer, Director
1	The contents of our website and our Sustainability Report are referenced for general information only and are not incorporated by reference in this Circular.
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

1	INFORMATION REGARDING ORGANIZATION AND CONDUCT OF MEETING
1	Solicitation of Proxies
3	How to Vote
4	Electronic Delivery of Meeting Materials
4	Exercise of Proxies
4	Participating in the Annual Meeting
5	Revocation of Proxies
5	Voting Shares and Principal Holders Thereof
6	MATTERS TO BE ACTED UPON AT MEETING
6	Election of Directors
8	Appointment of Independent Registered Public Accounting Firm
9	Report of the Audit Committee
10	Additional Matters to be Acted Upon
10	Approval of Equity Plans and Unallocated Entitlements under the Plans
12	Approval of the Amended Stock Award Plan and Unallocated Entitlements thereunder
16	Approval of the Amended Performance Share Unit Plan and Unallocated Entitlements thereunder
20	Approval of the Unallocated Entitlements under the Deferred Share Unit Plan
24	Non-Binding Advisory Vote on Executive Compensation
25	Frequency of Non-Binding Advisory Vote on Executive Compensation
26	INFORMATION CONCERNING THE BOARD OF DIRECTORS, DIRECTOR NOMINEES, AND EXECUTIVE OFFICERS
40	Board Diversity and Tenure
42	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS
45	INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON
46	COMPENSATION DISCUSSION & ANALYSIS
46	Overview
47	Why Should Shareholders Approve our Say on Pay?
47	Key Feedback from Shareholder Engagement and Actions Taken
48	Compensation Committee
49	Risk Assessment of Compensation Policies and Practices
51	Statement of Executive Compensation
51	Executive Compensation Philosophy
52	Executive Compensation Objectives and Elements
53	Annual Compensation Decision-Making Process
54	Base Salary
55	Annual Incentive Plan
65	Stock-Based Incentive Plans (Long-Term Incentives)
67	Executive Share Ownership
67	Retirement Plans

67	Benefits
68	Advisory Vote on Executive Compensation
68	Compensation Committee Report
69	TABULAR DISCLOSURE OF EXECUTIVE COMPENSATION
69	Summary Compensation Table
70	Grants of Plan-Based Awards in Fiscal 2025
71	Outstanding Equity Awards at Fiscal Year-End
72	Option Exercises and Stock Vested in Fiscal 2025
72	CEO Pay Ratio – 12.46 to 1
73	Pay Versus Performance
74	Summary Compensation Table Total versus Compensation Actually Paid Reconciliation Table
77	Performance Graph
78	Executive Employment Agreements
80	Potential Payments Upon Termination or Change of Control
81	NON-EXECUTIVE DIRECTOR COMPENSATION
82	Non-Executive Director Compensation Table
83	DSU Plan
84	Directors’ Share Ownership
85	Incentive Plan Awards
87	Value Vested or Earned During the Year
88	SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
88	Equity Compensation Plan Information
89	General Information – Stock Based Incentive Plans
90	INDEBTEDNESS OF DIRECTORS AND OFFICERS
90	INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS
91	STATEMENT OF CORPORATE GOVERNANCE PRACTICES
91	Board of Directors
94	Board Diversity, Equity and Inclusion Policy
95	Company Diversity
96	Board Service Policy
96	Insider Trading Policy
96	Policy on Granting Equity Awards
97	Anti-Corruption, Anti-Bribery, Anti-Fraud Policy
97	Anti-Hedging and Anti-Pledging Policy
97	Incentive Compensation Recovery Policy
97	Human Rights Policy
97	Environmental, Social and Governance Matters
98	Climate Change and Carbon Footprint Considerations
98	Climate Change Policy
99	Biodiversity Policy
99	Integrated Risk Management Policy
99	Corporate Disclosure Policy
99	Other Board Committees
99	Assessments
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR i

99	Majority Voting Policy
99	Compensation Committee Interlocks and Insider Participation
100	Shareholder Communication with the Board
100	OTHER BUSINESS
100	ADDITIONAL INFORMATION
100	OTHER MATERIAL FACTS
101	SHAREHOLDER PROPOSALS
101	HOUSEHOLDING
102	CERTIFICATE

103	APPENDIX A - 2004 STOCK AWARD PLAN
113	APPENDIX B - STOCK AWARD PLAN RESOLUTION
114	APPENDIX C - 2009 PERFORMANCE SHARE UNIT AWARD PLAN
126	APPENDIX D - PERFORMANCE SHARE UNIT RESOLUTION
127	APPENDIX E - 2009 DEFERRED SHARE UNIT PLAN
136	APPENDIX F - DEFERRED SHARE UNIT AWARD PLAN RESOLUTION
ii NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

MANAGEMENT INFORMATION CIRCULAR

INFORMATION REGARDING ORGANIZATION AND CONDUCT OF MEETING
Solicitation of Proxies
THIS MANAGEMENT INFORMATION CIRCULAR (this “Circular”) IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY OR ON BEHALF OF THE MANAGEMENT AND THE BOARD OF DIRECTORS (THE “BOARD OF DIRECTORS” OR THE “BOARD”) OF NOVAGOLD RESOURCES INC. (“NOVAGOLD” or the “Company”), whose executive office is located at 201 South Main Street, Suite 400, Salt Lake City, Utah 84111, USA, for use at the Annual General Meeting of the Shareholders (the “Shareholders”) of the Company to be held virtually at www.virtualshareholdermeeting/NG2026 on Thursday, May 14, 2026, at 1:00 p.m. Pacific time (the “Meeting”) or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting. This Circular, the accompanying Notice of Meeting and the form of proxy were first made available to Shareholders on March 24, 2026.
Solicitation of proxies from registered Shareholders will primarily be by mail or courier, supplemented by telephone or other personal contact by employees or agents of the Company at nominal cost, and all costs thereof will be paid by the Company. The Company has retained Kingsdale Advisors to provide a broad array of strategic advisory, governance, strategic communications, digital and investor campaign services on a global retainer basis in addition to certain fees accrued during the life of the engagement upon the discretion and direction of the Company. Shareholders may contact Kingsdale Advisors, the Company’s strategic advisor, by telephone at 1-866-228-8818 or 1-416-623-2514 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com. To obtain information about voting your NOVAGOLD Common Shares, please visit www.NOVAGOLDAGM.com.
There are two kinds of non-registered, or beneficial, Shareholders – those who object to their name being made known to the issuers of securities which they own (called “OBOs” for Objecting Beneficial Owners) and those who do not object to the issuers of the securities they own knowing who they are (called “NOBOs” for Non-Objecting Beneficial Owners). In accordance with National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”), the Company has elected to send the Notice of Meeting, this Circular and the related form of proxy or voting instruction form indirectly to the NOBOs and to the OBOs through their intermediaries. Unless required by the rules of the NYSE American, the Company does not intend to pay for intermediaries to forward to OBOs, under NI 54-101, the Notice Package (as defined below), and in the case of an OBO, the OBO will not receive these materials unless the OBO’s intermediary assumes the cost of delivery.
Shareholders may contact Kingsdale Advisors, the Company’s strategic advisor by telephone at 1-866-228-8818 or 1-416-623-2514 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com. To obtain information about voting your NOVAGOLD Common Shares, please visit www.NOVAGOLDAGM.com.
Notice and Access
The Company uses the “Notice and Access” provisions in securities laws that permit the Company to forego mailing paper copies of this Circular and proxy-related materials to Shareholders and instead make them available for review, print and download via the Internet. Registered and non-registered Shareholders have received a Notice Package (as defined below) but will not receive a paper copy of this Circular or the proxy-related materials unless they request such documents as described in the Notice Package.
In accordance with U.S. Securities and Exchange Commission (“SEC”) rules, the Company has distributed a notice (the “Notice Package”) in the form prescribed by SEC rules to the clearing agencies and intermediaries for onward distribution to non-registered Shareholders of the website location where non-registered Shareholders may access the Notice of Meeting, this Circular, the instrument of proxy (collectively, the “Meeting Materials”) and an annual report for the Company’s fiscal year ended November 30, 2025. Intermediaries are required to forward the Notice Package to non-registered Shareholders unless a non-registered Shareholder has waived the right to receive Meeting Materials. Typically, intermediaries will use a service company (such as Broadridge Financial Services Inc. (“Broadridge”)) to forward the Notice Package to non-registered Shareholders.
General
Unless otherwise specified, the information in this Circular is current as of March 5, 2026. Unless otherwise indicated, all references to “$” or “US$” in this Circular refer to United States dollars. References to “C$” in this Circular refer to Canadian dollars. The Bank of Canada exchange rate of a U.S. dollar to a Canadian dollar on November 28, 2025 was 1.3979.
Shareholders may contact Kingsdale Advisors, the Company’s strategic advisor by telephone at 1-866-228-8818 or 1-416-623-2514 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com. To obtain information about voting your NOVAGOLD Common Shares, please visit www.NOVAGOLDAGM.com
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 1

INFORMATION REGARDING ORGANIZATION AND CONDUCT OF MEETING

Copies of the Meeting Materials, as well as the Company’s annual report containing the financial statements to be presented at the Meeting and related MD&A, can be obtained under the Company’s profile at www.sedarplus.ca, at www.sec.gov, at www.novagold.com or by entering your 16-digit control number provided in your Notice Package at www.proxyvote.com.
Record Date and Quorum
The Board of Directors of the Company has fixed the record date for the Meeting as the close of business on March 18, 2026 (the “Record Date”). If a person acquires ownership of shares subsequent to the Record Date such person may establish a right to vote by delivering evidence of ownership of common shares of the Company (“Common Shares”) satisfactory to the Board and a request to be placed on the voting list to Blake, Cassels & Graydon LLP, the Company’s legal counsel, at 1133 Melville Street, Suite 3500, The Stack, Vancouver, BC, V6E 4E5, Canada, Attention: Trisha Robertson. Subject to the above, all registered holders of Common Shares at the close of business on the Record Date will be entitled to vote at the Meeting. No cumulative rights are authorized, and dissenter’s rights are not applicable to any matters being voted upon. Each registered Shareholder will be entitled to one vote per Common Share.
Two or more persons present in person or by proxy representing at least 25% of the Common Shares entitled to vote at the Meeting will constitute a quorum at the Meeting.
Voting Standards
Broker non-votes occur when a beneficial owner who holds company stock through a broker does not provide the broker with voting instructions as to any matter on which the broker is not permitted to exercise its discretion and vote without specific instruction. As a result, the broker will inform the inspector of election that it does not have the authority to vote on the matter with respect to those shares. Broker non-votes may exist in connection with the election of directors and all proposals other than the appointment of auditors.
The following chart describes the proposals to be considered at the meeting, the voting options, the vote required for each matter, and the manner in which votes will be counted:

Matter	Voting Options	Required Vote	Impact of Abstentions or Broker Non-Votes
Election of Directors	For; Withhold	Plurality of votes – the nominees receiving the highest number of votes, up to ten, at the meeting will be elected*	No effect
Appointment of Auditors	For; Withhold	Simple majority of votes cast (only votes “for” are considered votes cast)	No effect (Brokers are permitted to exercise their discretion and vote without specific instruction on this matter. Accordingly, there are no broker non-votes.)

Approval of other matters:
•
Approval of amendment to reduce maximum number of Common Shares issuable pursuant to the Stock Award Plan and unallocated awards thereunder
•
Approval of unallocated awards under the Performance Share Unit Plan
•
Approval of unallocated awards under the Deferred Share Unit Plan
•
Non-Binding Advisory Vote on Executive Compensation
	For; Against; Abstain	Simple majority of votes cast (only votes “for” and “against” are considered votes cast)	No effect
Non-Binding Advisory Vote on Frequency of Holding Non-Binding Advisory Vote on Executive Compensation	1 year; 2 years; 3 years; Abstain	Plurality of votes	No effect

*
In an uncontested election, if the number of votes “withheld” for any nominee exceeds the number of votes “for” the nominee, then the Majority Voting Policy requires that the nominee shall tender their written resignation to the Chair of the Board. See “Election of Directors” for a description of the Company’s Majority Voting Policy.

Shareholders may contact Kingsdale Advisors, the Company’s strategic advisor by telephone at 1-866-228-8818 or 1-416-623-2514 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com. To obtain information about voting your NOVAGOLD Common Shares, please visit www.NOVAGOLDAGM.com
2 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

INFORMATION REGARDING ORGANIZATION AND CONDUCT OF MEETING

The Board of Directors unanimously recommends that Shareholders vote FOR the Election of Directors, Appointment of Auditors, Approval of Unallocated Awards under the Stock Award Plan, Approval of Unallocated Awards under the Performance Share Unit Plan, Approval of Unallocated Awards under the Deferred Share Unit Plan, Non-Binding Advisory Vote on Executive Compensation, and ONE YEAR for the Non-Binding Advisory Vote on Frequency of Seeking Non-Binding Approval of Executive Compensation.
How to Vote
Registered Shareholders
Registered Shareholders can vote their shares before the meeting online at www.proxyvote.com, by calling the phone number included on the voting card, or by mailing a completed voting card. Registered Shareholders may also vote online during the virtual meeting at www.virtualshareholdermeeting.com/NG2026. Have the 16-digit control number from your voting materials available when casting your vote.
Shareholders who do not wish to attend the Meeting or do not wish to vote at the Meeting can vote by proxy. A registered Shareholder must return the completed proxy to the Company:

by online proxy via the following website: www.proxyvote.com no later than May 12, 2026 at 4:00 p.m. Eastern time (1:00 p.m. Pacific time);

by telephone by calling (800) 690-6903 and following the instructions, no later than May 12, 2026 at 4:00 p.m. Eastern time (1:00 p.m. Pacific time); or

by requesting a paper copy of the proxy materials and mailing a completed proxy card to Broadridge at 51 Mercedes Way, Edgewood, NY 11717, Attn: Proxy Department, for receipt no later than May 12, 2026, at 4:00 p.m. Eastern time (1:00 p.m. Pacific time).

The persons named in the form of proxy are officers or directors of the Company (the “Directors”). Each Shareholder has the right to appoint a person or entity (who need not be a Shareholder) to attend and act for them and on their behalf at the Meeting other than the persons designated in the form of proxy. Such right may be exercised by striking out the names of the persons designated on the form of proxy and by inserting such appointed person’s name in the blank space provided for that purpose or by completing another form of proxy acceptable to the Board.
Shareholders may contact Kingsdale Advisors, the Company’s strategic advisor, by telephone at 1-866-228-8818 or 1-416-623-2514 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com. To obtain information about voting your NOVAGOLD Common Shares, please visit www.NOVAGOLDAGM.com.
Non-Registered Shareholders
The information set forth in this section is of significant importance to many Shareholders of the Company, as a substantial number of Shareholders do not hold Common Shares in their own name. Shareholders who do not hold their Common Shares in their own name (i.e. non-registered or beneficial Shareholders) should note that only proxies deposited by Shareholders whose names appear on the records of the Company as the registered holders of Common Shares can be recognized and acted upon at the Meeting. If Common Shares are listed in an account statement provided to a Shareholder by a broker, then, in almost all cases, those Common Shares will not be registered in the Shareholder’s name on the records of the Company. Such Common Shares will more likely be registered under the name of the Shareholder’s broker or an agent of that broker. In Canada and the United States, the vast majority of such Common Shares are registered under the name of CDS & Co. (the registration name for The Canadian Depository for Securities, which acts as nominee for many Canadian brokerage firms) or Cede & Co. (operated by The Depository Trust Company), respectively. Common Shares held by brokers or their agents or nominees can only be voted upon the instructions of the non-registered Shareholder except in limited cases for certain “routine” matters. An example of a “routine” matter includes the appointment of the Auditors, which is considered the only “routine” matter to be voted upon at the Meeting. Otherwise, without specific instructions, a broker and its agents and nominees are prohibited from voting Common Shares for the broker’s clients, which is generally referred to as a “broker non-vote.” Therefore, non-registered Shareholders should ensure that instructions respecting the voting of their Common Shares are communicated to the appropriate person if such Shareholders want their votes to count on all matters to be decided at the Meeting.
Shareholders may contact Kingsdale Advisors, the Company’s strategic advisor by telephone at 1-866-228-8818 or 1-416-623-2514 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com. To obtain information about voting your NOVAGOLD Common Shares, please visit www.NOVAGOLDAGM.com
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 3

INFORMATION REGARDING ORGANIZATION AND CONDUCT OF MEETING

Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from non-registered Shareholders in advance of shareholders’ meetings. Every intermediary/broker has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by non-registered Shareholders in order to ensure that their shares are voted at the Meeting. Most brokers now delegate responsibility for obtaining instructions from clients to Broadridge.
Although a non-registered Shareholder may not be recognized directly at the Meeting for the purposes of voting Common Shares registered in the name of their broker (or an agent of the broker), a non-registered Shareholder may attend the Meeting as the proxyholder for a registered Shareholder and vote the Common Shares in that capacity. Non-registered Shareholders who wish to attend the Meeting and indirectly vote their Common Shares as the proxyholder for a registered Shareholder should follow the voting instructions provided by the broker, bank or other nominee.
Non-registered shareholders who do not object to their name being made known to the Company may be contacted by Kingsdale Advisors to assist in conveniently voting their NOVAGOLD Common Shares directly by telephone. NOVAGOLD may also utilize the Broadridge QuickVote™ service to assist such shareholders with voting their NOVAGOLD Common Shares.
Shareholders may contact Kingsdale Advisors, the Company’s strategic advisor, by telephone at 1-866-228-8818 or 1-416-623-2514 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com. To obtain information about voting your NOVAGOLD Common Shares, please visit www.NOVAGOLDAGM.com.
Electronic Delivery of Meeting Materials
Non-registered shareholders are asked to consider signing up for electronic delivery (“E-delivery”) of the Meeting materials. E-delivery has become a convenient way to make distribution of materials more efficient and is an environmentally responsible alternative by eliminating the use of printed paper and the carbon footprint of the associated mail delivery process. Signing up is quick and easy, go to www.proxyvote.com and sign in with your control number, vote for the resolutions at the meeting and following your vote confirmation, you will be able to select the electronic delivery box and provide an email address. Having registered for electronic delivery, going forward you will receive your Meeting materials by email and will be able to vote on your device by simply following a link in the email sent by your financial intermediary, provided your intermediary supports this service.
Exercise of Proxies
On any ballot that may be called for, the Common Shares represented by a properly executed proxy given in favor of the person(s) designated in the form of proxy will be voted or withheld from voting in accordance with the instructions given on the form of proxy and, if the Shareholder specifies a choice with respect to any matter to be acted upon, the Common Shares will be voted accordingly. Where no choice is specified, the proxy will confer discretionary authority and will be voted in favor of all matters referred to on the form of proxy.
The proxy also confers discretionary authority to vote for, withhold or abstain from voting, or vote against, amendments or variations to matters identified in the Notice of Meeting and with respect to other matters not specifically mentioned in the Notice of Meeting but which may properly come before the Meeting. Management has no present knowledge of any amendments or variations to matters identified in the Notice of Meeting or any business other than that referred to in the accompanying Notice of Meeting which will be presented at the Meeting. However, if any other matters properly come before the Meeting, it is the intention of the Management Designees named in the proxy to vote in accordance with the recommendations of the Company’s management.
Proxies must be received by Broadridge no later than May 12, 2026, at 4:00 p.m. Eastern time (1:00 p.m. Pacific time). The time limit for deposit of proxies may be waived or extended by the Chair of the Meeting at their discretion, without notice.
Participating in the Annual Meeting
The Company is conducting a virtual Meeting so Shareholders can participate from any geographic location with Internet connectivity.
•
To participate in the Meeting, including to vote, Registered Shareholders must access the Meeting website at www.virtualshareholdermeeting.com/NG2026 and enter the 16-digit control number found on the voting materials provided to you with this Circular. Shareholders wishing to appoint themselves or another person as their proxyholder to vote at the virtual Meeting must complete the proxy appointment process by following the instructions provided on www.proxyvote.com or the instructions from their bank or broker. If you appoint someone else as your proxyholder, the online appointment process will enable you to set up your proxyholder’s login credentials for the Meeting. Shareholders and others may view the Meeting by logging in as a guest.

Shareholders may contact Kingsdale Advisors, the Company’s strategic advisor by telephone at 1-866-228-8818 or 1-416-623-2514 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com. To obtain information about voting your NOVAGOLD Common Shares, please visit www.NOVAGOLDAGM.com
4 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

INFORMATION REGARDING ORGANIZATION AND CONDUCT OF MEETING

•
Whether or not you plan to participate in the Meeting, it is important that your shares be represented and voted. We encourage you to access www.proxyvote.com or follow the instructions on your Notice of Internet Availability of Proxy Materials or proxy card to vote by telephone or mail in advance of the Meeting.

•
Shareholders can submit appropriate questions during the Meeting through www.virtualshareholdermeeting.com/NG2026 which will be addressed as practical in the question-and-answer session following the formal business portion of the Meeting. Additionally, Shareholders may submit appropriate questions prior to the Meeting via email at info@novagold.com. Submitting questions ahead of the Meeting ensures thoughtful responses from management and the Board. Additional information regarding the rules and procedures for participating in the Meeting will be set forth in our Meeting rules of conduct, which Shareholders can view during the Meeting at www.virtualshareholdermeeting.com/NG2026.

•
We encourage you to access the Meeting before it begins. Online check-in will be available at www.virtualshareholdermeeting.com/NG2026 approximately 15 minutes before the meeting starts on May 14, 2026.

•
Shareholders who encounter any difficulties accessing the Meeting at www.virtualshareholdermeeting.com/NG2026 during the online check-in or Meeting time are invited to call the technical support number that will be posted on the Meeting log in page for assistance.

Revocation of Proxies
A Shareholder who has given a proxy may revoke it at any time insofar as it has not been exercised. In addition to any other manner permitted by law, a Shareholder who has given an instrument of proxy may revoke it before it is voted by: i) delivering a later-dated proxy, or ii) providing written notice to the Company’s legal counsel, Blake, Cassels & Graydon LLP, at 1133 Melville Street, Suite 3500, The Stack, Vancouver, BC, V6E 4E5, Canada, Attention: Trisha Robertson, at any time up to and including the last business day preceding the Meeting at which the proxy is to be used, or any adjournment thereof. In the case of registered Shareholders, their previously delivered proxy may also be revoked before it is exercised by voting virtually at the Meeting.
Voting Shares and Principal Holders Thereof
As of March 5, 2026, the Company had 438,780,614 Common Shares issued and outstanding without nominal or par value. Each Common Share is entitled to one vote. Except as otherwise noted in this Circular, a simple majority of votes cast at the Meeting, whether in person or by proxy, will constitute approval of any matter submitted to a vote.
The following table sets forth certain information regarding the ownership of the Company’s Common Shares as of March 5, 2026, by each Shareholder known to the Company who beneficially owns, or exercises control or direction over, directly or indirectly, more than 5% of the outstanding Common Shares of the Company as of that date, based solely on such person’s most recent Schedules 13D or 13G or Form 4 filed with the SEC.

Name of Shareholder	Number of Shares Beneficially Owned	Percentage of Outstanding Voting Securities(3)
Electrum Strategic Resources LP (“Electrum”)(1)	98,189,790 (2)	22.38%
Paulson & Co. Inc.	40,557,394 (4)	9.24%
Lingotto Investment Management LLP	34,902,954	7.95%
FMR LLC	23,912,548	5.45%

(1)
Dr. Thomas Kaplan (Chairman of the Board) also serves as the Chairman and Chief Executive Officer of The Electrum Group LLC (“The Electrum Group”), a privately held global natural resources investment management company which manages the portfolio of Electrum.

(2)	Includes 5,286,977 Common Shares held by affiliates of Electrum.
(3)	As of March 5, 2026, the Company had 438,780,614 Common Shares issued and outstanding.
(4)
Subsequent to the filing of Paulson & Co. Inc.’s 13G on August 14, 2025, on January 28, 2026, Paulson made a cashless exercise of a portion of its warrants resulting in the issuance of 569,333 Common Shares to Paulson, which have been included in this amount.

Shareholders may contact Kingsdale Advisors, the Company’s strategic advisor by telephone at 1-866-228-8818 or 1-416-623-2514 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com. To obtain information about voting your NOVAGOLD Common Shares, please visit www.NOVAGOLDAGM.com
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 5

MATTERS TO BE ACTED UPON AT MEETING
Election of Directors
According to the Articles of the Company, the Board shall consist of not less than three and no more than such number of Directors to be determined by resolution of Shareholders. The number of Directors has been set at ten.
The proposed nominees in the list that follows, in the opinion of management, are well qualified to direct the Company’s activities for the ensuing year and have confirmed their willingness to serve as Directors, if elected. The term of office of each Director elected will be until the next annual meeting of the Shareholders of the Company or until a successor is elected or appointed, unless the Director’s office is vacated earlier, in accordance with the Articles of the Company and the provisions of the Business Corporations Act (British Columbia).
The Board has adopted a Majority Voting Policy stipulating that Shareholders shall be entitled to vote in favor of, or withhold from voting for, each individual director nominee at a Shareholders’ meeting. If the number of Common Shares “withheld” for any nominee exceeds the number of Common Shares voted “for” the nominee, then, notwithstanding that such Director was duly elected as a matter of corporate law, the Director shall immediately tender their written resignation to the Chair of the Board. The Corporate Governance and Nominations Committee will consider such offer of resignation and will make a recommendation to the Board concerning the acceptance or rejection of the resignation. No Director who is required to tender their resignation pursuant to this policy shall participate in the Corporate Governance and Nominations Committee’s deliberations or recommendations or in the Board’s deliberations or determination. The Board must take formal action on the Corporate Governance and Nominations Committee’s recommendation within 90 days of the date of the applicable Shareholders’ meeting and shall announce its decision promptly by press release, including the reasons for its decision. The resignation will be effective when accepted by the Board. The Board will be expected to accept the resignations tendered pursuant to this policy, absent exceptional circumstances. If the Board declines to accept a resignation tendered pursuant to this policy, it will include in the press release the reason or reasons for its decision. See “Statement of Corporate Governance Policies – Majority Voting Policy.”
In the absence of a contrary instruction, the person(s) designated in the form of proxy by the Company intend to vote FOR the election of the nominees whose names are set forth below. If, prior to the Meeting, any of the listed nominees shall become unavailable to serve, the persons designated in the proxy form will have the right to use their discretion in voting for a properly qualified substitute. Management does not contemplate presenting for election any person other than these nominees but, if for any reason management does present another nominee for election, the proxy holders named in the accompanying form of proxy reserve the right to vote for such other nominee at their discretion unless the Shareholder has specified otherwise in the form of proxy.

Name, Province or State and Country of Residence	Age	Independence	Principal Occupation	Director Since	2025 AGM Votes in Favor(13) (%)	Meets Share Ownership Guidelines(14)
Dr. Elaine Dorward-King Utah, USA(1)(5)	68	Independent	Corporate Director	2020	93.96	Yes(7)
Ali Erfan Monaco	60	Non-Independent	Vice-Chairman of The Electrum Group	2025	N/A	In Progress(8)
Dr. Thomas Kaplan(4) New York, USA	63	Non- Independent	Chairman and Chief Executive Officer of The Electrum Group	2011	99.34	Yes
Hume Kyle(2)(6) Ontario, Canada	65	Independent	Corporate Director	2023	99.27	Yes(9)
Gregory Lang(3)(5) Texas, USA	71	Non- Independent	President and Chief Executive Officer of NOVAGOLD RESOURCES INC.	2012	99.74	Yes
Kalidas Madhavpeddi(1)(6) Arizona, USA	70	Independent	President of Azteca Consulting LLC	2007	85.04	Yes

Shareholders may contact Kingsdale Advisors, the Company’s strategic advisor, by telephone at 1-866-228-8818 or 1-416-623-2514 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com. To obtain information about voting your NOVAGOLD Common Shares, please visit www.NOVAGOLDAGM.com.
6 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

MATTERS TO BE ACTED UPON AT MEETING

Name, Province or State and Country of Residence	Age	Independence	Principal Occupation	Director Since	2025 AGM Votes in Favor(13) (%)	Meets Share Ownership Guidelines(14)
Kevin McArthur(3) Nevada, USA	71	Independent	Corporate Director	2022	98.30	Yes(10)
Daniel Muñiz Quintanilla(1) (3) Madrid, Spain	52	Independent	Chairman of Sinda Ltd., Vice-Chairman of Sunshine Silver Mining & Refinery Company and Founding Partner, Axkan Capital Partners S.L.	2023	94.03	Yes(11)
Ethan Schutt(2)(5) Alaska, USA	52	Independent	Chief Legal Officer and Executive Vice President of Bristol Bay Native Corporation	2019	99.63	Yes
Dawn Whittaker(2)(6) Ontario, Canada	65	Independent	Corporate Director	2023	97.95	Yes(12)

(1)	Member of the Compensation Committee.
(2)	Member of the Corporate Governance and Nominations Committee.
(3)	Member of the Engineering and Technical Committee.
(4)	Chairman of the Board.
(5)	Member of the Sustainability Committee.
(6)	Member of the Audit Committee.
(7)	Dr. Dorward-King has met her share ownership requirements as Director as of November 30, 2025.
(8)	Mr. Erfan was elected to the Board in July 2025 and has until July 2030 to meet the Share Ownership Guidelines.
(9)	Mr. Kyle has met his share ownership requirements as of November 30, 2025.
(10)	Mr. McArthur has met his share ownership requirements as of November 30, 2025.
(11)	Mr. Muñiz, has met his share ownership requirements as of November 30, 2025.
(12)	Ms. Whittaker has met her share ownership requirements as of November 30, 2025.
(13)	See NOVAGOLD’s news release and Report of Voting Results filed on SEDAR+ May 20, 2025.
(14)
Based on share ownership as of November 30, 2025. The Board adopted a policy requiring each Director to maintain a minimum holding of Common Shares and/or DSUs equal to $128,400. See “Directors’ Share Ownership” beginning on page 84 for details on the number of securities beneficially owned, or controlled or directed, directly or indirectly, by each proposed Director.

Mr. Kyle, a nominee for Director of the Company, served as a non-executive director of Stornoway Diamond Corporation (“Stornoway”) until November 1, 2019. Stornoway filed for protection under the Canadian Companies’ Creditors Arrangement Act (the “CCAA”) on September 9, 2019. The CCAA process was concluded by order of the Superior Court of Quebec in November 2019 and Stornoway’s operating subsidiary emerged from such process, continuing its operations on a going concern basis after the successful implementation of Stornoway’s restructuring transactions. In November 2019, Stornoway made a voluntary assignment into bankruptcy pursuant to the Canadian Bankruptcy and Insolvency Act.
Mr. Muñiz, a nominee for Director of the Company, serves as a non-executive director of First Majestic Silver Corp., and served as a non-executive director of Gatos Silver Inc. (“Gatos”) prior to its acquisition by First Majestic Silver Corp. on January 16, 2025. On March 18, 2022, Gatos announced a delay in the filing of its annual report on Form 10-K for the year ended December 31, 2021, and the CEO and CFO certificates relating to the annual filings beyond the prescribed deadline. On May 13, 2022, August 5, 2022 and November 11, 2022, Gatos announced a delay in the filing of its interim financial filings on Form 10-Q and the CEO and CFO certificates relating to the quarterly filings beyond the prescribed deadlines, for the quarterly periods ended March 31, 2022, June 30, 2022, and September 30, 2022, respectively. Gatos applied to the applicable Canadian securities regulatory authorities for a management cease trade order which was granted on April 1, 2022, and subsequently further management cease trade orders were granted on April 12, 2022 and July 7, 2022. All the filing defaults were remedied and all of the foregoing management cease trade orders were allowed to lapse/expire as of June 29, 2023.
Mr. Erfan, a nominee for Director of the Company, also served as a non-executive director of Gatos prior to its acquisition by First Majestic Silver Corp. on January 16, 2025. On March 18, 2022, Gatos announced a delay in the filing of its annual report on Form 10-K for the year ended December 31, 2021, and the CEO and CFO certificates relating to the annual filings beyond the prescribed deadline. On May 13, 2022, August 5, 2022 and November 11, 2022,
Shareholders may contact Kingsdale Advisors, the Company’s strategic advisor, by telephone at 1-866-228-8818 or 1-416-623-2514 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com. To obtain information about voting your NOVAGOLD Common Shares, please visit www.NOVAGOLDAGM.com.
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 7

MATTERS TO BE ACTED UPON AT MEETING

Gatos announced a delay in the filing of its interim financial filings on Form 10-Q and the CEO and CFO certificates relating to the quarterly filings beyond the prescribed deadlines, for the quarterly periods ended March 31, 2022, June 30, 2022, and September 30, 2022, respectively. Gatos applied to the applicable Canadian securities regulatory authorities for a management cease trade order which was granted on April 1, 2022, and subsequently further management cease trade orders were granted on April 12, 2022 and July 7, 2022. All the filing defaults were remedied and all of the foregoing management cease trade orders were allowed to lapse/expire as of June 29, 2023.
Dr. Dorward-King, a nominee for Director of the Company, served as a non-executive director of Nevada Copper Corp. (“Nevada Copper”) until May 5, 2025, when Nevada Copper completed its joint plan of liquidation confirmed by the Bankruptcy Court of the District of Nevada on April 17, 2025 in its Chapter 11 proceedings. Nevada Copper and five affiliated companies filed a voluntary petition for Chapter 11 bankruptcy protection in the U.S. Bankruptcy Court for the District of Nevada on June 10, 2024. On August 20, 2024, the British Columbia Securities Commission issued a cease trade order against Nevada Copper for failure to file interim financial statements for the period ended June 30, 2024, which has not been remedied to date. Nevada Copper’s common shares and warrants were delisted from the Toronto Stock Exchange as of the close of business on August 21, 2024.
Refer to the Section titled “Information Concerning the Board of Directors, Director Nominees, and Executive Officers” beginning on page 26 of this Circular for further information regarding the above Directors and Director nominees.
Appointment of Independent Registered Public Accounting Firm
The independent auditors of the Company are PricewaterhouseCoopers LLP, Chartered Professional Accountants (“PwC”), located at 250 Howe Street, Suite 1400, Vancouver, British Columbia, Canada. PwC were last appointed auditors of the Company (“Auditors”) on May 15, 2025, by the Shareholders. The Shareholders will be asked at the Meeting to vote for the appointment of PwC as Auditors until the next annual meeting of the Shareholders of the Company or until a successor is appointed, at a remuneration to be fixed by the Directors through the Audit Committee. To the Company’s knowledge, a representative from PwC will be present virtually at the Meeting and will be available to respond to appropriate questions. PwC will also be permitted to make a statement if it so desires.
Principal Accountant Fees and Services
PwC fees for the fiscal years ended November 30, 2025, and 2024 were as follows:

Year Ended November 30
	2025	2024
Audit Fees(1)	C$670,600	C$372,700
Audit Related Fees(2)	Nil	C$21,400
Tax Fees(3)	Nil	Nil
All Other Fees(4)	C$2,800	C$2,700
Total	C$673,400	C$396,800

(1)
“Audit Fees” are the aggregate fees billed or expected to be billed by PwC for the audit of the Company’s consolidated annual financial statements, reviews of interim financial statements and attestation services that are provided in connection with statutory and regulatory filings or engagements.

(2)
“Audit-Related Fees” are fees charged by PwC for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” This category comprises fees billed for review and advisory services associated with the Company’s financial reporting.

(3)	“Tax Fees” are fees billed by PwC for tax compliance, tax advice and tax planning.
(4)	“All Other Fees” are fees charged by PwC for services not described above. The fees billed by PwC in this category were for software licensing.
Pre-Approval Policies and Procedures
All services to be performed by the Company’s Auditors must be approved in advance by the Audit Committee. The Audit Committee has considered whether the provision of services other than audit services is compatible with maintaining the Auditors’ independence and has adopted a charter governing its conduct. The charter is reviewed annually and requires the pre-approval of all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its Auditors, subject to the de minimis exceptions for non-audit services as allowed by applicable law or regulation. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members
Shareholders may contact Kingsdale Advisors, the Company’s strategic advisor, by telephone at 1-866-228-8818 or 1-416-623-2514 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com. To obtain information about voting your NOVAGOLD Common Shares, please visit www.NOVAGOLDAGM.com.
8 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

MATTERS TO BE ACTED UPON AT MEETING

when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such a subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. Pursuant to these procedures, all services and related fees reported were pre-approved by the Audit Committee.
Report of the Audit Committee
2025 Highlights:

No qualified audit opinion
No material weaknesses in internal controls over financial reporting

The Audit Committee (referred to in this section as the “Committee”) reviewed and discussed with management and the Company’s Auditors the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended November 30, 2025. Management and PwC indicated that the Company’s consolidated financial statements were fairly stated in accordance with generally accepted accounting principles. Management confirmed that no Company funds were expended in support of any political candidates or other political campaigns. The Committee discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. The Committee has received the written disclosures and the letter from PwC and discussed with PwC matters covered by Public Company Accounting Oversight Board (PCAOB) standards, including PCAOB AS 1301 Communications with Audit Committees and the Critical Audit Matter (CAM) reported in the Company’s fiscal year 2025 audit. In addition, the Committee reviewed and discussed management’s report on internal control over financial reporting, and the related audit performed by PwC, which confirmed the effectiveness of the Company’s internal control over financial reporting. There were no material weaknesses in the Company’s internal control over financial reporting, identified by management or PwC. The Committee also discussed with PwC its independence from the Company and management, including the communications PwC is required to provide to the Committee under applicable PCAOB rules. The Committee considered the non-audit services provided by PwC to the Company and concluded that the auditors’ independence has been maintained. Based on the foregoing reviews and discussions, the Committee recommended to the Board that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended November 30, 2025, for filing with the SEC, which Annual Report is available on the Company’s website at www.novagold.com, under the Company’s profile on EDGAR at www.sec.gov, and on SEDAR+ at www.sedarplus.ca. Finally, the Committee conducted a comprehensive review of PwC’s overall performance and determined PwC should serve as the Company’s Auditor for the ensuing year and made such recommendation to the Board. The Board agreed and is asking Shareholders to approve PwC as the Company’s Auditor for the ensuing year.
Audit Committee of the Board
Hume Kyle, Chair
Kalidas Madhavpeddi
Dawn Whittaker
In the absence of a contrary instruction, the person(s) designated in the form of proxy by the Company intend to vote FOR the appointment of PwC as auditors of the Company until the next annual meeting of Shareholders or until a successor is appointed, at a remuneration to be fixed by the Directors through the Audit Committee.
Shareholders may contact Kingsdale Advisors, the Company’s strategic advisor, by telephone at 1-866-228-8818 or 1-416-623-2514 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com. To obtain information about voting your NOVAGOLD Common Shares, please visit www.NOVAGOLDAGM.com.
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 9

MATTERS TO BE ACTED UPON AT MEETING

Additional Matters to be Acted Upon
Approval of Equity Plans and Unallocated Entitlements under the Plans
The Company is seeking Shareholder approval of all unallocated entitlements under the Stock Award Plan, the Performance Share Unit Plan (the “PSU Plan”) and Deferred Share Unit Plan (the “DSU Plan”) as such Shareholder approval is required every three years under the rules of the TSX. Shareholders last approved the Stock Award Plan, the PSU Plan and the DSU Plan at the Company’s annual meeting held in 2023.
The Company is also seeking Shareholder approval to amend the Stock Award Plan to reduce the maximum number of Common Shares issuable pursuant to the Stock Award Plan from eight percent (8%) to seven percent (7%) of the total number of the Company’s issued and outstanding Common Shares (on a non-diluted basis). A blacklined copy of the amended Stock Award Plan reflecting the proposed amendment is appended as Appendix A hereto.
As of March 5, 2026, the Company had 9,606,600 stock options authorized and outstanding under the Stock Award Plan; 1,979,800 PSUs authorized and outstanding under the PSU Plan; and 321,573 DSUs authorized and outstanding under the DSU Plan, which, if all were exercised for or settled by the delivery of Common Shares, would represent 2.71% of the issued and outstanding Common Shares of the Company. Pursuant to the terms of each of the Stock Award Plan, PSU Plan and DSU Plan, the maximum number of Common Shares issuable to insiders of the Company pursuant to all security-based compensation arrangements of the Company is not to exceed 10% of the issued and outstanding Common Shares. In compliance therewith, the maximum number of Common Shares issuable pursuant to the Stock Award Plan, the PSU Plan and the DSU Plan to insiders as of March 5, 2026 in the aggregate is 11,907,973. Please refer to the section titled “Securities Authorized For Issuance Under Equity Compensation Plans” on page 88 below for more information about outstanding awards and awards available for issuance pursuant to the Stock Award Plan, PSU Plan and DSU Plan. Information about the number of awards outstanding and available for grant under the Stock Award Plan, the PSU Plan and the DSU Plan as of November 30, 2025 is shown in the following table:
Equity Compensation Plan Information as of November 30, 2025

Plan Category	Number of securities to be issued upon exercise of options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
Stock Award Plan	9,663,767(1)	C$6.97/$5.37(2)	22,890,801(3),(4)
PSU	2,074,300(5)	n/a	10,133,663(6),(7)
DSU	308,245(8)	n/a	3,761,076(9)
Equity compensation plans not approved by security holders	—	—	—
Total	12,046,312		36,785,540

(1)	The options issued and outstanding represent approximately 2.37% of the Company’s Common Shares issued and outstanding as of November 30, 2025.
(2)	Of the 9,663,767 options issued and outstanding, 1,267,000 have a weighted average exercise price of C$6.97 and 8,396,767 have a weighted average exercise price of $5.37.
(3)	Prior to the currently proposed amendment of the Stock Award Plan to reduce the maximum number of Common Shares issuable from 8% to 7%.
(4)
The number of options available for future issuance is equal to eight percent of the issued and outstanding Common Shares from time to time, less the number of outstanding options. The 22,890,801 options available for future issuance represent 5.63% of the Company’s issued and outstanding Common Shares as of November 30, 2025.

(5)
Assumes vesting at 100% of PSU grant amount. PSUs can vest anywhere from 0% to 150% of the PSU grant amount depending upon performance against established quantitative performance criteria. The PSUs issued and outstanding represent approximately 0.51% of the Company’s Common Shares issued and outstanding as of November 30, 2025.

(6)	Prior to the amendment of the PSU Plan during the current fiscal year to reduce the maximum number of Common Shares issuable from 3% to 2%.
(7)
The number of PSUs available for future issuance is equal to three percent of the issued and outstanding Common Shares from time to time, less the number of outstanding PSUs. The 10,133,663 PSUs available for future issuance represent 2.49% of the Company’s issued and outstanding Common Shares as of November 30, 2025.

(8)	The DSUs issued and outstanding represent approximately 0.09% of the Company’s Common Shares issued and outstanding as of November 30, 2025.
(9)
The number of DSUs available for future issuance is equal to one percent of the issued and outstanding Common Shares from time to time, less the number of outstanding DSUs. The 3,761,076 DSUs available for future issuance represent 0.92% of the Company’s issued and outstanding Common Shares as of November 30, 2025.

Shareholders may contact Kingsdale Advisors, the Company’s strategic advisor, by telephone at 1-866-228-8818 or 1-416-623-2514 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com. To obtain information about voting your NOVAGOLD Common Shares, please visit www.NOVAGOLDAGM.com.
10 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

MATTERS TO BE ACTED UPON AT MEETING

Equity Compensation Plan Information as of March 5, 2026

Plan Category	Number of securities to be issued upon exercise of options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
Stock Award Plan	9,606,600(1)	C$7.24/$5.41(2)	25,495,849(3),(4)
PSU	1,979,800(5)	n/a	11,183,618 (6),(7)
DSU	321,573(8)	n/a	4,066,233(9)
Equity compensation plans not approved by security holders	—	—	—
Total	11,907,973		40,745,700

(1)	The options issued and outstanding represent approximately 2.19% of the Company’s Common Shares issued and outstanding as of March 5, 2026.
(2)	Of the 9,606,600 options issued and outstanding, 1,357,500 have a weighted average exercise price of C$7.24 and 8,249,100 have a weighted average exercise price of $5.41.
(3)	Prior to the currently proposed amendment of the Stock Award Plan to reduce the maximum number of Common Shares issuable from 8% to 7%.
(4)
The number of options available for future issuance is equal to eight percent of the issued and outstanding Common Shares from time to time, less the number of outstanding options. The 25,495,849 options available for future issuance represent 5.81% of the Company’s issued and outstanding Common Shares as of March 5, 2026.

(5)
Assumes vesting at 100% of PSU grant amount. PSUs can vest anywhere from 0% to 150% of the PSU grant amount depending upon performance against established quantitative performance criteria. The PSUs issued and outstanding represent approximately 0.45% of the Company’s Common Shares issued and outstanding as of March 5, 2026.

(6)	Prior to the amendment of the PSU Plan during the current fiscal year to reduce the maximum number of Common Shares issuable from 3% to 2%.
(7)
The number of PSUs available for future issuance is equal to three percent of the issued and outstanding Common Shares from time to time, less the number of outstanding PSUs. The 11,183,618 PSUs available for future issuance represent 2.55% of the Company’s issued and outstanding Common Shares as of March 5, 2026.

(8)	The 321,573 DSUs issued and outstanding represent approximately 0.07% of the Company’s Common Shares issued and outstanding as of March 5, 2026.
(9)
The number of DSUs available for future issuance is equal to one percent of the issued and outstanding Common Shares from time to time, less the number of outstanding DSUs. The 4,066,233 DSUs available for future issuance represent 0.93% of the Company’s issued and outstanding Common Shares as of March 5, 2026.

Shareholders may contact Kingsdale Advisors, the Company’s strategic advisor, by telephone at 1-866-228-8818 or 1-416-623-2514 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com. To obtain information about voting your NOVAGOLD Common Shares, please visit www.NOVAGOLDAGM.com.
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 11

MATTERS TO BE ACTED UPON AT MEETING

Shares for Issuance from Plans Approved by Shareholders	Stock Award Plan	PSU	DSU
Maximum number of Common Shares authorized for issuance to insiders within a one-year period	10% of the total Common Shares outstanding
Maximum number of Common Shares reserved for issuance to any one person under each plan	5% of the total Common Shares outstanding	9,500,000(1)	No Limit
Maximum number of Common Shares authorized for issuance to insiders, at any time, under all share compensation arrangements of the Company	10% of the total Common Shares outstanding

(1)	As of March 5, 2026, this represents approximately 2.17% of the Company’s Common Shares issued and outstanding.
Approval of the Amended Stock Award Plan and Unallocated Entitlements thereunder
Background
The Board originally adopted the Stock Award Plan in 2004 for the benefit of the Company’s Directors, executives, employees and consultants, and Shareholders most recently approved the Stock Award Plan, as amended, in 2023 and is seeking Shareholder approval of the unallocated entitlements under this Plan at the Meeting. The Stock Award Plan has been established to assist the Company in the recruitment and retention of highly qualified executives, employees and eligible consultants by providing a means to reward performance, to motivate participants under the Stock Award Plan to achieve important corporate and personal objectives and, through the proposed issuance by the Company of Common Shares under the Stock Award Plan, to better align the interests of participants with the long-term interests of Shareholders.
Prior Grants under the Stock Award Plan
Stock Award Plan

Name and Position	Number of Awards(1)
Gregory Lang, Director, President & Chief Executive Officer	3,312,300
Peter Adamek, Vice President and Chief Financial Officer	680,500
Richard Williams, Vice President and Chief Operating Officer	936,800
Executive Officers as a Group	6,014,100
Non-Executive Directors as a group	2,665,900
All Company Employees and Eligible Consultants (excluding Executive Officers and Non-Executive Directors)	926,600
Total:	9,606,600(2)

(1)	Options outstanding as of March 5, 2026.
(2)	Represents 2.35% of the issued and outstanding Common Shares as at March 5, 2026.
Summary and Proposed Amendment of the Stock Award Plan
The Company is seeking Shareholder approval to amend the Stock Award Plan to reduce the maximum number of Common Shares issuable pursuant to the Stock Award Plan from eight percent (8%) to seven percent (7%) of the total number of the Company’s issued and outstanding Common Shares (on a non-diluted basis). Set out below is a summary of the amended Stock Award Plan, which is qualified in its entirety by reference to the blacklined complete copy of the amended Stock Award Plan appended as Appendix A hereto.
Shareholders may contact Kingsdale Advisors, the Company’s strategic advisor, by telephone at 1-866-228-8818 or 1-416-623-2514 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com. To obtain information about voting your NOVAGOLD Common Shares, please visit www.NOVAGOLDAGM.com.
12 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

MATTERS TO BE ACTED UPON AT MEETING

Stock Award Plan Amendments
Pursuant to Section 8.01 of the Stock Award Plan, the Board may, at any time and from time to time, either prospectively or retrospectively, and without Shareholder approval, make certain amendments to the Stock Award Plan. During the current fiscal year, the Board approved an amendment to the Stock Award Plan to allow the Board, in the event of any change in the capital of the Company affecting the Common Shares and for the purpose of preserving the value of the Awards or the rights of Awardees, to make adjustments to (i) the number or kind of shares or other securities reserved for issuance under Stock Award Plan, (ii) the number or kind of shares or other securities subject to unexercised Awards previously granted and the Award Price of those Awards and (iii) the number of Awards held by the Awardees. These amendments to the adjustment provisions bring the Stock Award Plan into alignment with the Company’s other Plans. No substitution or adjustment will obligate the Company to issue or deliver fractional securities.
Eligible Participants
Under the Stock Award Plan, Awards (as defined in the Stock Award Plan) may be granted to Directors, executives, employees and other eligible consultants of the Company and employees of its designated subsidiaries and certain enumerated affiliates. As of March 5, 2026, there were 14 employees of which five were executives, four eligible consultants and 9 non-executive Directors of the Company eligible to participate in the Stock Award Plan. The total number of Common Shares reserved for issuance in connection with Awards granted or that may be granted under the Stock Award Plan is seven percent (7%) of the total number of the Company’s issued and outstanding Common Shares on a non-diluted basis. Based on the total number of issued and outstanding Common Shares, a total of 23,014,249 Common Shares are available for issuance under the Stock Award Plan as of March 5, 2026. As of March 5, 2026, the total number of Common Shares issuable in connection with outstanding, unexercised Award grants under the Stock Award Plan is 9,606,600, which represents, in the aggregate, 2.35% of the total number of the Company’s issued and outstanding Common Shares. Of the 9,606,600 outstanding, unexercised Awards, Awards to purchase 4,433,174 Common Shares are fully vested, with 5,173,426 remaining unvested.
Summary of Award Types
Under the Stock Award Plan, stock options (“options”), stock appreciation rights (“SARs”) and tandem SARs (“Tandem SARs”) may be granted to participants at any time as determined by the Board. The participant’s Award agreement shall list the term of the Award, as determined by the Board, as well as the period during which the Award may be exercised. The term of a Tandem SAR may not exceed the term of the option portion of the Award, which may not exceed five years, and a free-standing SAR’s term may not exceed five years, provided however, that if at any time the expiry of the term of an Award should be determined to occur either during a period in which the trading of Common Shares by the holder of the Award is restricted under the insider trading policy or other policy of the Company or within ten business days following such a period, such expiry date will be deemed to be the date that is the tenth business day following the date of expiry of such restriction. All Awards must be granted with an exercise price no less than “fair market value” of the Common Shares on the date of grant. Unless determined otherwise by the Board, fair market value is generally defined under the Stock Award Plan as the last recorded sale price of the Common Shares on the TSX (for Canadian resident participants) or the NYSE American (for non-Canadian resident participants) for the preceding trading date. All options granted under the Stock Award Plan are nonqualified stock options for purposes of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).
A SAR may be granted in tandem with an option granted under the Stock Award Plan or on a free-standing basis and may be exercised upon such terms and conditions as the Board, in its sole discretion, determines. Upon exercise of a SAR, the participant shall be entitled to receive payment from the Company in an amount equal to the excess of the fair market value of a Common Share on the date of exercise over the price at which the SAR was originally granted (which shall not be less than the fair market value of a Common Share on the date of the SAR grant). All payments shall be made in Common Shares, the number of which shall be calculated by dividing the payment amount by the fair market value of the Common Shares on the exercise date.
Tandem SARs give the awardee the right to surrender to the Company all or a portion of the related option and to receive a distribution of Common Shares in an amount equal to the excess of the fair market value of a specified number of shares as of the date the SAR is exercised over the exercise price of the related option. To the extent a Tandem SAR is exercised, the related option will terminate at the time of such exercise. The effect of the exercise of a SAR or Tandem SAR would be a reduction in the total number of shares issued by the Company to a participant versus the exercise of an equivalent stock option.
The total number of Common Shares that may be issued to an individual participant under the Stock Award Plan upon the exercise of Awards granted thereunder shall not exceed, in the aggregate, 5% of the Company’s total number of issued and outstanding Common Shares at the date of grant of such Award. In addition, no individual participant may be granted any Award or Awards for more than ten million Common Shares in any calendar year. The maximum number of shares issuable to insiders (as that term is defined by the TSX) pursuant to the Stock
Shareholders may contact Kingsdale Advisors, the Company’s strategic advisor, by telephone at 1-866-228-8818 or 1-416-623-2514 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com. To obtain information about voting your NOVAGOLD Common Shares, please visit www.NOVAGOLDAGM.com.
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 13

MATTERS TO BE ACTED UPON AT MEETING

Award Plan together with any shares issuable pursuant to any other share compensation arrangement, at any time, shall not exceed 10% of the total number of issued and outstanding Common Shares. The number of Common Shares issued to insiders pursuant to the Stock Award Plan, together with any Common Shares issued pursuant to any other share compensation arrangement, within any one-year period, shall not exceed 10% of the total number of issued and outstanding Common Shares.
Administration
The Stock Award Plan is administered by the Compensation Committee appointed by the Board. Subject to the terms of the Stock Award Plan, the Compensation Committee may determine, among other things, the persons to whom Awards may be granted, the number of Awards to be granted to any participant, and the exercise price and the schedule and dates for vesting of Awards granted. The Compensation Committee may, but is not required to, impose a vesting schedule on any Award made under the Stock Award Plan.
If a participant ceases to be engaged by the Company for any reason other than death, they will have the right to exercise any vested Award not exercised prior to such termination within the lesser of six months from the date of the termination, unless otherwise extended by the Board, in its absolute discretion, or the expiry date of the Award; provided that if the termination is for just cause the right to exercise the vested Award shall terminate on the date of termination unless otherwise determined by the Board. The unvested portion of all Awards shall terminate on the date of termination.
The Board shall have the power to, at any time and from time to time, either prospectively or retrospectively, and without Shareholder approval, amend, suspend or terminate the Stock Award Plan or any Award granted under the Stock Award Plan, including, without limiting the generality of the foregoing, changes of a clerical or grammatical nature and changes regarding the vesting of Awards; provided, however, that:
(a)
such amendment, suspension or termination is in accordance with applicable laws and the rules of any stock exchange on which the Common Shares are listed, and with respect to Awards held by participants who are subject to U.S. federal income tax, in a manner consistent with the requirements of Section 409A of the U.S. Internal Revenue Code of 1986, as amended, to the extent applicable;

(b)
no such amendment, suspension or termination shall be made at any time to the extent such action would materially adversely affect the existing rights of a participant with respect to any then outstanding Award, as determined by the Board acting in good faith, without their consent in writing; and

(c)	the Board shall obtain Shareholder approval of the following:
(i)	any amendment to the maximum number of Common Shares issuable pursuant to the Stock Award Plan, other than as contemplated by the Stock Award Plan;
(ii)	any amendment that would reduce the award price of an outstanding Award other than as contemplated by the Stock Award Plan; and
(iii)	any amendment that would extend the term of any Award granted under the Stock Award Plan beyond the expiry date.
In the event of, among other things, a take-over bid affecting the Company, the Board of the Company will notify each awardee under the Stock Award Plan of the full particulars of the offer whereupon Awards will become vested and may be exercised.
Transferability
No Awards granted under the Stock Award Plan shall be transferable or assignable other than by will or by the laws of succession. However, if permitted by all applicable laws and the rules of the TSX or the NYSE American, as applicable, a participant may assign any Award to a trust or a similar legal entity.
New Plan Benefits
The benefits that will be awarded or paid under the Stock Award Plan cannot currently be determined. Awards granted under the Stock Award Plan are within the discretion of the Compensation Committee, and the Compensation Committee has not determined future awards. As of March 5, 2026, the closing price of a Common Share on the TSX was C$16.55, and the closing price of a Common Share on the NYSE American was $12.09.
Shareholders may contact Kingsdale Advisors, the Company’s strategic advisor, by telephone at 1-866-228-8818 or 1-416-623-2514 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com. To obtain information about voting your NOVAGOLD Common Shares, please visit www.NOVAGOLDAGM.com.
14 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

MATTERS TO BE ACTED UPON AT MEETING

Certain United States Federal Income Tax Consequences
The following is a summary of the principal U.S. federal income tax consequences generally applicable to Awards made under the Stock Award Plan. The following description applies to Awards that are subject to U.S. federal income tax. The grant of options, SARs or Tandem SARs should not result in taxable income to a participant at the time of grant. When options are exercised, the participant will recognize ordinary income equal to the fair market value of the Common Shares and cash received in settlement of the Awards, less any exercise price paid, and the Company will be entitled at that time to a corporate income tax deduction (for U.S. federal income tax purposes) for the same amount, subject to the general rules concerning deductibility of compensation. A participant’s basis in any Common Shares received will equal the amount recognized as ordinary income with respect to such Common Shares plus any exercise price paid. If, as usually is the case, the Common Shares are a capital asset in the participant’s hands, any additional gain or loss recognized on a subsequent sale or exchange of the Common Shares will not be ordinary income but will qualify as capital gain or loss.
Awards granted under the Stock Award Plan are intended either to be exempt from, or to comply with, Code Section 409A, and will be administered accordingly. However, there is no guaranty that the Internal Revenue Service will not take a contrary position. The tax consequences described below assume that Awards will be exempt from, or will comply with, Code Section 409A. If the Awards are found not to be exempt from, or not to comply with, Code Section 409A, different and less favourable tax treatment could result, including recognition of income at the time of vesting of an option (even if not exercised at that time) and a 20% penalty tax.
Change of Control
The Board approved an amendment to the Stock Award Plan to require a double trigger for accelerated vesting of Awards in the event of a change of control. With respect to grants made on or after January 23, 2019, if the employment of an awardee is terminated by the Company other than for cause or if the awardee resigns for good reason, in each case, within 12 months following a change of control, all of the awardee’s unvested Awards shall vest immediately prior to the awardee’s date of termination.
For purposes of the Stock Award Plan and Performance Share Unit Plan, a “change of control” means the acquisition by any person or by any person and a “joint actor,” as defined in the Stock Award Plan, whether directly or indirectly, of voting securities, as defined in the Securities Act (British Columbia) of the Company, which, when added to all other voting securities of the Company at the time held by such person or by such person and a joint actor, totals for the first time not less than 50% of the outstanding voting securities of the Company or the votes attached to those securities are sufficient, if exercised, to elect a majority of the Board.
Burn Rate
The Stock Award Plan burn rate for each of the three most recently closed fiscal years is shown in the table below. The burn rates for past fiscal years are not necessarily indicative of future burn rates.
Stock Award Plan

Fiscal Year	Burn Rate
2023	0.69%
2024	0.92%
2025	0.82%

Shareholder Approval
The TSX rules require Shareholder approval of all unallocated entitlements under the Stock Award Plan every three years. Shareholders last approved the unallocated entitlements under the Stock Award Plan at the Company’s annual meeting held in 2023.
Accordingly, in addition to the amendment outlined above, Shareholders will also be asked at the Meeting to pass a resolution approving all unallocated entitlements under the Stock Award Plan (the “Stock Award Plan Resolution”), the full text of which is set out in Appendix B to this Circular.
Shareholders may contact Kingsdale Advisors, the Company’s strategic advisor, by telephone at 1-866-228-8818 or 1-416-623-2514 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com. To obtain information about voting your NOVAGOLD Common Shares, please visit www.NOVAGOLDAGM.com.
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 15

MATTERS TO BE ACTED UPON AT MEETING

In order to be approved, the Stock Award Plan Resolution must be passed by a majority of the votes cast by the holders of the Common Shares present in person or represented by proxy at the Meeting. Abstentions and broker non-votes will not be counted either in favor of or against this proposal and, therefore, will have no effect on the outcomes of such proposal.
In the event the Stock Award Plan Resolution is not passed by the requisite number of votes cast at the Meeting, all unallocated Awards will be cancelled and the Company will not be permitted to grant further Awards under the Stock Award Plan. Previously allocated Awards under the Stock Award Plan will continue unaffected by the approval or disapproval of the resolution to approve the Stock Award Plan. Any Awards that have been terminated, cancelled or that have expired will not be available for re-granting.
The Board has unanimously concluded that approval of the amendment to the Stock Award Plan and all unallocated entitlements under the Stock Award Plan is in the best interest of the Company and its Shareholders and recommends that Shareholders vote IN FAVOR of the Stock Award Plan Resolution. The Company has been advised that the Directors and senior officers of the Company intend to vote all Common Shares held by them in favor of the Stock Award Plan Resolution. In the absence of a contrary instruction, the person(s) designated by management of the Company in the form of proxy intend to vote FOR the Stock Award Plan Resolution.
Approval of the Amended Performance Share Unit Plan and Unallocated Entitlements thereunder
Background
The Board adopted the Performance Share Unit (“PSU”) Plan in 2009 for the benefit of the Company’s executives, employees and consultants. The PSU Plan has been established to assist the Company in the recruitment and retention of highly qualified executives, employees, and eligible consultants by providing a means to reward performance, to motivate participants under the PSU Plan to achieve important corporate and personal objectives and, through the proposed issuance by the Company of Common Shares under the PSU Plan, to better align the interests of participants with the long-term interests of Shareholders.
The Board intends to use PSUs issued under the PSU Plan, as well as options issued under the Stock Award Plan, as part of the Company’s overall executive and employee compensation plan. Since the value of PSUs increase or decrease with the price of the Common Shares, PSUs reflect a philosophy of aligning the interests of executives and employees with those of the Shareholders by tying executive compensation to share price performance. In addition, PSUs assist in the retention of qualified and experienced executives and employees by rewarding those individuals who make a long-term commitment to the Company.
Outstanding Grants Under the PSU Plan
Performance Share Unit Plan

Name and Position	Number of Units(1)
Gregory Lang President & CEO	935,100
Peter Adamek Vice President & CFO	173,900
Richard Williams Vice President & COO	296,800
Executive Officers as a Group	1,694,200
All Company Employees and Eligible Consultants (excluding Executive Officers)	158,700
Total	1,852,900(2)

(1)	PSU grants outstanding as of March 5, 2026 (does not include Common Shares issued under PSU Plan).
(2)	Represents 0.45% of the issued and outstanding Common Shares as of March 5, 2026.
Shareholders may contact Kingsdale Advisors, the Company’s strategic advisor, by telephone at 1-866-228-8818 or 1-416-623-2514 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com. To obtain information about voting your NOVAGOLD Common Shares, please visit www.NOVAGOLDAGM.com.
16 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

MATTERS TO BE ACTED UPON AT MEETING

Summary of the PSU Plan
Set out below is a summary of the PSU Plan, which is qualified in its entirety by reference to the complete copy of the PSU Plan appended as Appendix C hereto.
PSU Plan Amendments
Pursuant to Section 11.1 of the PSU Plan, the Board may, at any time and from time to time, either prospectively or retrospectively, and without Shareholder approval, make certain amendments to the PSU Plan. During the current fiscal year, the Board approved an amendment to reduce the maximum number of Common Shares issuable under the PSU Plan from three percent (3%) to two percent (2%) of the total number of the Company’s issued and outstanding Common Shares (on a non-diluted basis).
Eligible Participants
The PSU Plan is administered by the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board. Employees and eligible consultants of the Company and its designated subsidiaries are eligible to participate in the PSU Plan. As of March 5, 2026, there were approximately 14 employees and four consultants eligible to participate in the PSU Plan. Eight of the Company’s 14 current, permanent employees have received grants under the PSU Plan to date. In accordance with the terms of the PSU Plan, the Company, under the authority of the Board, will approve those employees and eligible consultants who are entitled to receive PSUs and the number of PSUs to be awarded to each participant. PSUs awarded to participants are credited to them by means of an entry in a notional account in their favor on the books of the Company. Each PSU awarded conditionally entitles the participant to receive up to a maximum of 1.5 Common Shares (or the cash equivalent) upon attainment of the PSU vesting criteria.
Vesting
The PSUs vest upon the expiry of a time-based vesting period, assuming the recipient remains in continuous service with the Company through the end of such vesting period. The duration of the vesting period applicable to a specific PSU grant shall be determined at the time of the grant by the Compensation Committee. In addition, the Compensation Committee may establish other terms or conditions with respect to the vesting of PSUs, including without limitation, provisions which make the vesting of PSUs conditional upon (i) the achievement of corporate or personal objectives, including the attainment of milestones relating to financial, operational, strategic or other objectives of the Company, (ii) the market price of the Company’s Common Shares from time to time and/or the return to Shareholders, and/or (iii) any other performance criteria relating to the participant or the Company. Any such conditions shall be set out in a grant agreement, may relate to all or any portion of the PSUs in a grant, and may be graduated such that different percentages of the PSUs in a grant will vest depending on the extent of satisfaction of one or more such conditions. The Board may, in its discretion and having regard to the best interests of the Company, subsequent to the grant date of a PSU, waive any such terms or conditions or determine that they have been satisfied.
Once the PSUs in a grant vest, the participant is entitled to receive the equivalent number of Common Shares or cash equal to the Market Value (as defined below) of the equivalent number of Common Shares. The vested PSUs may be settled through the issuance of Common Shares from treasury, by the delivery of Common Shares purchased in the open market, in cash or in any combination of the foregoing (at the discretion of the Company). If settled in cash, the award amount shall be equal to the number of Common Shares in respect of which the participant is entitled multiplied by the Market Value of a Common Share on the payout date. Market Value per share as at any date is defined in the PSU Plan (if the Common Shares are listed and posted for trading on the TSX and/or the NYSE American) as the arithmetic average of the closing price of the Common Shares traded on the TSX or the NYSE American for the five (5) trading days immediately preceding such date. The PSUs may be settled on the payout date, which shall be the third anniversary of the date of the grant or such other date as the Committee may determine at the time of the grant, which in any event shall be no later than the expiry date for such PSUs. The expiry date of PSUs will be determined by the Committee at the time of grant. All unvested, expired or previously settled PSUs are available for future grants.
Maximum Number of Common Shares Issuable
Under the PSU Plan, the maximum number of Common Shares reserved and available for issuance from treasury is a variable number equal to two percent (2%) of the total number of the Company’s issued and outstanding Common Shares (on a non-diluted basis). As of March 5, 2026, two percent (2%) of the issued and outstanding Common Shares represents 8,155,212 Common Shares.
The PSU Plan provides that the maximum number of Common Shares issuable to insiders (as that term is defined by the TSX) pursuant to the PSU Plan, together with any Common Shares issuable pursuant to any other security-based compensation arrangement of the Company, will not exceed 10% of the total number of issued and outstanding Common Shares. In addition, the maximum number of Common Shares
Shareholders may contact Kingsdale Advisors, the Company’s strategic advisor, by telephone at 1-866-228-8818 or 1-416-623-2514 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com. To obtain information about voting your NOVAGOLD Common Shares, please visit www.NOVAGOLDAGM.com.
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 17

MATTERS TO BE ACTED UPON AT MEETING

issued to insiders under the PSU Plan, together with any Common Shares issued to insiders pursuant to any other security-based compensation arrangement of the Company within any one-year period, will not exceed 10% of the total number of issued and outstanding Common Shares. The PSU Plan limits the number of PSUs that may be granted to any one person to 9,500,000 per year.
Cessation of Entitlement
Unless otherwise determined by the Company in accordance with the PSU Plan, PSUs which have not vested on a participant’s termination date shall terminate and be forfeited. Except with respect to a participant whose PSUs are subject to U.S. federal income tax, if a participant who is an employee ceases to be an employee as a result of termination of employment without cause, at the Company’s discretion (unless otherwise provided in the applicable grant agreement), all or a portion of such participant’s PSUs may be permitted to continue to vest, in accordance with their terms, during any statutory or common law severance period or any period of reasonable notice required by law or as otherwise may be determined by the Company in its sole discretion. All forfeited PSUs are available for future grants.
Transferability
PSUs are not assignable or transferable by a participant other than by operation of law, except, if and on such terms as the Company may permit, to a spouse or minor children or grandchildren or a personal holding company or family trust controlled by the participant, the sole shareholders or beneficiaries of which, as the case may be, are any combination of the participant, the participant’s spouse, minor children or minor grandchildren, and after the participant’s lifetime shall inure to the benefit of and be binding upon the participant’s designated beneficiary, on such terms and conditions as are appropriate for such transfers to be included in the class of transferees who may rely on a Form S-8 registration statement under the U.S. Securities Act of 1933, as amended, to sell Common Shares received pursuant to the PSUs.
New Plan Benefits
The benefits that will be awarded or paid under the PSU Plan cannot currently be determined. Awards granted under the PSU Plan are within the discretion of the Compensation Committee, and the Compensation Committee has not determined future awards. As of March 5, 2026, the closing price of a Common Share on the TSX was C$16.55, and the closing price of a Common Share on the NYSE American was $12.09.
Amendments to the PSU Plan
The PSU Plan provides that the Company may, without notice, at any time and from time to time, and without Shareholder approval, amend the PSU Plan or any provisions thereof in such manner as the Company, in its sole discretion, determines appropriate:
(a)	for the purposes of making formal minor or technical modifications to any of the provisions of the PSU Plan;
(b)	to correct any ambiguity, defective provision, error or omission in the provisions of the PSU Plan;
(c)	to change the vesting provisions of PSUs to reflect revised performance metrics or to accelerate vesting in the event that performance criteria is achieved earlier than expected;
(d)	to change the termination provisions of PSUs or the PSU Plan which does not entail an extension beyond the original expiry date of the PSUs; or
(e)	for the purposes of preserving the intended tax treatment of the benefits provided to a participant by the PSU Plan and PSU awards;
provided, however, that:
(1)
no such amendment of the PSU Plan may be made without the consent of each affected participant if such amendment would adversely affect the rights of such affected participant(s) under the PSU Plan; and

(2)	Shareholder approval shall be obtained in accordance with the requirements of the TSX or the NYSE American for any amendment that results in:
(i)	an increase in the maximum number of Common Shares issuable pursuant to the PSU Plan other than as already contemplated in the PSU Plan;
(ii)	an extension of the expiry date for PSUs granted under the PSU Plan;
(iii)	granting of other types of compensation through Common Share issuance;
(iv)	expansion of the rights of a participant to assign PSUs beyond what is currently permitted in the PSU Plan;
Shareholders may contact Kingsdale Advisors, the Company’s strategic advisor, by telephone at 1-866-228-8818 or 1-416-623-2514 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com. To obtain information about voting your NOVAGOLD Common Shares, please visit www.NOVAGOLDAGM.com.
18 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

MATTERS TO BE ACTED UPON AT MEETING

(v)	the addition of new categories of participants, other than as already contemplated in the PSU Plan;
(vi)	changes in eligible participants that may permit the introduction or reintroduction of non-employee directors on a discretionary basis; or
(vii)	an amendment of the Board’s authority to amend provisions of the PSU Plan.
Certain United States Federal Income Tax Consequences
The following is a summary of the principal U.S. federal income tax consequences generally applicable to PSUs awarded under the PSU Plan. The following description applies to PSUs that are subject to U.S. federal income tax. The grant of PSUs should not result in taxable income to a participant at the time of grant. When PSUs are settled, the participant will recognize ordinary income equal to the fair market value of the Common Shares and cash received in settlement of the PSUs, and the Company will be entitled at that time to a corporate income tax deduction (for U.S. federal income tax purposes) for the same amount, subject to the general rules concerning deductibility of compensation. A participant’s basis in any Common Shares received will equal the fair market value of the Common Shares at the time the participant recognized ordinary income. If, as usually is the case, the Common Shares are a capital asset in the participant’s hands, any additional gain or loss recognized on a subsequent sale or exchange of the Common Shares will not be ordinary income but will qualify as capital gain or loss.
Section 409A of the Code may apply to PSUs granted under the PSU Plan. For such awards subject to Section 409A, certain U.S. officers may experience a delay of up to six months in the settlement of the PSUs in Common Shares.
Change of Control
The Board approved an amendment to the Performance Share Unit Plan to require a double trigger for accelerated vesting of PSUs in the event of a change of control. With respect to grants made on or after January 23, 2019, if at any time within 12 months from the date of a change of control: (i) a participant’s relationship with the Company is terminated by the Company other than for cause or (ii) a participant resigns for good reason, all outstanding PSUs held by such participant shall become vested and the payout date in connection with such participant’s vested PSUs shall be accelerated to the date of such participant’s termination or resignation for good reason and the Company shall issue Common Shares to such participants with respect to such vested PSUs in accordance with Sections 6 and 8 of the Performance Share Unit Plan; provided that in the event that any PSUs are subject to performance-based vesting conditions, then the vesting of such PSUs shall accelerate only to the extent that such performance-based vesting conditions have been satisfied and further provided that if a performance-based vesting condition is, in the Board’s discretion, capable of being partially performed, then vesting shall be accelerated on a pro rata basis to reflect the degree to which the vesting condition has been satisfied, as determined by the Board.
“Change of control” has the same meaning under the Performance Share Unit Plan as under the Stock Award Plan. See page 15 for a description, which forms a part of this summary.
Burn Rate
The Performance Share Unit Plan burn rate for each of the three most recently closed fiscal years is shown in the following table. These burn rates for past fiscal years are not necessarily indicative of future burn rates.
Performance Share Unit Plan

Fiscal Year	Burn Rate
2023	0.24%
2024	0.27%
2025	0.23%

Shareholder Approval
The TSX rules require Shareholder approval of all unallocated entitlements under the PSU Plan every three years. Shareholders last approved the unallocated entitlements under the PSU Plan at the Company’s annual meeting held in 2023.The Company is seeking Shareholder approval of the unallocated entitlements under this Plan at this year’s Annual Meeting of Shareholders.
Shareholders may contact Kingsdale Advisors, the Company’s strategic advisor, by telephone at 1-866-228-8818 or 1-416-623-2514 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com. To obtain information about voting your NOVAGOLD Common Shares, please visit www.NOVAGOLDAGM.com.
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 19

MATTERS TO BE ACTED UPON AT MEETING

Accordingly, Shareholders will be asked at the Meeting to pass a resolution approving all unallocated entitlements under the PSU Plan (the “PSU Plan Resolution”), the full text of which is set out in Appendix D to this Circular.
In order to be approved, the PSU Plan Resolution must be passed by a majority of the votes cast by the holders of the Common Shares present in person or represented by proxy at the Meeting. Abstentions and broker non-votes will not be counted either in favor of or against this proposal and, therefore, will have no effect on the outcomes of such proposal.
In the event the PSU Plan Resolution is not passed by the requisite number of votes cast at the Meeting, the Company will not be able to settle PSU awards granted after the date of the Meeting through the issuance of Common Shares from treasury. Previously allocated entitlements under the PSU Plan will continue unaffected by the approval or disapproval of the resolution to approve the PSU Plan, and settlement of PSU awards granted after the Meeting through the delivery of Common Shares purchased in the open market pursuant to the terms of the PSU Plan or through the payment of cash will still be possible. Any entitlements that have been terminated, cancelled or that have expired will not be available for re-granting.
The Board recommends that Shareholders vote FOR the PSU Plan Resolution, and the Company has been advised that the Directors and senior officers of the Company intend to vote all Common Shares held by them in favor of the PSU Plan Resolution. In the absence of a contrary instruction, the person(s) designated in the form of proxy by the Company intend to vote FOR the PSU Plan Resolution.
Approval of the Unallocated Entitlements under the Deferred Share Unit Plan
Background
The Board adopted the Deferred Share Unit (“DSU”) Plan in 2009 for the benefit of the Company’s non-executive Directors. Currently there are nine non-executive Directors participating in the DSU Plan. The DSU Plan has been established to assist the Company in the recruitment and retention of qualified persons to serve on the Board and, through the proposed issuance by the Company of Common Shares under the DSU Plan, to promote better alignment of the interests of Directors and the long-term interests of Shareholders.
The Board intends to use the DSUs issued under the DSU Plan, as well as options issued under the Stock Award Plan, if any, as part of the Company’s overall director compensation plan. Since the value of DSUs increase or decrease with the price of the Common Shares, DSUs reflect a philosophy of aligning the interests of Directors with those of the Shareholders by tying compensation to long term share price performance.
Outstanding Grants under the DSU Plan
Deferred Share Unit Plan

Name of Non-Executive Director	Number of Units(1)
Elaine Dorward-King	36,130
Ali Erfan	2,595
Thomas Kaplan	117,966
Hume Kyle	14,184
Kalidas Madhavpeddi	62,631
Kevin McArthur	18,238
Daniel Muñiz Quintanilla	23,416
Ethan Schutt	26,071
Dawn Whittaker	23,416
Non-Executive Directors as a Group	323,447(3)

(1)	DSUs outstanding as of March 5, 2026.
(2)	Dr. Garrett resigned from the Board on July 21, 2025 and her DSUs were paid out by November 30, 2025.
(3)	Represents 0.07% of the issued and outstanding Common Shares as at March 5, 2026. The outstanding group total differs slightly from the DSU Plan total outstanding amount due to rounding.
Shareholders may contact Kingsdale Advisors, the Company’s strategic advisor, by telephone at 1-866-228-8818 or 1-416-623-2514 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com. To obtain information about voting your NOVAGOLD Common Shares, please visit www.NOVAGOLDAGM.com.
20 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

MATTERS TO BE ACTED UPON AT MEETING

Summary of the DSU Plan
Set out below is a summary of the DSU Plan, which is qualified in its entirety by reference to the complete copy of the DSU Plan appended as Appendix E hereto.
DSU Plan Amendments
Pursuant to Section 7.1 of the DSU Plan, the Board may, at any time and from time to time, either prospectively or retrospectively, and without Shareholder approval, make certain amendments to the DSU Plan. During the last fiscal year, the Board approved certain amendments to the DSU Plan which consist of:
(i)
modifying Section 2(k) of the DSU Plan such that the redemption date for U.S. Eligible Participants (as defined in the DSU Plan) will occur on the last day of the fiscal quarter coincident with or immediately following the earlier of the U.S. Eligible Participant’s (a) “separation from service” within the meaning of Section 409A (as defined in the DSU Plan) or (b) death;

(ii)	modifying Section 2(o) of the DSU Plan such that the definition of “Share Price” references to the closing price of Common Shares on the NYSE American instead of the TSX;
(iii)	modifying Section 3.2(a) of the DSU Plan to make compensation payable on the last business day of each fiscal quarter instead of each calendar quarter;
(iv)
modifying Section 3.2(b) of the DSU Plan to clarify that the composition of each non-executive Directors Director’s (each, a “Participant”) will receive 50%, and may elect to receive up to 100%, of their annual compensation amount (the “Annual Base Compensation”) is subject to such Participant electing to receive in DSUs. The cash portion all or part of their Annual Base Compensation otherwise payable in cash; and

(v)
modifying Section 4.2(a) of the DSU Plan to clarify the period in which U.S. Eligible Participants shall be entitled to redeem their DSUs and to align this Section with the amendments made to Section 2(k).

Administration of Plan
Subject to each Participant electing to receive all of part of their Annual Base Compensation in DSUs, each Participant will receive 50% in DSUs and 50% in cash. The cash portion of Annual Base Compensation shall be paid to the Participant as promptly as practicable following the last business day of the fiscal quarter to which it applies. A DSU is a unit credited to a Participant by way of a bookkeeping entry in the books of the Company, the value of which is equivalent to the value of one Common Share. All DSUs paid with respect to Annual Base Compensation will be credited as promptly as practicable following the last business day of the fiscal quarter to which it applies to the Participant by means of an entry in a notional account in their favor on the books of the Company (a “DSU Account”) when such Annual Base Compensation is payable. The Participant’s DSU Account will be credited on a quarterly basis with the number of DSUs, calculated to the nearest thousandth of a DSU, determined by dividing the dollar amount of compensation payable in DSUs on the grant date by the Share Price of a Common Share at that time. Share Price is defined in the DSU Plan as (if the Common Shares are listed and posted for trading on the TSX) the closing price of the Common Shares on the NYSE American averaged over the last five (5) consecutive trading days of the fiscal quarter. Fractional Common Shares will not be issued and any fractional entitlements will be rounded down to the nearest whole number.
Generally, a Participant who is not a U.S. Eligible Participant shall be entitled to redeem their DSUs during the period commencing on the business day immediately following the date upon which the Participant ceases to hold any position as a Director of the Company and its subsidiaries and is no longer otherwise employed by the Company or its subsidiaries, including in the event of death of the Participant (the “Termination Date”) and ending on December 15 of the year following the Termination Date, to be paid out no later than December 31 of the year following the Termination Date. In the case of a U.S. Eligible Participant (as defined in the DSU Plan), redemption will occur within five business days following the U.S. Eligible Participant’s Redemption Date, which shall be the last day of the fiscal quarter coincident with or immediately following the earlier of the U.S. Eligible Participant’s (i) “separation from service” as defined under Internal Revenue Code Section 409A, or (ii) death. Redemptions under the DSU Plan may be settled in Common Shares issued from treasury, Common Shares purchased by the Company on the open market for delivery to the Participant, cash, or any combination of the foregoing, subject to the restrictions set forth in the DSU Plan.
Shareholders may contact Kingsdale Advisors, the Company’s strategic advisor, by telephone at 1-866-228-8818 or 1-416-623-2514 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com. To obtain information about voting your NOVAGOLD Common Shares, please visit www.NOVAGOLDAGM.com.
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 21

MATTERS TO BE ACTED UPON AT MEETING

Maximum Number of Common Shares Issuable
The maximum number of Common Shares reserved and available for issuance from treasury under the DSU Plan is a variable number equal to one percent (1%) of the total number of the Company’s issued and outstanding Common Shares (on a non-diluted basis). As of March 5, 2026, one percent (1%) of the issued and outstanding Common Shares represents 4,077,606 Common Shares reserved and available for issuance under the DSU Plan.
The DSU Plan provides that the maximum number of Common Shares issuable to insiders (as that term is defined by the TSX) pursuant to the DSU Plan, together with any Common Shares issuable pursuant to any other security-based compensation arrangement of the Company, will not exceed 10% of the total number of outstanding Common Shares. In addition, the maximum number of Common Shares issued to insiders under the DSU Plan, together with any Common Shares issued to insiders pursuant to any other security-based compensation arrangement of the Company within any one-year period, will not exceed 10% of the total number of outstanding Common Shares.
Transferability
No right to receive payment of deferred compensation or retirement awards shall be transferable or assignable by any Participant under the DSU Plan except by will or laws of descent and distribution.
New Plan Benefits
The benefits that will be awarded or paid under the DSU Plan cannot currently be determined. The amount of DSUs paid under the DSU Plan is dependent on the level of Annual Base Compensation as determined by the Board, the election of the individual Participants, and the Share Price at the end of each fiscal quarter. As of March 5, 2026, the closing price of a Common Share on the TSX was C$16.55, and the closing price of a Common Share on the NYSE American was $12.09.
Amendments to the DSU Plan
The DSU Plan provides that the Board may at any time, and from time to time, and without Shareholder approval, amend any provision of the DSU Plan, subject to any regulatory or stock exchange requirement at the time of such amendment, including, without limitation:
(a)	for the purposes of making formal minor or technical modifications to any of the provisions of the DSU Plan including amendments of a “clerical” or “housekeeping” nature;
(b)	to correct any ambiguity, defective provision, error or omission in the provisions of the DSU Plan;
(c)	amendments to the termination provisions of the DSU Plan;
(d)	amendments necessary or advisable because of any change in applicable securities laws;
(e)	amendments to the transferability of DSUs provided for in the DSU Plan;
(f)	amendments relating to the administration of the DSU Plan; or
(g)	any other amendment, fundamental or otherwise, not requiring Shareholder approval under applicable laws or the rules of the Toronto Stock Exchange or the NYSE American;
provided, however, that:
1)
no such amendment of the DSU Plan may be made without the consent of each affected Participant in the DSU Plan if such amendment would adversely affect the rights of such affected Participant(s) under the DSU Plan; and

2)	Shareholder approval shall be obtained in accordance with the requirements of the TSX and the NYSE American for any amendment:
(i)	to increase the maximum number of Common Shares which may be issued under the DSU Plan;
(ii)	to the amendment provisions of the DSU Plan; or
(iii)	to the definition of “Participant”.
Shareholders may contact Kingsdale Advisors, the Company’s strategic advisor, by telephone at 1-866-228-8818 or 1-416-623-2514 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com. To obtain information about voting your NOVAGOLD Common Shares, please visit www.NOVAGOLDAGM.com.
22 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

MATTERS TO BE ACTED UPON AT MEETING

Certain United States Federal Income Tax Consequences
The following is a summary of the principal U.S. federal income tax consequences generally applicable to DSUs awarded under the DSU Plan. The following description applies to DSUs that are subject to U.S. federal income tax. The grant of DSUs and the crediting of DSUs to a Participant’s DSU Account should not result in taxable income to the Participant at the time of grant. When DSUs are settled, the Participant will recognize ordinary income equal to the fair market value of the Common Shares and cash received in settlement of the DSUs, and the Company will be entitled at that time to a corporate income tax deduction (for U.S. federal income tax purposes) for the same amount, subject to the general rules concerning deductibility of compensation. A Participant’s basis in any Common Shares received will equal the fair market value of the Common Shares at the time the Participant recognized ordinary income. If, as usually is the case, the Common Shares are a capital asset in the Participant’s hands, any additional gain or loss recognized on a subsequent sale or exchange of the Common Shares will not be ordinary income but will qualify as capital gain or loss. To the extent that a Participant’s DSUs are subject to U.S. federal income tax and to taxation under the Income Tax Act (Canada), DSUs awarded under the DSU Plan are intended to comply with Section 409A of the Internal Revenue Code and to avoid adverse tax consequences under paragraph 6801(d) of the regulations under the Income Tax Act (Canada). To that end, the DSU Plan includes certain forfeiture provisions that could apply to DSUs awarded under the DSU Plan in limited circumstances.
Burn Rate
The DSU Plan burn rate for each of the three most recently closed fiscal years is shown in the following table. These burn rates for past fiscal years are not necessarily indicative of future burn rates.
Deferred Share Unit Plan

Fiscal Year	Burn Rate
2023	0.01%
2024	0.02%
2025	0.02%

Shareholder Approval
The TSX rules require Shareholder approval of all unallocated entitlements under the DSU Plan every three years. Shareholders last approved the unallocated entitlements under the DSU Plan at the Company’s annual meeting held in 2023 and accordingly, Shareholders will be asked at the Meeting to pass a resolution approving all unallocated entitlements under the DSU Plan (the “DSU Plan Resolution”), the full text of which is set out in Appendix F to this Circular.
In order to be approved, the DSU Plan Resolution must be passed by a majority of the votes cast by the holders of the Common Shares present in person or represented by proxy at the Meeting. Abstentions and broker non-votes will not be counted either in favor of or against this proposal and, therefore, will have no effect on the outcomes of such proposal.
In the event the DSU Plan Resolution is not passed by the requisite number of votes cast at the Meeting, the Company will not be able to settle any DSU awards granted after the date of the Meeting through the issuance of Common Shares from treasury. Previously allocated entitlements under the DSU Plan will continue unaffected by the approval or disapproval of the resolution to approve the DSU Plan, and settlement of DSU awards granted after the Meeting through the delivery of Common Shares purchased in the open market pursuant to the terms of the DSU Plan or through the payment of cash will still be possible. Any entitlements that have been terminated, cancelled or that have expired will not be available for re-granting.
The board has unanimously concluded that approval of all unallocated entitlements under the DSU plan is in the best interest of the Company and its Shareholders and recommends that Shareholders vote in favor of the DSU Plan resolution. The Company has been advised that the Directors and senior officers of the Company intend to vote all Common Shares held by them in favor of the DSU Plan resolution. In the absence of a contrary instruction, the person(s) designated by management of the company in the form of proxy intend to vote FOR the DSU Plan resolution.
Shareholders may contact Kingsdale Advisors, the Company’s strategic advisor, by telephone at 1-866-228-8818 or 1-416-623-2514 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com. To obtain information about voting your NOVAGOLD Common Shares, please visit www.NOVAGOLDAGM.com.
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 23

MATTERS TO BE ACTED UPON AT MEETING

Non-Binding Advisory Vote on Executive Compensation
In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, the following proposal, commonly known as a “Say on Pay” proposal, gives our Shareholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation received by Gregory Lang, Richard Williams and Peter Adamek, (together, the “Named Executive Officers” or “NEOs”) during fiscal year 2025. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and our compensation philosophy, policies and practices, as disclosed under the “Compensation Discussion and Analysis” section of this Circular.
Our executive compensation program is designed to recruit and retain key individuals and reward them with compensation that has long-term growth potential while recognizing that the executives work as a team to achieve corporate results and should be rewarded accordingly. To align executive pay with both the Company’s performance and the creation of sustainable shareholder value, a significant portion of compensation paid to our NEOs is allocated to performance-based, short-term and long-term incentive programs to make executive pay dependent on the Company’s performance (also known as “at-risk compensation”). In addition, as an executive officer’s responsibility and ability to affect the financial results of the Company increases, the portion of their total compensation deemed “at-risk” increases. Shareholders are urged to read the “Compensation Discussion and Analysis” section of this Circular, which more thoroughly discusses how our compensation policies and procedures are aligned with our compensation philosophy.
We are asking our Shareholders to indicate their support for our NEO compensation as described in this Circular by voting FOR the following resolution:

BE IT RESOLVED, as an ordinary resolution, that the compensation paid to the named executive officers in fiscal year 2025, as disclosed in the Company’s 2026 Circular pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

While we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on us, our Board or the Compensation Committee. Our Board and Compensation Committee value the opinions of our Shareholders and will consider the outcome of this vote when making future compensation decisions for our NEOs. As described in the “Frequency of Non-Binding Advisory Vote on Executive Compensation” section below, the Board believes that submitting the non-binding vote on compensation of the Company’s NEOs to Shareholders on an annual basis is appropriate for the Company and its Shareholders at this time. If the Board adopts an annual non-binding advisory vote schedule, the next opportunity for Shareholders to vote on the compensation of the Company’s NEOs would occur in connection with the Company’s annual meeting of Shareholders in 2027.
In the absence of a contrary instruction, the person(s) designated in the form of proxy by the Company intend to vote FOR the approval of the non-binding resolution approving the compensation paid to the NEOs as disclosed in this Circular.
Shareholders may contact Kingsdale Advisors, the Company’s strategic advisor, by telephone at 1-866-228-8818 or 1-416-623-2514 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com. To obtain information about voting your NOVAGOLD Common Shares, please visit www.NOVAGOLDAGM.com.
24 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

MATTERS TO BE ACTED UPON AT MEETING

Frequency of Non-Binding Advisory Vote on Executive Compensation
In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, we are required to submit to our Shareholders a non-binding vote to advise whether the non-binding Shareholder vote on compensation of the Company’s NEOs shall occur every one, two, or three years.
After careful consideration, our Board believes and recommends that submitting the non-binding vote on compensation of the Company’s NEOs to Shareholders on an ANNUAL basis is appropriate for the Company and its Shareholders at this time.
The proxy form provides Shareholders with four choices (every one, two, or three years, or abstain). Shareholders are not voting to approve or disapprove our Board’s recommendation. Shareholder approval of a one, two, or three-year frequency vote is non-binding and will not require the Company to implement the non-binding vote on compensation of the Company’s NEOs every one, two, or three years. The final decision on the frequency of a non-binding vote on compensation of the Company’s NEOs remains with our Board and/or its committees.
Our Board values the opinions of the Company’s Shareholders. Although the vote is non-binding, the Board and its committees will carefully consider the outcome of the frequency vote when making future decisions regarding the frequency of voting on a non-binding vote on compensation of the Company’s NEOs.
In the absence of a contrary instruction, the person(s) designated in the form of proxy by the Company intend to vote FOR the non-binding Shareholder vote on compensation of the Company’s NEOs to occur every YEAR. Abstentions and broker non-votes will not be counted either in favor of or against this proposal and, therefore, will have no effect on the outcomes of such proposal.
Shareholders may contact Kingsdale Advisors, the Company’s strategic advisor, by telephone at 1-866-228-8818 or 1-416-623-2514 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com. To obtain information about voting your NOVAGOLD Common Shares, please visit www.NOVAGOLDAGM.com.
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 25

INFORMATION CONCERNING THE BOARD OF DIRECTORS, DIRECTOR NOMINEES, AND EXECUTIVE OFFICERS
The following table sets forth certain information with respect to our Directors, Director nominees and executive officers. The term for each Director expires at the next annual meeting of Shareholders or at such time as a qualified successor is appointed, upon ceasing to meet the qualifications for election as a director, upon death, upon removal by the Shareholders or upon delivery or submission to the Company of the Director’s written resignation, unless the resignation specifies a later time of resignation. Each executive officer shall hold office until the earliest of the date the officer’s resignation becomes effective, the date a successor is appointed or the officer ceases to be qualified for that office, or the date the officer is terminated by the Board of Directors of the Company. The name, location of residence, age, and office held by each Director, Director nominee and executive officer, current as of March 5, 2026, has been furnished by each of them and is presented in the following table. Unless otherwise indicated, the address of each current Director, and executive officer in the table set forth on the following page is care of NOVAGOLD, 201 South Main Street, Suite 400, Salt Lake City, Utah 84111, United States.
26 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

INFORMATION CONCERNING THE BOARD OF DIRECTORS, DIRECTOR NOMINEES, AND EXECUTIVE OFFICERS

Name and Municipality of Residence	Position Held	Independent	Committee Memberships
			AC	CC	SUS	CGN	E&T
Dr. Elaine Dorward-King Utah, USA Age: 68, Director Since: 2020	Lead Director				C
Ali Erfan Monaco Age: 60, Director Since: 2025	Director
Dr. Thomas Kaplan New York, USA Age: 63, Director Since: 2011	Board Chair
Hume Kyle Ontario, Canada Age: 65, Director Since: 2023	Director		C
Gregory Lang Texas, USA Age: 71, Director Since: 2012	Director, President and CEO
Kalidas Madhavpeddi Arizona, USA Age: 70, Director Since: 2007	Director			C
Kevin McArthur Nevada, USA Age: 71, Director Since: 2022	Director						C
Daniel Muñiz Quintanilla Madrid, Spain Age: 52; Director Since: 2023	Director
Ethan Schutt Alaska, USA Age: 52, Director Since: 2019	Director
Dawn Whittaker Ontario, Canada Age: 65; Director Since: 2023	Director					C
Richard Williams Texas, USA Age: 65, Officer Since: 2024	Vice President and COO	n/a	n/a	n/a	n/a	n/a	n/a
Peter Adamek Utah, USA Age: 50, Officer Since: 2024	Vice President and CFO	n/a	n/a	n/a	n/a	n/a	n/a

C	Committee Chair	SUS	Sustainability Committee
AC	Audit Committee	CGN	Corporate Governance and Nominations Committee
CC	Compensation Committee	E&T	Engineering and Technical Committee

NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 27

INFORMATION CONCERNING THE BOARD OF DIRECTORS, DIRECTOR NOMINEES, AND EXECUTIVE OFFICERS

The Securities Held listed below for each Director nominee and NEO are as of November 30, 2025. Determination of whether each person meets the share ownership guidelines is determined by calculating the number of Common Shares and DSUs, if applicable, owned by each person, multiplied by the closing price of the Common Shares on November 30, 2025 on the NYSE American.

Independent
Director Since 2020
Elaine Dorward-King, Ph.D.
Dr. Elaine Dorward-King has spent the majority of her career in mining, most recently serving as a non-executive director of four listed mining companies. From March 2013 until June 2019, she served as Newmont Mining Corporation’s (“Newmont”) Executive Vice President of Sustainability and External Relations, and from June 2019 until January 2020 she served as Newmont’s Executive Vice President of Environmental, Social and Governance Strategy. Prior to joining Newmont, Dr. Dorward-King spent 20 years with Rio Tinto, one of the world’s largest diversified producers of metals and minerals, in general management and Environmental Health and Safety leadership roles. Dr. Dorward-King has over 30 years of leadership experience in creating and implementing sustainable development, safety, health and environmental strategy, and programs in mining, chemical, and engineering consulting sectors. Currently, Dr. Dorward-King serves on the board of directors of Kenmare Resources plc and Sibanye-Stillwater.
Dr. Dorward-King holds a Bachelor’s Degree from Maryville College and received a PhD in Analytical Chemistry from Colorado State University. Dr. Dorward-King was inducted into the National Academy of Engineering in September 2024.
The Board has determined that Dr. Dorward-King should serve as a Director so the Company can benefit from her experience as an industry leader in the development and implementation of environmental health, safety and sustainability strategies, community relations, governmental affairs, external relations and her experience as a senior mining executive.
Dr. Dorward-King’s principal occupation for the last five years has been serving as a non-executive director (December 2019 – present) and Executive Vice President, Sustainability and External Relations at Newmont (2013 – January 2020). She served as a non-executive director of Bond Resources Inc. from January 2020 until April 2021, Great Lakes Dredge and Dock Company from January 2020 until August 2023, and Nevada Copper Corp. from September 2023 to May 2025.
Areas of expertise include: health, safety and sustainability, community relations, risk management, and corporate leadership.

Board / Committee Membership	Regular Meeting
Board	10/12
Compensation	6/6
Sustainability (Chair)	4/4
Overall Attendance	91%

Securities Held for Purposes of Share Ownership Guidelines		Share Ownership Guidelines
Common Shares #	Nil	Total $	$128,400
DSUs #	32,202	% Met	256%
Value of Securities Held as of 11/30/2025 $	$328,138

28 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

INFORMATION CONCERNING THE BOARD OF DIRECTORS, DIRECTOR NOMINEES, AND EXECUTIVE OFFICERS

Non-Independent
Director Since 2025
Ali Erfan
Mr. Erfan is a seasoned executive with deep expertise in capital markets, private equity, and resource development. He joined the Board of NOVAGOLD Resources Inc. in July 2025 and currently serves as Vice-Chairman of The Electrum Group, an investment adviser to Electrum Strategic Resources—NOVAGOLD’s largest shareholder and a global leader in precious metals mining.
Mr. Erfan has been a key figure at Electrum since 2007, following his successful role as founding board member of Leor Energy, a natural gas startup that was sold to Encana for $2.6 billion. His board experience includes Gatos Silver, Inc. (May 2019 to January 2015) from IPO through its merger with First Majestic Silver Corp., Gabriel Resources Ltd. (June 2019 to present), and Electrum’s privately held silver ventures, Sunshine Silver Mining & Refining and Sinda Ltd.
Earlier in his career, Mr. Erfan was a senior partner at 3i Group plc’s London headquarters and helped launch several early-stage technology companies that went on to IPOs or strategic exits, including HTE, Insensys, Smart Fuel Cells, and CSR. He holds a BA and MA in Philosophy, Politics and Economics from Oxford University, an MBA from London Business School, and is a member of Kauffman Fellow (Class 10).
The Board has determined that Mr. Erfan should serve as a Director to benefit from his experience as a director of various mining and investment companies, as well as his expertise in the areas of capital markets, private equity and resource development.
Areas of expertise include: capital markets, private equity and resource development.

Board / Committee Membership	Regular Meeting
Board	5/6
Overall Attendance	83%

Securities Held for Purposes of Share Ownership Guidelines		Share Ownership Guidelines
Common Shares #	1,200	Total $	$128,400
DSUs #	370	% Met	12%(1)
Value of Securities Held as of 11/30/2025 $	$15,998

(1)
Mr. Erfan was first elected to the Board in July 2025 and has until July 2030 to meet the Share Ownership Guidelines.
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 29

INFORMATION CONCERNING THE BOARD OF DIRECTORS, DIRECTOR NOMINEES, AND EXECUTIVE OFFICERS

Non-Independent
Director Since 2011
Thomas Kaplan, Ph.D.
Dr. Kaplan is Chairman of the Board of the Company and is also Chairman, Chief Investment Officer and Chief Executive Officer of The Electrum Group, a privately held global natural resources investment management company which manages the portfolio of Electrum. Electrum and its affiliates are collectively the largest Shareholder of the Company. Dr. Kaplan is an entrepreneur and investor with a track record of both creating and unlocking shareholder value in public and private companies. Dr. Kaplan served as Chairman of Leor Exploration & Production LLC, a natural gas exploration and development company founded by Dr. Kaplan in 2003. In 2007, Leor’s natural gas assets were sold to EnCana Oil & Gas USA Inc., a subsidiary of Encana Corporation, for $2.55 billion. Dr. Kaplan holds bachelors, masters, and doctoral degrees in History from Oxford University. The Board has determined that Dr. Kaplan should serve as the Director and Chairman to gain from his experience as a developer of and investor in mining companies as well as oil and gas companies, and because of his significant beneficial ownership in the Company.
Dr. Kaplan’s principal occupation is Chairman and Chief Executive Officer of The Electrum Group. From March 2011 to January 2018, Dr. Kaplan served as the Chairman and Chief Investment Officer of The Electrum Group. In January 2018, Dr. Kaplan became the Chairman, Chief Investment Officer and Chief Executive Officer of The Electrum Group. Dr. Kaplan served as Chair of the Board of Sunshine Silver Mines Corporation (now known as Gatos Silver, Inc., which was acquired by First Majestic Silver Corp. in January 2025), a privately held company, from January 2020 through October 2020.
Areas of expertise include: finance, mergers and acquisitions, and the mining industry.

Board / Committee Membership	Regular Meeting
Board (Chair)	12/12
Overall Attendance	100%

Securities Held for Purposes of Share Ownership Guidelines		Share Ownership Guidelines
Common Shares #	11,710(2)	Total $	128,400
DSUs #	115,915	% Met	1,013%
Value of Securities Held as of 11/30/2025 $	$1,300,499

(2)
See description of Electrum’s holdings and Dr. Kaplan’s relationship with Electrum under “Voting Shares and Principal Holders Thereof.”
30 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

INFORMATION CONCERNING THE BOARD OF DIRECTORS, DIRECTOR NOMINEES, AND EXECUTIVE OFFICERS

Independent
Director Since 2023
Hume Kyle, CPA, CA, CFA
Mr. Kyle is a CPA, CA, CFA, with over 40 years of private sector and public accounting experience, including over 25 years working with mining, energy and other natural resources companies in senior management and board roles. Mr. Kyle served as Executive Vice President and Chief Financial Officer of Dundee Precious Metals Inc., a multi-national gold mining company, from 2011 until his retirement on December 31, 2022. Prior to that Mr. Kyle was Vice President, Treasurer and Controller of TransAlta Corporation, a multi-national power generation and wholesale marketing company, from 2009 to 2011, and Vice President, Finance and Chief Financial Officer of Fort Chicago Energy Partners L.P., a pipeline, natural gas liquids processing, and power company, from 2003 to 2009. Mr. Kyle also held increasingly senior finance and accounting roles at Nexfor Inc., Noranda Inc., Deloitte & Touche, and Price Waterhouse & Co. Additionally, Mr. Kyle currently serves on the board of Plum Acquisition Corp. III (since January 2025) and previously served on the boards of Stornoway Diamond Corporation (2014 to 2019), Alliance Pipeline (2004 to 2009), Aux Sable (2004 to 2009), and the Canadian Association of Income Funds (2005 to 2009), serving on several committees, including the Audit Committee, as Chair. Mr. Kyle holds a Bachelor of Arts degree in Economics and Accounting from the University of Western Ontario, a Graduate Diploma in Public Accounting from McGill University, a CA designation from the Canadian Institute of Chartered Accountants, a CFA designation from the Institute of Chartered Financial Analysts, and an ICD.D designation from the Institute of Corporate Directors.
The Board has determined that Mr. Kyle should serve as a Director to benefit from his extensive senior executive and board experience working with large, publicly-traded, capital intensive, multi-national companies operating in the mining, energy and natural resource sectors, as well as his expertise in a broad range of areas, including finance, audit, international accounting and financial reporting, corporate strategy, business planning and performance management, taxation, risk management, mergers and acquisitions, and corporate communications, leadership and governance.

Board / Committee Membership	Regular Meeting
Board	12/12
Audit (Chair)	5/5
Governance & Nominations	5/5
Overall Attendance	100%

Securities Held for Purposes of Share Ownership Guidelines		Share Ownership Guidelines
Common Shares #	10,000	Total $	128,400
DSUs #	13,159	% Met	184%
Value of Securities Held as of 11/30/2025 $	$235,990

NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 31

INFORMATION CONCERNING THE BOARD OF DIRECTORS, DIRECTOR NOMINEES, AND EXECUTIVE OFFICERS

Non-Independent
Director Since 2012
Gregory Lang
Mr. Lang is President and Chief Executive Officer of the Company. Mr. Lang has over 35 years of diverse experience in mine operations, project development and evaluation, including time as President of Barrick Gold North America, a wholly-owned subsidiary of Barrick Gold Corporation (“Barrick”). Mr. Lang held progressively responsible operating and project development positions over his 10-year tenure with Barrick and, prior to that, with Homestake Mining Company and International Corona Corporation, both of which are now part of Barrick. He holds a Bachelor of Science in Mining Engineering from the University of Missouri-Rolla and is a graduate of the Stanford University Executive Program. The Board has determined that Mr. Lang should continue to serve as a Director to gain his insight as an experienced mine engineer, as well as his expertise in permitting, developing and operating large-scale assets, and as a successful senior executive of other large gold-mining companies.
Mr. Lang served as the President of Barrick Gold North America until December 2011 and has served as the Company’s President and Chief Executive Officer since January 2012.
During the most recent five years, Mr. Lang has served, and continues to serve, as a director of Trilogy Metals Inc.
Areas of expertise include: mining operations, mine development and evaluation, mine permitting, corporate leadership, and the mining industry.

Board / Committee Membership	Regular Meeting
Board	12/12
Engineering & Technical	4/4
Sustainability	4/4
Overall Attendance	100%

Securities Held for Purposes of Share Ownership Guidelines		Share Ownership Guidelines
Common Shares #	2,048,305	Total $	$4,427,000
DSUs #	Nil	% Met	471%(3)
PSUs #	1,006,900
Value of Common Shares Held as of 11/30/2025	$20,872,228

(3)
Mr. Lang has exceeded his share ownership requirement as President and Chief Executive Officer as of November 30, 2025 based upon an amount equal to five times his annual salary as of November 30, 2025. See “Executive Share Ownership” for details on the share ownership guidelines applicable to Mr. Lang. PSUs are not included in determining whether an NEO meets the Share Ownership Guidelines.
32 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

INFORMATION CONCERNING THE BOARD OF DIRECTORS, DIRECTOR NOMINEES, AND EXECUTIVE OFFICERS

Independent
Director Since 2007
Kalidas Madhavpeddi
Mr. Madhavpeddi, a Director of the Company, has 40 years of international experience in corporate strategy, mergers and acquisitions, government relations, marketing, mining engineering and capital. He is currently the President of Azteca Consulting LLC, an advisory firm to the metals and mining sector, a position he has held since 2006. From 2010 to 2018 he was CEO of China Molybdenum International, the overseas arm of a HK listed global producer of copper, gold, cobalt, phosphates, niobium and molybdenum. His extensive career in the mining industry includes over 25 years at Phelps Dodge Corporation (now Freeport-McMoRan), as Senior Vice President and contemporaneously the President of Phelps Dodge Wire & Cable. Mr. Madhavpeddi is an alumnus of the Indian Institute of Technology, Madras, India; the University of Iowa and the Harvard Business School. The Board has determined that Mr. Madhavpeddi should serve as a Director to benefit from his long-term experience in the mining industry working as an executive in global corporate development, exploration, mergers and acquisitions, joint ventures and finance.
Mr. Madhavpeddi currently serves as a director of Dundee Precious Metals (since February 1, 2021) and the Chair of Glencore plc (since February 4, 2020). Mr. Madhavpeddi previously served as the CEO of China Molybdenum International from September 2008 until April 2018, as Chairman of the Board of Namibia Rare Earths from 2010 until 2016, as a director of Capstone Mining from 2012 until April 2019 and as a director of Trilogy Metals Inc. from 2012 to 2023.
Areas of expertise include: corporate strategy, mergers and acquisitions, mining operations, exploration and capital, marketing and sales, corporate leadership and human resources/compensation.

Board / Committee Membership	Regular Meeting
Board	12/12
Audit	1/1
Compensation (Chair)	6/6
Sustainability	3/3
Overall Attendance	100%

Securities Held for Purposes of Share Ownership Guidelines		Share Ownership Guidelines
Common Shares #	135,556	Total $	$128,400
DSUs #	61,605	% Met	1,565%
Value of Securities Held as of 11/30/2025 $	$2,009,071

NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 33

INFORMATION CONCERNING THE BOARD OF DIRECTORS, DIRECTOR NOMINEES, AND EXECUTIVE OFFICERS

Independent
Director Since 2022
Kevin McArthur
Mr. McArthur has over 40 years of experience focused on mining operations, corporate development and executive management. He currently serves as Chairman of First Quantum Minerals Ltd. Mr. McArthur recently served as non-executive director of Royal Gold, Inc. from 2014 to 2025, non-executive Chair of Boart Longyear Limited from 2019 to 2021, non-executive director of Pan American Silver Corporation from 2019 to 2020, Chief Executive Officer of Tahoe Resources Inc. from 2009 to 2015 and as Executive Chair from 2015 to 2019. His prior experience includes serving as CEO of Goldcorp Inc. from 2006 to 2008 and CEO of Glamis Gold Ltd. from 1999 to 2006. His earlier career focused on mine operations and project development with Glamis Gold, BP Minerals and Homestake Mining Company. Mr. McArthur obtained a degree in Mining Engineering from the University of Nevada in 1979.
The Board has determined that Mr. McArthur should serve as a Director to gain from his experience with the design, construction and start up of some of the largest and most innovative projects in the mining industry, his corporate development experience, and his experience as a senior mining executive.
Areas of expertise include: mine development and operations, corporate leadership, business development, corporate governance, human resources and compensation.

Board / Committee Membership	Regular Meeting
Board	12/12
Engineering & Technical (Chair)	4/4
Governance & Nominations	2/2
Overall Attendance	100%

Securities Held for Purposes of Share Ownership Guidelines		Share Ownership Guidelines
Common Shares #	Nil	Total $	$128,400
DSUs #	17,213	% Met	137%
Value of Securities Held as of 11/30/2025 $	$175,400

34 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

INFORMATION CONCERNING THE BOARD OF DIRECTORS, DIRECTOR NOMINEES, AND EXECUTIVE OFFICERS

Independent
Director Since 2023
Daniel Muñiz Quintanilla
Mr. Muñiz Quintanilla is a seasoned mining executive with nearly 30 years of global experience leading large public companies across the gold, silver and copper sectors. Mr. Muñiz currently serves as Chairman of Sinda Ltd. and Vice-Chairman of Sunshine Silver Mining & Refinery Company, both private companies of The Electrum Group. From 2014 to 2018, he served as Managing Director (CEO) and Executive Vice Chair of Americas Mining, the mining division of Grupo Mexico, S.A.B. de C.V. (BMV: GMEXICOB), one of the world’s largest publicly traded copper producers and the parent company of Southern Copper Corporation (NYSE: SCCO). In this role, he oversaw a multinational portfolio of large-scale open-pit and underground operations and major growth initiatives across copper and previous-metals assets. From 2010 to 2014, Mr. Muñiz was CEO of Industrial Minera Mexico, Grupo Mexico’s underground mining division, and earlier served as the Group’s Chief Financial Officer from 2007 to 2014, directing global finance, capital markets, and M&A during a period of significant expansion.
Mr. Muñiz brings substantial public company board experience, currently serving on the boards of Brookfield Infrastructure Partners LP and First Majestic Silver Corp. He previously served on the boards of Hudbay Minerals Inc. from July 2019 until May 2024, Gatos Silver, Inc. from April 2021 until it was acquired by First Majestic Silver Corp. in January 2025, and Tharsis Mining, a private company focused on copper. He is also a founding partner of Axkan Capital Partners. Mr. Muñiz holds a law degree from Universidad Iberoamericana, an LL.M. from Georgetown University, and an MBA from Instituto de Empresa in Madrid, Spain.
The Board has determined that Mr. Muñiz should serve as a Director to benefit from his experience as an executive and director of various mining and infrastructure firms, as well as his expertise in the areas of capital markets, mergers and acquisitions, finance, and corporate leadership.

Board / Committee Membership	Regular Meeting
Board	12/12
Compensation	4/5
Engineering & Technical	4/4
Overall Attendance	95%

Securities Held for Purposes of Share Ownership Guidelines		Share Ownership Guidelines
Common Shares #	Nil	Total$	$128,400
DSUs #	21,366	% Met	170%
Value of Securities Held as of 11/30/2025	$217,720

NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 35

INFORMATION CONCERNING THE BOARD OF DIRECTORS, DIRECTOR NOMINEES, AND EXECUTIVE OFFICERS

Independent
Director Since 2019
Ethan Schutt
Mr. Schutt, a Director of the Company, is Chief Legal Officer and Executive Vice President for Bristol Bay Native Corporation (BBNC), having served as General Counsel from April 2021 to October 2025. BBNC is an Alaska Native Claims Settlement Act (ANCSA) corporation dedicated to the economic and social well-being of its Alaska Native shareholders with resources generated from its lands and businesses. Prior to joining BBNC in April 2021, Mr. Schutt served as the Chief of Staff, then later as the CEO, of Alaska Native Resource Development, LLC, an Alaska Native Tribal Health Consortium (ANTHC) company. Prior to joining ANTHC, Mr. Schutt first served as General Counsel, and later became the Senior Vice President of Land and Energy Development, for Cook Inlet Region Inc. (CIRI), an ANCSA corporation dedicated to the economic and social well-being of its Alaska Native shareholders with resources generated from its lands and businesses. Mr. Schutt previously served as a member of the board of Doyon Limited and served as General Counsel for Tanana Chiefs Conference. Mr. Schutt is an expert on ANCSA lands and resources and historically taught a class on the topic at the University of Alaska Anchorage. Mr. Schutt holds a Bachelor of Science degree with honors in mathematics from Washington State University and a Juris Doctor degree from Stanford Law School. The Board has determined that Mr. Schutt should serve as a Director to gain from his experience working on Alaska Native health matters, his experience as a senior resource development executive, his legal, corporate governance and external communications expertise, and his extensive knowledge of ANCSA and of Alaska.
Mr. Schutt’s principal occupations for the last five years have been Chief Legal Officer of BBNC (October 2025 – present), Executive Vice President of BBNC (April 2021 to present), General Counsel of BBNC (April 2021 – October 2025), CEO of Alaska Native Resource Development, LLC (2020-April 2021), Chief of Staff of ANTHC (2018 – 2020), and Senior Vice President, Land and Energy Development of CIRI (2008 – 2018). Mr. Schutt also serves as a Trustee, and was previously the Chairman, for the Board of Trustees of the Alaska Permanent Fund Corporation, Alaska’s state sovereign wealth fund.
Areas of expertise include: resource development, health and sustainability, legal, communications, corporate leadership, corporate governance, ANCSA and doing business in Alaska.

Board / Committee Membership	Regular Meeting
Board	12/12
Audit	4/4
Governance & Nominations	1/1
Sustainability	3/4
Overall Attendance	95%

Securities Held for Purposes of Share Ownership Guidelines		Share Ownership Guidelines
Common Shares #	27,500	Total $	$128,400
DSUs #	25,046	% Met	417%
Value of Securities Held as of 11/30/2025	$535,444

36 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

INFORMATION CONCERNING THE BOARD OF DIRECTORS, DIRECTOR NOMINEES, AND EXECUTIVE OFFICERS

Independent
Director Since 2023
Dawn Whittaker
Ms. Whittaker has more than 30 years of experience as a lawyer working in capital markets, mergers and acquisitions, corporate finance and corporate governance. She currently serves as the Independent Board Chair of Triple Flag Precious Metals Corp. She previously served on the Boards of Kirkland Lake Gold (2012-2016), Detour Gold (2018-2020), and Sierra Metals Inc. (2022-2023). Ms. Whittaker served on the Board of Directors of The Badminton and Racquet Club of Toronto from 2020-2025, most recently as President of the Club, and is a former member of the Board of Directors of the Canadian Mental Health Association, Ontario Division.
Prior to her retirement in 2018, she was a senior partner at Norton Rose Fulbright, a global law firm, where she was the national leader of the firm’s Mining and Commodities Team in Canada from 2012 to 2015 and a member of the firm’s Canadian partnership Committee from 2014 to 2017. Ms. Whittaker also previously served on the Continuous Disclosure Advisory Committee of the Ontario Securities Commission. She holds a Bachelor of Arts (Honours) and a Bachelor of Laws (LL.B.) from Queen’s University.
The Board has determined that Ms. Whittaker should serve as a Director to benefit from her significant experience as a lawyer and board member of various mining industry firms as well as her expertise in the areas of corporate governance, capital markets, mergers and acquisitions, and corporate finance.

Board / Committee Membership	Regular Meeting
Board	12/12
Audit	5/5
Governance & Nominations (Chair)	5/5
Overall Attendance	100%

Securities Held for Purposes of Share Ownership Guidelines		Share Ownership Guidelines
Common Shares #	Nil	Total $	$128,400
DSUs #	21,366	% Met	170%
Value of Securities Held as of 11/30/2025	$217,720

NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 37

INFORMATION CONCERNING THE BOARD OF DIRECTORS, DIRECTOR NOMINEES, AND EXECUTIVE OFFICERS

NON-DIRECTOR NAMED EXECUTIVE OFFICERS (NEOs)

Vice President and
Chief Financial Officer
Officer Since 2024
Peter Adamek, CPA, CA, CFA, P.Eng.
Mr. Adamek has served as NOVAGOLD’s Vice President and CFO since July 2024. He is a highly experienced financial executive with over 20 years of expertise in corporate finance, capital markets, financial reporting, tax, and information technology in the mining sector. Prior to joining NOVAGOLD, he served in progressively senior management roles at Hudbay Minerals Inc., including CFO for the Arizona Business Unit, before being appointed Vice President, Finance of Hudbay in 2019. Prior to joining Hudbay in 2010, he worked in equity research at RBC Capital Markets Global Mining division from 2008 to 2010, and before that at KPMG’s Toronto Audit practice, with a focus on global mining and manufacturing sectors. Mr. Adamek holds a Bachelor of Applied Science in Electrical Engineering from the University of Toronto, is a Canadian Chartered Professional Accountant (CPA, CA), and holds CFA and P.Eng. designations.
Areas of expertise include: global accounting and finance, tax, corporate disclosure, financial regulation, and the mining industry.

Securities Held		Share Ownership Guidelines
Common Shares #	10,269	Total $	$824,000
PSUs #	114,900	% Met	13%(4)
Value of Common Shares Held as of 11/30/2025	$104,641

(4)
Mr. Adamek joined the Company in 2024 and has until July 2029 to meet the Share Ownership Guidelines. See “Executive Share Ownership” for details on the share ownership guidelines applicable to Mr. Adamek. PSUs are not included in determining whether a NEO meets the Share Ownership Guidelines.
38 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

INFORMATION CONCERNING THE BOARD OF DIRECTORS, DIRECTOR NOMINEES, AND EXECUTIVE OFFICERS

Vice President and
Chief Operating Officer
Officer Since 2024
Richard Williams
Mr. Richard Williams has served as Vice President and Chief Operating Officer of NOVAGOLD since January 2024, responsible for all aspects of engineering and technical advancement of the Company’s flagship Donlin Gold project in Alaska. Prior to his promotion to Vice President and COO, Mr. Williams served as NOVAGOLD’s Vice President of Engineering and Development since April 2013. Before joining NOVAGOLD, Mr. Williams spent over 30 years with Barrick Gold (“Barrick”) developing and operating major mines. He is a highly knowledgeable and experienced leader in autoclave technology which is planned to be used to process ores at Donlin Gold. He served as Barrick’s Project Director of the Pueblo Viejo project in the Dominican Republic. Mr. Williams’ seven-year tenure at Pueblo Viejo capped his time with Barrick where he progressively held top operating roles which included the design, construction and operation of mineral processing facilities of major mines such as Goldstrike in Nevada and Mercur in Utah. He holds a Bachelor of Science Degree in Chemical Engineering from Trinity University in San Antonio, Texas and is a member of the American Institute of mining, metallurgical, and Petroleum Engineers, as well as a member of the Canadian Institute of Mining, Metallurgy, and Petroleum (CIM).
Mr. Williams served as a non-executive director of Constantine Metal Resources Ltd. from July 2018 – October 2022.
Areas of expertise include: mine engineering, metallurgy, project management, and the mining industry.

Securities Held		Share Ownership Guidelines
Common Shares #	450,274	Total$	$895,000
PSUs #	293,000	% Met	513%(5)
Value of Common Shares Held as of 11/30/2025	$4,599,291

(5)
Mr. Williams exceeded his share ownership requirement as of November 30, 2025 based upon an amount equal to two times his annual salary as of November 30, 2025. See “Executive Share Ownership” for details on the share ownership guidelines applicable to Mr. Williams. PSUs are not included in determining whether a NEO meets the Share Ownership Guidelines.
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 39

INFORMATION CONCERNING THE BOARD OF DIRECTORS, DIRECTOR NOMINEES, AND EXECUTIVE OFFICERS

Board Diversity and Tenure
Board Diversity
There are two women included in the slate of ten Director nominees presented to Shareholders at the 2026 Meeting. If the slate of Directors nominated by the Board is elected by the Shareholders at the 2026 Meeting, 20% of the Board, or two of ten Directors, will be women. The Company’s written policies regarding the representation of women on the Board and the Corporate Governance and Nominations Committee’s consideration of the representation of women in the Director identification and selection process are described below. For the reasons explained, the Board and the Committee determined not to adopt specific representation targets for women on the Board. The Board values the importance of considering a variety of perspectives and experiences during the recruitment process and will seek to enhance the incorporation of such perspectives and experiences going forward.
40 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

INFORMATION CONCERNING THE BOARD OF DIRECTORS, DIRECTOR NOMINEES, AND EXECUTIVE OFFICERS

The following chart summarizes the skills, experience and demographic diversity of the slate of Directors presented to the Shareholders for approval at the 2026 Meeting.
Board of Directors Slate

	Elaine Dorward- King	Ali Erfan	Thomas Kaplan	Hume Kyle	Gregory Lang	Kalidas Madhav- peddi	Kevin McArthur	Daniel Muñiz Quintanilla	Ethan Schutt	Dawn Whittaker
Skills and Experience
Board of Directors Experience
Mining Industry Experience (general)
Mine Development & Operations
CEO/Senior Executive Experience
Human Resources/Compensation
Legal
Finance/M&A/Capital Allocation
Financial Literacy
Accounting (Audit Committee Financial Expert)
Cybersecurity
Government/Public Policy
Environmental Science/Policy/Regulation
Sustainability
Risk Management
Corporate Governance
Native Alaskan/Yupik Culture
Alaska Politics
Board Tenure
Years	6	1	15	3	14	19	4	3	7	3
Gender
Male
Female
Non-Binary
Age
Years Old	68	60	63	65	71	70	71	52	52	65
Race / Ethnicity
African American/Black
Asian, Hawaiian, or Pacific Islander
Indian/South Asian
White/Caucasian
Hispanic/Latino
Native American/Alaskan Native
Jewish
Other

NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 41

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS
The following table sets forth certain information regarding the beneficial ownership of the Common Shares as of March 5, 2026 by:
•	the Company’s NEOs;
•	the Company’s Directors and nominees;
•	all of the Company’s executive officers and Directors as a group; and
•	each person who is known by the Company to beneficially own more than 5% of the Company’s issued and outstanding Common Shares.
Unless otherwise indicated, the Shareholders listed possess sole voting and investment power with respect to the shares shown. The Company’s Directors and NEOs do not have different voting rights from other Shareholders.

Name	Business Address	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(2)
Gregory Lang President & CEO, Director	201 South Main, Suite 400 Salt Lake City, Utah 84111 USA	3,846,691(3)	0.88%
Peter Adamek Vice President & CFO	201 South Main, Suite 400 Salt Lake City, Utah 84111 USA	11,154(4)	*
Richard Williams Vice President & COO	201 South Main, Suite 400 Salt Lake City, Utah 84111 USA	891,993(5)	*
Thomas Kaplan Chairman of the Board	600 Fifth Avenue, 24th Floor New York, NY 10020 USA	104,862,866(6)	23.90%
Elaine Dorward-King Lead Director	201 South Main, Suite 400 Salt Lake City, Utah 84111 USA	206,408(7)	*
Ali Erfan Director	600 Fifth Avenue, 24th Floor New York, NY 10020 USA	2,595(8)	*
Hume Kyle Director	400 Burrard Street, Suite 1860 Vancouver, BC V6C 3A6 Canada	90,851(9)	*
Kalidas Madhavpeddi Director	201 South Main, Suite 400 Salt Lake City, Utah 84111 USA	366,587(10)	*
Kevin McArthur Director	201 South Main, Suite 400 Salt Lake City, Utah 84111 USA	231,938(11)	*
Daniel Muñiz Quintanilla Director	201 South Main, Suite 400 Salt Lake City, Utah 84111 USA	166,953(12)	*
Ethan Schutt Director	201 South Main, Suite 400 Salt Lake City, Utah 84111 USA	221,971(13)	*
Dawn Whittaker Director	400 Burrard Street, Suite 1860 Vancouver, BC V6C 3A6 Canada	152,083(14)	*

42 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

Name	Business Address	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(2)
All Director nominees and executive officers as a group (14 persons)		7,347,906(15)	1.67%
Electrum Strategic Resources LP (“Electrum”)	c/o The Electrum Group LLC 600 Fifth Avenue, 24th Floor New York, NY 10020 USA	104,564,790(16)	23.83%
Paulson & Co. Inc.	1133 Avenue of the Americas New York, NY 10036 USA	52,510,519(17)	11.97%
Lingotto Investment Management LLP	7 Seymour Street London, W1H 7JW United Kingdom	34,902,954(18)	7.95%
FMR LLC	245 Summer Street Boston, MA, 02210 USA	23,912,548(19)	5.45%

*	Percentage of Common Shares beneficially owned or over which control or direction is exercised is less than 1%.
(1)
Under applicable U.S. securities laws, a person is considered to be the beneficial owner of securities they own (or certain persons whose ownership is attributed to them) or securities that the person can acquire within 60 days, including upon the exercise of options, warrants or convertible securities.

(2)
Based on 438,780,614 Common Shares outstanding as of March 5, 2026, and includes any Common Shares deemed to be beneficially owned pursuant to options and warrants that are exercisable within 60 days of March 5, 2026.

(3)	Includes 275,500 stock options exercisable within 60 days of March 5, 2026.
(4)	Includes 185,467 stock options exercisable within 60 days of March 5, 2026.
(5)	Includes 92,834 stock options exercisable within 60 days of March 5, 2026.
(6)
Includes 104,564,790 Common Shares held by Electrum and an affiliate. Dr. Kaplan is the Chairman, Chief Executive Officer and Chief Investment Officer of The Electrum Group and thereby may be deemed to have shared voting and investment power over such shares. Also includes 26,867 stock options exercisable within 60 days of March 5, 2026.

(7)	includes 26,867 stock options exercisable within 60 days of March 5, 2026.
(8)	Mr. Erfan does not have any stock options exercisable within 60 days of March 5, 2026.
(9)	Includes 28,467 stock options exercisable within 60 days of March 5, 2026.
(10)	Includes 26,867 stock options exercisable within 60 days of March 5, 2026.
(11)	Includes 26,867 stock options exercisable within 60 days of March 5, 2026.
(12)	Includes 26,867 stock options exercisable within 60 days of March 5, 2026.
(13)	Includes 26,867 stock options exercisable within 60 days of March 5, 2026.
(14)	Includes 28,467 stock options exercisable within 60 days of March 5, 2026.
(15)	Includes 883,638 stock options exercisable within 60 days of March 5, 2026.
(16)
According to a Schedule 13D/A filed with the SEC on May 9, 2025, each of Electrum, The Electrum Group LLC, Electrum Global Holdings LP, TEG Global GP Ltd, and Leopard Holdings LLC have shared voting and dispositive power over 92,902,813 Common Shares. GRAT Holdings LLC has sole voting and dispositive power over 5,286,977 Common Shares. Thomas S. Kaplan has shared voting and dispositive power over 98,189,790 Common Shares (consisting of 92,902,813 Common Shares held by Electrum and 5,286,977 Common Shares held by GRAT Holdings LLC). Electrum Global Holdings LP is the owner of all limited partnership interests of Electrum and all of the equity interests of Electrum Strategic Management LLC, the general partner of Electrum. TEG Global GP Ltd is the sole general partner of, and The Electrum Group LLC is the investment adviser to, Electrum Global Holdings LP. The Electrum Group LLC possesses voting and investment power with respect to assets of Electrum, including indirect investment discretion with respect to the Common Shares held by Electrum. GRAT Holdings LLC indirectly controls Electrum through Leopard Holdings LLC. The investment committee of GRAT Holdings LLC exercises voting and investment decisions on behalf of GRAT Holdings LLC. The address listed in such filing for all of the entities listed in the filing is c/o The Electrum Group LLC, 600 Fifth Avenue, 24th Floor, New York, NY 10020. Thomas Kaplan, Chairman of the Board of Directors of the Company, is also Chairman, Chief Executive Officer and Chief Investment Officer of The Electrum Group. The total in the table above incudes 6,375,000 warrants that are exercisable within 60 days of March 5, 2026.

(17)
According to a Schedule 13G/A filed with the SEC on August 14, 2025, Paulson & Co. Inc. has shared voting and dispositive power over all 39,988,061 Common Shares referenced in the 13G. Subsequent to the filing of Paulson’s 13G on August 14, 2025, on January 28, 2026, Paulson made a cashless exercise of a portion of its warrants resulting in the issuance of 569,333 Common Shares to Paulson. Following this exercise, Paulson has 11,953,125 warrants available for exercise as of March 5, 2026.

(18)
According to a Schedule 13G/A filed with the SEC on August 11, 2025, Lingotto Investment Management LLP has sole voting and sole dispositive power over all such shares. Lingotto Investment Management LLP is 99.7% owned by Lingotto Investment Management (UK) Limited. Lingotto Investment Management (UK) Limited is a wholly owned subsidiary of Exor N.V., which in turn is controlled by Giovanni Agnelli B.V.

(19)
According to a Schedule 13G/A filed with the SEC on February 5, 2026, (i) FMR LLC has sole voting power over 23,890,019 Common Shares and has sole dispositive power over 23,912,548 shares, and (ii) Abigail P. Johnson has sole dispositive power but no voting power over 23,912,548 Common Shares.

As of March 5, 2026, there were approximately 542 registered holders of the Company’s Common Shares.
The Company has no knowledge of any other arrangements, including any pledge by any person of the Company’s securities, the operation of which may at a subsequent date result in a Change of Control of the Company.
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 43

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

Meetings of the Board and Board Member Attendance at the Annual Meeting
During the fiscal year ended November 30, 2025, the Board held 12 meetings. None of the incumbent Directors attended fewer than 75% of the aggregate of the total number of Board meetings and meetings of the committees on which each Director serves.
Board members are not required to attend the annual general meeting; however, the following ten Directors attended the Company’s annual meeting of shareholders held virtually on May 15, 2025: Elaine Dorward-King, Diane Garrett, Thomas Kaplan, Hume Kyle, Gregory Lang, Kalidas Madhavpeddi, Kevin McArthur, Daniel Muñiz Quintanilla, Ethan Schutt, and Dawn Whittaker.
Legal Proceedings
Neither the Company nor any of its property is currently subject to any material legal proceedings or other adverse regulatory proceedings. We do not currently know of any material legal proceedings against us or our subsidiaries involving our Directors, proposed Directors, executive officers or Shareholders of more than 5% of our voting shares, affiliates of the Company, or any associate of any such Director, executive officer, affiliate of the Company or Shareholder, or any material interest adverse to the Company or our subsidiaries. Except as disclosed in the section titled “Election of Directors” on pages 6-8 of this Circular, none of our Directors, proposed Directors or executive officers has, during the past ten years, been involved in any material bankruptcy, criminal or securities law proceedings.
Cease Trade Order, Bankruptcy, Penalties and Sanctions
Except as disclosed in the section titled “Election of Directors” on pages 6-8 of this Circular, no proposed director of the Company is, as of the date hereof or was within ten years before the date hereof, a director, chief executive officer or chief financial officer of any company (including the Company) that:
(a)
was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days, that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer; or

(b)
was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days, that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

Except as disclosed in the section titled “Election of Directors” on pages 6-8 of this Circular, no proposed director of the Company:
(a)
is, as of the date hereof or was within ten years before the date hereof, a director or executive officer of any company (including the Company) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt made a proposal under any legislation relating to bankruptcy or insolvency, or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(b)
has, within ten years before the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

No proposed director of the Company has been subject to:
(a)
any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b)	any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.
44 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

Family and Certain Other Relationships
There are no family relationships among the members of the Board or the members of senior management of the Company. There are no arrangements or understandings with customers, suppliers or others, pursuant to which any member of the Board or member of senior management was selected. As of March 5, 2026, Electrum held 104,564,790 Common Shares, representing approximately 23.83% of the Company’s issued and outstanding shares. Pursuant to the Unit Purchase Agreement dated December 31, 2008, between the Company and Electrum, the Company provided Electrum with the right to designate an observer at all meetings of the Company’s Board and any committee thereof so long as Electrum and its affiliates hold not less than 15% of the Company’s Common Shares. In November 2011, Dr. Thomas Kaplan was appointed the Chairman of the Company’s Board. Dr. Kaplan is also the Chairman and Chief Executive Officer of The Electrum Group. Mr. Daniel Muñiz Quintanilla was elected to the Company’s Board in May 2023. Mr. Muñiz is also a director and special advisor to the chairman of two of Electrum’s privately held portfolio companies, Sunshine Silver Mining & Refining Company and Sinda Ltd. Mr. Ali Erfan was elected to the Company’s Board in July 2025. Mr. Erfan also currently serves as Vice-Chairman of The Electrum Group.
INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON
Except as described in this Circular, and in particular, in relation to the non-binding advisory vote on executive compensation to which all of the Named Executive Officers have a material interest in, no (i) person who has been a Director or executive officer of the Company at any time since the beginning of the Company’s last financial year, (ii) proposed nominee for election as a Director, or (iii) associate or affiliate of any of the foregoing persons, has any material interest, direct or indirect, in any matter to be acted upon at the Meeting.
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 45

COMPENSATION DISCUSSION & ANALYSIS
2025 Highlights:

Company goals achieved slightly above target

Enhanced Shareholder outreach to better understand voting rationale, and ongoing review of executive compensation to adopt best practices while competitively retaining and attracting new talent

There was no payout of PSUs that matured in December 2025 as performance criteria was not met

Overview
The following section of the Circular presents information regarding the design, governance, and implementation of the Company’s compensation program. The Compensation Committee (referred to in this CD&A section as the “Committee”) regularly reviews executive compensation.
During 2012, the Company implemented a fundamental restructuring which repositioned it as a pure gold play focused on permitting and developing its now 60%-owned Donlin Gold property, which is expected to be the largest single gold mine in the United States. The restructuring included the spinout of the Company’s non-core properties into Trilogy Metals Inc. (formerly known as NovaCopper Inc.) to the Company’s Shareholders, the hiring of Gregory Lang as President and CEO, and his recruitment of a new executive team with demonstrated experience in permitting, engineering, building, and operating large, open-pit gold mines in remote locations.
Because of Donlin Gold’s unique attributes and the Company’s relationships with major international mining companies and market stakeholders, the compensation program was designed to attract, retain, and incentivize individuals who have experience with complex, large-scale development properties and who have served in senior management roles with large international mining companies and have engaged with the market at large to advance the Donlin Gold project through permitting, development and operation.
The Board and management believe that every employee should be an owner of the Company to align management’s and employees’ interests with those of Shareholders. As a result, share-based compensation is an important component of the Company’s compensation program.
The Company is committed to aligning management compensation with Shareholder interests through performance-based compensation. As Donlin Gold is in the development stage, the Company is not able to use typical operating company metrics (e.g., revenue, operating cash flow, production, costs, net income) as the basis for the performance-based components of its compensation program. The Committee worked extensively with management and with its compensation consultant, Mercer (Canada) Limited (“Mercer” or the “Compensation Consultant”), to define criteria for all aspects of the Company’s 2025 compensation program, including the performance-based compensation.
NOVAGOLD employees were instrumental in the achievement of important milestones relative to the Company and Donlin Gold in fiscal year 2025, including:
(i)
Completed a landmark transaction to acquire Barrick Mining Corporation’s 50% interest in Donlin Gold LLC. NOVAGOLD increased its ownership to 60% while Donlin Gold Holdings, 100% wholly owned by Paulson Advisers LLC and its affiliates, acquired a 40% interest.

(ii)
Donlin Gold LLC issued a Request for Proposals (“RFP”) for its Bankable Feasibility Study (“BFS”) to top-tier engineering firms with the expertise to design what is expected to be the largest single gold mine in the United States. Proposals were received in October and Fluor was selected as the engineering firm in February 2026 to lead the Donlin Gold BFS. The BFS is expected to be completed in 2027. A more detailed schedule and budget for the BFS is expected to be released in the second quarter 2026 following full-scope alignment with other contractors selected to work on discreet portions of the overall project scope (“Specialist Contractors”). These include the power plant, the natural gas pipeline, and the pressure oxidation and oxygen plant scopes.

(iii)
Hired Frank Arcese as the Project Director for Donlin Gold LLC to lead efforts on the BFS. He has over 40 years of experience working on major mining projects in the United States and international jurisdictions.

(iv)
Held site tours with stakeholders, investors, and analysts, followed by the owners’ visit which included meetings with landowners, government agencies, engineering firms, logistics providers and other pivotal parties with the capacity and experience to support critical project infrastructure as Donlin Gold advances the BFS and development activities after its construction decision.

(v)
Conducted senior-level meetings and site visits with Yukon-Kuskokwim (“Y-K”) region communities, Alaska representatives, and partners – met with Alaska Congressional delegation and industry officials in Washington, D.C. and finalized two additional Shared Values Statements.

46 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

COMPENSATION DISCUSSION & ANALYSIS

Why Should Shareholders Approve our Say on Pay?
Maintaining an active Shareholder engagement program remains a high priority for the Company and is a core element of its corporate governance practices. The Company engages with Shareholders through regular public disclosures, including annual and quarterly reports, news releases, and other regulatory filings on SEDAR+. In addition, the Board Chair, Chief Executive Officer, Vice President of Corporate Communications, and Manager of Investor Relations meet regularly with large institutional Shareholders and investment advisors, and the Corporate Communications team is responsive to Shareholder inquiries across all ownership levels.
At the Company’s annual general meeting held on May 14, 2025 (the “2025 AGM”), the advisory say-on-pay resolution received support from 70.65% of the votes cast, representing a decline from 83.72% in the prior year. In response, the Company undertook enhanced Shareholder outreach to better understand voting rationale and continuing to review executive compensation to adopt best practices while competitively retaining and attracting new talent.
During 2025, NOVAGOLD contacted or attempted to contact all Shareholders holding 15,000 shares or more, representing approximately 92.68% of the Company’s issued and outstanding Common Shares entitled to vote at the 2025 AGM. In addition, the Company conducted targeted outreach to Shareholders who voted against the advisory approval of executive compensation, representing approximately 34% of the voting shares. The Company retained Kingsdale Advisors to support this post-proxy engagement process and provide strategic Shareholder advisory, governance, and communications services. With Kingsdale’s assistance, the Chair of the Compensation Committee, Vice President of Corporate Communications, former Director of Human Resources and Corporate Secretary, and Manager of Investor Relations met with key Shareholders to solicit feedback on executive compensation and other matters of Shareholder interest.
Key Feedback from Shareholder Engagement and Actions Taken
The design of our long-term incentive program, including concerns about targeting median performance outcomes rather than outperformance and the use of discretion when performance targets are not achieved;
The overall level of executive compensation, including pay outcomes above the peer median and the potential for pay increases without commensurate company performance;
The application of board discretion in incentive outcomes, particularly the vesting of awards or payment of bonuses despite below-target results;
The alignment of executive compensation with Shareholder experience, as reflected in declining Say on Pay support over recent years and investor expectations for stronger pay-for-performance alignment;
The composition and disclosure of our peer group and benchmarking practices, including the rationale for peer selection and clearer articulation of pay versus performance outcomes; and
The quality and transparency of our compensation disclosures and Shareholder engagement, including expectations for earlier, more proactive engagement with Shareholders and proxy advisors and enhanced context around key compensation decisions.

Key Themes	Our Perspective and Actions
LTI Design & Performance Orientation
We acknowledge investor feedback on targeting median performance and are refining LTI design to further emphasize outperformance, including reviewing performance curves, goal calibration, and performance ranges to better align payouts with Shareholder outcomes.

Use of Board Discretion
We recognize concerns regarding the use of discretion when targets are not achieved. Going forward, we are strengthening our framework for discretionary decisions, enhancing disclosure of rationale, and reinforcing oversight to ensure consistency with performance and Shareholder expectations.

Overall Pay Levels & Pay-for-Performance Alignment
We are mindful of feedback regarding above-median pay outcomes and are reinforcing our pay-for-performance philosophy by more clearly linking compensation outcomes to company results and Shareholder experience over time.

Peer Group Composition & Peer Performance Benchmarking
In response to feedback, we have updated our compensation peer group to better reflect comparable size, scale, and business complexity, and are enhancing disclosure on peer performance comparisons to improve transparency and benchmarking credibility.

Disclosure & Shareholder Engagement
We are expanding and improving our compensation disclosures, including clearer explanations of peer selection, pay versus performance outcomes, and key decisions over time, and are engaging earlier and more proactively with Shareholders and proxy advisors outside of proxy season.

NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 47

COMPENSATION DISCUSSION & ANALYSIS

The Company values Shareholder input and remains committed to aligning its executive compensation program with Shareholder interests. Feedback received through these engagement efforts will be considered in future compensation decisions and broader corporate strategy, and the Company expects to continue regular and proactive engagement with Shareholders.
Compensation Committee
The Compensation Committee is a standing committee of the Board and is appointed by and reports to the Board, with a mandate to assist the Board in fulfilling its oversight responsibilities related to the:
•	appointment, performance evaluation, and compensation of the Company’s CEO and other executive officers of the Company;
•	succession planning relating to the CEO, other executive officers and other key employees, including appointments, reassignments, and terminations;
•	compensation structure for the CEO and other executive officers including annual, mid-term and long-term incentive plans involving share issuances or share awards;
•	determination of Director compensation; and
•	share ownership guidelines for the CEO, other executive officers, and Directors.
The charter of the Committee is available at www.novagold.com under the Governance tab. More information regarding the responsibilities and operation of the Committee and the process by which compensation is determined are discussed starting on page 51 in “Statement of Executive Compensation” and on page 81 under the heading “Non-Executive Director Compensation”.
For the year ended November 30, 2025, the Committee consisted of three independent Directors: Kalidas Madhavpeddi (Chair), Elaine Dorward-King and Daniel Muñiz Quintanilla. All current members of the Committee are non-executive Directors of the Company and satisfy all applicable independence standards of the NYSE American and applicable Canadian securities laws. The Committee met six times in the fiscal year ended November 30, 2025. More information regarding the qualifications of each of the members of the Committee is provided in “Information Concerning the Board of Directors, Director Nominees, and Executive Officers” above.
Compensation Committee’s Relationship with its Independent Compensation Consultant
The Committee has directly engaged Mercer to provide specific support to the Committee in determining compensation for the Company’s officers and Directors, including during the most recently completed fiscal year. Such analysis and advice from the Compensation Consultant includes, but is not limited to, executive compensation policy (for example, the choice of companies to include in the Peer Group (as defined below) and compensation philosophy), total compensation benchmarking for the NEOs, and incentive plan design. In addition, this support has also consisted of: (i) the provision of general market observations throughout the year with respect to market trends and compensation governance issues; (ii) the provision of benchmark market data; and (iii) attendance at Committee meetings. Decisions made by the Committee, however, are the responsibility of the Committee and may reflect factors and considerations other than the information and recommendations provided by the Compensation Consultant. In addition to this mandate, the Compensation Consultant provides general employee compensation consulting services to the Company; however, these services are limited in size and scope and are of significantly lesser value than those provided related to executive officer and Director compensation.
The Committee Chair pre-approves a Statement of Work provided by the Compensation Consultant prior to the start of the annual executive officer and Director compensation reviews, or any other special project. The Statement of Work confirms the work that the Compensation Consultant is asked to complete and the associated fees. The Committee has assessed the independence of the Compensation Consultant pursuant to NYSE American Company Guide rules and SEC rules and concluded that the Compensation Consultant’s work for the Committee does not raise any conflict of interest. The Committee regularly assesses the performance of the Compensation Consultant and may, from time to time, determine that obtaining competitive proposals is appropriate.
The fees paid to the Compensation Consultant for services performed in fiscal year 2025 were C$109,320 to assist the Committee in developing the Company’s compensation policies and programs. In fiscal year 2024, Mercer was paid C$66,832 to perform similar services. The Compensation Consultant is a wholly owned subsidiary of Marsh & McLennan Companies, Inc. (MMC). Marsh Risk & Insurance Services (“Marsh”), an MMC affiliate, provides insurance broker services to the Company. The engagement of Marsh did not require or receive approval of the Board or the Committee. During the year ended November 30, 2025, Marsh billed the Company $178,187 for insurance brokerage services. With respect to the engagement of Mercer, the Committee considered various factors that may impact the independence of Mercer, including the amounts payable to Mercer and Marsh as described above, and whether any other relationships existed between Mercer or Marsh, on the one hand, and any executive officer of the Company or any member of the Board, on the other hand, and the Committee determined that a conflict of interest did not exist.
48 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

COMPENSATION DISCUSSION & ANALYSIS

Risk Assessment of Compensation Policies and Practices
Annually, the Committee conducts a risk assessment of the Company’s compensation policies and practices as they apply to all employees, including all executive officers. The design features and performance metrics of the Company’s cash and stock-based incentive programs, along with the approval mechanisms associated with each, are evaluated to determine whether any of these policies and practices would create risks that are reasonably likely to have a material adverse effect on the Company.
Checklist of Compensation Practices

WHAT WE DO	WHAT WE DON’T DO
Base the vast majority of pay on performance; most compensation is therefore at-risk	No repricing or exchange of underwater stock options
Align pay and performance	No special change of control provisions for executives
Establish rigorous Company goals for annual incentive program	No excessive perquisites
Prohibit hedging and pledging of Company stock	No special tax gross ups
Include “double trigger” change of control provisions in equity plans	No guaranteed annual salary increases or bonuses
Apply Incentive Compensation Recovery Policy to annual incentive program and equity awards	No plans that encourage excessive risk-taking

As part of the review, the following characteristics of the Company’s compensation policies and practices were noted as being characteristics that the Company believes reduce the likelihood of risk-taking by the Company’s employees, including the Company’s officers and non-officers:
•
The Company’s compensation mix is balanced among fixed components such as salary and benefits, and variable components such as an annual incentive program opportunity and long-term performance-based incentives, including PSUs and stock options.

•
The Committee, under its charter, has the authority to retain any advisor it deems necessary to fulfill its obligations and has engaged the Compensation Consultant. The Compensation Consultant assists the Committee in reviewing executive compensation and provides advice to the Committee on an as-needed basis.

•
The annual incentive program for the executive management team, which includes each of the NEOs, is approved by the Board. Individual payments are based on a combination of quantitative and qualitative metrics, as well as discretionary factors. More information about the 2025 annual incentive program goals can be found on pages 55-65 of this Circular.

•	Stock-based awards for all employees are recommended by the Committee and approved by the Board.
•	The Board approves the compensation for the President and CEO based upon a recommendation by the Committee, which is comprised entirely of independent Directors.
•
The nature of the business in which the Company operates requires some level of risk-taking to acquire reserves and to develop mining operations in the best interest of all stakeholders. Consequently, the executive compensation policies and practices have been designed to encourage actions and behaviors directed toward increasing long-term value while limiting incentives that promote excessive risk-taking.

Based on this assessment, the Committee concluded that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
Employees of NOVAGOLD, including NEOs and Directors, are not permitted to purchase financial instruments, including, for greater clarity, prepaid variable forward contracts, equity swaps, collars, or units of exchange funds that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by the employee or Director. Additionally, the Company does not permit any employees or Directors to pledge Company securities to secure personal debts or loans.
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 49

COMPENSATION DISCUSSION & ANALYSIS

Peer Group for 2025 Executive Compensation Planning
The Committee retained the Compensation Consultant to assist the Committee in determining appropriate levels for each of the three main components of total direct compensation for the Company’s Directors and NEOs for fiscal year 2025. The Compensation Consultant’s work encompasses a review of the Company’s executive compensation philosophies relative to a comparable group of mining companies using the publicly available filings of these peer companies.
A compensation peer group of mining companies was developed using the following selection criteria:
•	Canadian and/or U.S. listed companies;
•	market capitalization, enterprise value, and/or total assets similar to the Company;
•	gold, diversified metals and mining, or precious metals/minerals industry, including non-producing, single asset organizations;
•	complexity of operation/business strategy relative to the Company; and
•	experienced, full-time executive team.
The Company considers the above selection criteria to be relevant because it results in a group of companies in our industry that are similar in size by market capitalization, enterprise value and/or assets (within a range of approximately 50% to 200% that of NOVAGOLD), operating jurisdictions and/or stage of development.
During August 2024, based upon considerations of the selection criteria, stage of development and operating jurisdictions, the following peer group companies were selected after reviewing the company data below as of July 15, 2024.
All values in C$ millions(1)

Company Name	Market Cap.(2)	Total Assets(3)	Revenue(4)	GICS Description(5)	HQ
B2Gold Corp.	$5,398	$6,611	$2,623	Gold	BC, Canada
Hecla Mining Company	$5,042	$4,084	$977	Silver	ID, United States
Eldorado Gold Corporation	$4,641	$6,764	$1,368	Gold	BC, Canada
Coeur Mining, Inc.	$3,553	$2,822	$1,114	Gold	IL, United States
Equinox Gold Corp.	$3,492	$5,900	$1,476	Gold	BC, Canada
IAMGOLD Corporation	$3,222	$6,155	$1,339	Gold	ON, Canada
OceanaGold Corporation	$2,589	$3,318	$1,392	Gold	BC, Canada
New Gold Inc.	$2,546	$3,100	$1,067	Gold	ON, Canada
Centerra Gold Inc.	$2,012	$3,093	$1,485	Gold	ON, Canada
Torex Gold Resources Inc.	$1,936	$2,490	$1,197	Gold	ON, Canada
MAG Silver Corp.(6)	$1,876	$706	$0	Silver	BC, Canada
Seabridge Gold Inc.	$1,837	$1,351	$0	Gold	ON, Canada
SSR Mining Inc.	$1,453	$7,304	$1,935	Gold	CO, United States
NOVAGOLD RESOURCES INC.	$1,933	$181	$0	Gold	BC, Canada
Percentile Rank	28%	min	7%

Data source: Mercer
(1)	Financial figures in U.S. dollars have been converted to CAD using $1.00 CAD = $0.737 USD.
(2)	Market capitalization as of July 15, 2024.
(3)	Most recently reported total assets for fiscal year 2023.
(4)	12-month revenue for fiscal year ending 2023.
(5)	S&P/JP Morgan Chase Global Industry Classification Code (GICS).
(6)	MAG Silver Corp. was acquired by Pan American Silver Corp. on September 4, 2025.
Relative to the Peer Group, NOVAGOLD’s market capitalization was at the 28th percentile within our peer group, and NOVAGOLD’s revenue was at the 7th percentile versus our peer group for the period presented in the above table.
50 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

COMPENSATION DISCUSSION & ANALYSIS

Peer Group for 2026 Executive Compensation Planning
The Committee followed a similar process for the selection of the peer group for 2026 executive compensation planning in the second half of fiscal year 2025. The 2026 benchmarking peer group is as follows:

• Coeur Mining Inc.	• Hecla Mining Company	• MAG Silver Corp.
• Equinox Gold Corp.	• New Gold Inc.	• Seabridge Gold Inc.
• B2Gold Corp.	• OceanaGold Corporation	• Centerra Gold Inc.
• Eldorado Gold Corporation	• Torex Gold Resources Inc.
• IAMGOLD Corporation	• SSR Mining Inc.

The 13 peer group companies for 2026 executive compensation planning remain unchanged from 2025.
Statement of Executive Compensation
This Compensation Discussion and Analysis describes and explains the significant elements of the Company’s executive compensation program which were implemented during fiscal year 2025 to attract, retain, and incentivize the Company’s NEOs.
The Company’s NEOs during fiscal 2025 were:
•	Mr. Gregory Lang, President and CEO (CEO);
•	Mr. Peter Adamek, CFO; and
•	Mr. Richard Williams, Vice President and COO (COO).
Executive Compensation Philosophy
NOVAGOLD has a pay-for-performance philosophy and the compensation programs of the Company are designed to attract and retain executive officers with the talent and experience necessary for the success of the Company. As directed by the Committee, the Company has a compensation philosophy to pay above the median of its Peer Group companies to attract and retain above average executive talent.
Why We Pay Above Median
Factors which influence this policy include the size and scale of the Company’s flagship Donlin Gold project, which is in an extremely remote location and is much larger, and likely more complex, than any asset owned by our Peer Group companies. Our executive compensation program acknowledges that managing these resources requires an executive team with extensive experience and skills in advancing significant deposits into production. Additionally, the Company works with senior mining partners as it advances its complex, large-scale project and needs to attract and retain executives with specialized skills, knowledge, and experience which come from working for and with large mining companies. Such skills and knowledge include the areas of geology, engineering, logistical planning, preparation of feasibility studies, permitting, regulation, mine construction and operation, government and community affairs, compliance, marketing, finance, and accounting.
As part of its 2025 executive compensation planning, the Committee also referred to the compensation paid by senior mining companies to their incumbents in positions comparable to those held by the Company’s NEOs. Although not included in the Peer Group, the Committee also referenced the compensation packages of Barrick Gold Corporation, Newmont Corporation, Agnico Eagle Mines Ltd., and Kinross Gold Corporation, as: (i) most of the NEOs have previously worked for at least one of those senior mining companies, (ii) to measure the competitiveness of the Company’s compensation programs, and (iii) the Committee considers those companies to be competitors for the Company’s executive talent. No changes to the Company’s compensation programs were made as a result of the supplemental review of the compensation programs of these senior mining companies. Ultimately, the Peer Group companies were selected to reflect the fact that the Company’s assets are in the development stage.
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 51

COMPENSATION DISCUSSION & ANALYSIS

Our Annual Compensation Review Process
The Committee evaluates each executive officer position to establish skill requirements and levels of responsibility. The Committee, after referring to market information provided by its independent Compensation Consultant, Mercer, and after considering the CEO’s recommendations for compensation of the Company’s other officers, makes recommendations to the Board regarding compensation for the officers. The Company regularly meets with its major Shareholders to discuss a variety of matters relevant to the Company. At the request of the Committee, the Company includes the issue of executive compensation in such discussions and provides feedback from the Shareholders to the Committee.
The Committee believes that the Company’s executive compensation program structure has been successful in achieving the goals set out in the Committee’s compensation philosophy, namely attracting and retaining above-average executive talent who have worked for and with large mining companies, and who have specialized skills, knowledge and experience necessary to advance the Company’s significant and complex Donlin Gold project. As such, the executive compensation program targets remained unchanged from 2024-2025. The Committee currently targets NEO compensation as follows:
•	Base Salary – 62.5th percentile of the Peer Group companies (as defined in the “Peer Group” section above);
•	Total Cash Compensation (base salary & annual incentive) – 62.5th percentile of the Peer Group companies; and
•	Total Direct Compensation (base salary, annual incentive & long-term incentive compensation) – 75th percentile of the Peer Group companies.
Executive Compensation Objectives and Elements
In establishing compensation objectives for the NEOs, the Committee seeks to accomplish the following goals:
•	recruit and subsequently retain highly qualified executive officers by offering overall compensation that is competitive with that offered for comparable positions at Peer Group companies;
•	incentivize executives to achieve important corporate and individual performance objectives and reward them when such objectives are met; and
•	align the interests of executive officers with the long-term interests of Shareholders through participation in the Company’s stock-based compensation plans.
During 2025, the Company’s executive compensation package consisted of the following principal components: base salary, annual incentive cash bonus, various welfare plan benefits, 401(k) retirement account (“401(k)”), including employer matching funds for U.S. NEOs, and long-term incentives in the form of stock options and Performance Share Units (“PSUs”).
The following table summarizes the different elements of the Company’s total compensation package for all employees, including the NEOs:

Compensation Element	Objective	Key Feature	Compensation Element “At-Risk”
Base Salary	Provide a fixed level of cash compensation for performing day-to-day responsibilities.	Base salary bands were created and are reviewed annually based on the 62.5th percentile of the Peer Group market data for base salary. Actual increases are based on individual performance.	No
Annual Incentive Plan	Reward for short-term achievement of corporate and individual goals.
Cash payments based on a formula. Each NEO has a target opportunity based on the 62.5th percentile of the Peer Group market data for total cash. Actual payout depends on performance against annual corporate and individual goals.
Yes
Stock Options	Align executives’ interests with those of Shareholders, encourage retention and reward long-term Company performance.
Calculations for awards are based on targets for each NEO determined by targeting the 75th percentile of the Peer Group market data for total direct compensation. Stock option grants vest over three years and have a five-year term.
Yes

52 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

COMPENSATION DISCUSSION & ANALYSIS

Compensation Element	Objective	Key Feature	Compensation Element “At-Risk”
Performance Share Units	Align executives’ interests with those of Shareholders, encourage retention and reward long-term Company performance.
Calculations for grant amounts are based on targets for each NEO determined by targeting the 75th percentile of the Peer Group market data for total direct compensation. Annual PSU grants cliff vest at the end of a three-year performance period and actual payout, if any, depends upon performance against corporate goals as established by the Board at the time of grant.
Yes
Employee Share Purchase Plan	Encourage ownership in the Company through the regular purchase of Company shares from the open market.	Employees may contribute up to 5% of base salary and the Company matches 50% of the employee’s contribution.	No
Retirement Plans	Provide retirement savings.
401(k) – Company matches 100% of the U.S. employee’s contribution up to 5% of base salary, subject to applicable IRS limitations.
RRSP – Company matches 100% of the Canadian employee’s contribution up to 5% of base salary, subject to applicable CRA limitations.
No
Welfare Plan Benefits	Provide security to employees and their dependents pertaining to health and welfare risks.	Coverage includes medical, dental and vision benefits, short- and long-term disability insurance, life and AD&D insurance and an employee assistance plan.	No

Annual Compensation Decision-Making Process
Each year, the executive team establishes goals for the upcoming year that include key priorities and initiatives. The CEO presents these goals to the Committee and Board for consideration and approval.
The Company’s fiscal year 2026 corporate goals and weightings include:
•	20% for performance tied to a specific strategic goal;
•	40% for advancing the Donlin Gold project toward a bankable feasibility study / construction decision / production;
•	10% for maintaining a favorable reputation for the Company and the Donlin Gold project among the Company’s Shareholders;
•	10% for promoting strong community outreach and a sustainability culture;
•	10% for maintaining strong safety and environmental performance; and
•	10% for managing the Company treasury effectively and efficiently.
Achievement of the foregoing strategic goals will be measured at the end of fiscal 2026 by assessing completion of the underlying tactical goals. Based upon the level of completion of the goals, performance ratings are determined for the Company by the Board and for each of the NEOs by the Committee. These Company and individual performance ratings are used in making decisions and calculations related to base salary increases and annual incentive payments.
The Board can exercise discretion in determining the appropriate performance rating for the Company and for the executive officers based on their evaluation of performance against goals set at the beginning of the year. The size of any payment or award is dependent on the Company and the individual performance ratings as determined by the Committee and Board. The ratings can range from 0% to 150%, with 100% representing achievement of the target goal and 150% representing the maximum allowable rating for exceeding the target goal.
The Committee makes a recommendation to the Board regarding the NEOs’ base salary and annual incentive payments. Stock option and PSU grants for NEOs are also approved by the Board and are based upon a fixed long-term incentive target for each NEO expressed as a percentage of the NEO’s base salary.
Base salary increases, if granted, are effective January 1 of each year and annual incentive payments are usually made shortly after the end of the fiscal year, which concludes each year on November 30.
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 53

COMPENSATION DISCUSSION & ANALYSIS

The chart below illustrates the 2025 targeted and actual pay mix for the CEO and other NEOs. The actual 2025 pay mix is based on compensation earned in fiscal year 2025, however, the annual incentive amounts and long-term incentive amounts earned in 2025 were paid or awarded after the close of fiscal year 2025. It is important to note that long-term incentive amounts earned in 2024 were granted during fiscal year 2025. The NEOs’ target pay mix remains unchanged from fiscal year 2025 to fiscal year 2026.

Compensation Elements
After compiling information based on salaries, bonuses and other types of cash and equity-based compensation programs obtained from the public disclosure records of the Peer Group, the Compensation Consultant reported its findings and made recommendations to the Committee regarding compensation targets for Directors and NEOs.
The Committee has set the following compensation targets for the Company’s NEOs for the 2026 fiscal year, which were unchanged from fiscal year 2025:

CEO

Base Salary – 62.5th percentile of Peer Group
Annual Incentive Target – 100% of base salary
Long Term Incentive Target – 375% of base salary

Other NEOs

Base Salary – 62.5th percentile of Peer Group
Annual Incentive Target – 80% of base salary
Long Term Incentive Target – 250% of base salary

In addition, our NEOs receive compensation in the form of Company-paid health and welfare benefits (medical, dental, vision, life, AD&D, short-term and long-term disability insurance) and a Company match on 401(k) and Employee Stock Purchase Plan contributions, which benefits are offered on par to all employees. Our NEOs are entitled to one paid executive physical per year, and Mr. Lang receives an auto allowance. The foregoing items of NEO compensation are reflected in the Summary Compensation Table on page 69 of this Circular.
Base Salary
Salaries for officers are determined by evaluating the responsibilities inherent in the position held and each individual’s experience and past performance, as well as by reference to the competitive marketplace for management talent at the Peer Group companies. The Committee refers to market information provided by the Compensation Consultant on an annual basis. The Compensation Consultant matches the executives to those individuals performing similar functions at the Peer Group companies. For the 2025 fiscal year, the Company set the 62.5th percentile of this market data as a target for base salaries.
As explained in the section “Executive Compensation Philosophy” above, the Company targets base salaries above the median of salaries paid by the Peer Group companies to assist in attracting and retaining the highly experienced people that the Company needs to be successful.
If a NEO is fully competent in their position, the NEO will be paid between 95% and 105% of the guidepost. ‘Guidepost’ refers to the midpoint of the applicable salary band. Developing NEOs are generally paid between 80% and 94% of the guidepost and NEOs who are highly
54 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

COMPENSATION DISCUSSION & ANALYSIS

experienced and consistently perform above expectations can be paid between 106% and 125% of the guidepost. The Company most recently updated its compensation guideposts for employees during 2023 with the assistance of Mercer. The Compensation Committee reviewed and approved the guideposts for the NEOs in November 2023.
NEO Base Salary Compared to Salary Band Guideposts

NEO	2025 Base Salary Compared to Salary Band Guidepost	Reason
Gregory Lang	Above: 129% of guidepost
Mr. Lang’s base salary is above the salary range guidepost for his role and level due to his past experience, current performance and long tenure at the Company. Specifically, Mr. Lang brings his previous experience as President of Barrick Gold North America, his mine engineering and operations experience, his good reputation in the industry, and his excellent relationships with the Company’s stakeholders.

Peter Adamek	Below: 90% of guidepost
Mr. Adamek’s base salary is below the salary range guidepost for his position as he is serving as CFO of a publicly traded company for the first time. Mr. Adamek’s experience serving as an auditor at KPMG, working in the RBC Capital Markets Global Mining division, and 14 years working in various financial and accounting roles at Hudbay have prepared him to serve as the Company’s CFO.

Richard Williams	Below: 97% of guidepost
Mr. Williams is an accomplished mine engineer and metallurgical expert. His promotion to the role of COO in 2024 reflects the addition of broader corporate strategy responsibilities related to the development and deployment of the Company’s assets to his job description. His base salary is slightly below the salary range guidepost for his position as he is new to the COO role.

Base Salaries for 2026
The Board agreed with the Committee’s recommendations and approved the following base salaries to be effective as of January 1, 2026 for Mr. Lang, Mr. Adamek, and Mr. Williams:

NEO	Title	2025 Base Salary	2026 Base Salary	% Change
Gregory Lang	President & CEO	$885,400	$885,400	0%
Peter Adamek	VP & CFO	$412,000	$412,000	0%
Richard Williams	VP & COO	$447,500	$460,900	3%

Annual Incentive Plan
At the end of each fiscal year, the Committee reviews individual performance and Company performance against the goals set by the Company for such fiscal year. The assessment of whether the Company’s goals for the year have been met includes, but is not limited to, considering the quality and measured progress at the Company’s development stage project, strong safety record, protection of the Company’s treasury, corporate alliances and similar achievements.
Annual Incentive Payment for 2025
Annual incentive awards for 2025 were based on performance relative to goals set at the beginning of fiscal year 2025. Performance is measured in two areas: company and individual. The ratings can range from 0% to 150%, with 100% representing achievement of the target goal and 150% representing the maximum allowable rating for exceeding the target goal.
Discussions around Company goals for the following year commence during strategy sessions that usually begin in the fall of the preceding year. The NEOs, other officers and some managers are involved in the strategy sessions. These Company goals are reviewed and approved by the Committee and Board. Individual goals flow down from the Company goals to ensure that everyone’s efforts are aligned with the goals and linked to the success of the Company.
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 55

COMPENSATION DISCUSSION & ANALYSIS

The Company also focuses on setting goals around its core values which include safety, sustainability, accountability, communication, empowerment, integrity, respect, and teamwork.
The 2025 Company goals included:
ADVANCE DONLIN GOLD TOWARD FEASIBILITY STUDY/CONSTRUCTION/PRODUCTION DECISION: 20% WEIGHT
Advance Donlin Gold Permits and Approvals (25%)

Threshold (~70-90% rating)	• Select contractor and initiate execution of scope of work for Alaska Dam Safety Certification Detailed Design Package
Target (~90-110% rating)	• Threshold plus:
• Obtain and incorporate Alaska Department of Natural Resources (ADNR) comments on Preliminary Design Package into the Detailed Design Package (DDP)
• Complete Cook Inlet Region, Inc. (CIRI) right-of-way (ROW) easement
• Present draft post-closure management, monitoring and water treatment trust agreement to stakeholders and ADNR and incorporate feedback into final draft
Maximum (~110-150% rating)	• Target items plus:
• Finalize post-closure management, monitoring and water treatment trust agreement
• Finalize mine closure area easement relocation with Bureau of Land Management (BLM), The Kuskokwim Corporation (TKC), Calista Corporation (Calista), and the State of Alaska
Achievement Description	• BGC Engineering selected for DDP work on Dam Safety Certification. Preliminary design package comments from state expected in Q1 2026
• CIRI’s board approved the ROW easement and easement was finalized in November 2025.
Achievement Rating:	110%

56 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

COMPENSATION DISCUSSION & ANALYSIS

Existing Permits (25%)

Threshold (~70-90% rating)	• Support Donlin litigation team in remand process and/or appeal of the decision in the federal litigation
• Conduct best available control technology (BACT) analysis for second extension of air quality permit construction deadline
Target (~90-110% rating)	• Threshold plus:
• Receive extension of the deadline to complete construction of the pipeline from the BLM
• Maintain coordination with regulators regarding APDES permit, waste management permit and reclamation plan renewals
• Commence data collection for modeling necessary to obtain third extension of air quality permit construction deadline
Maximum (~110-150% rating)	• Obtain favorable decisions from Alaska Supreme Court in:
i) ROW case
ii) water rights case
• or from Alaska Superior Court in:
iii) 401 certification case
Achievement Description	• Support for 404 remand work is underway; Corps is reviewing statement of work for 404 remand work.
• Data collection for modeling commenced.
• BLM extension of Right-of-Way easement was obtained in August 2025. Installation of equipment for air quality data collection is underway.
• Favorable decision in 401 certification case obtained May 6, 2025.
Achievement Rating:	120%

Donlin Gold Engineering Studies (30%)

Threshold (~70-90% rating)	1) Open camp and staff up for drill program
2) Finalize testwork associated with the 2024 pilot plant and compile data
3) Onboard mine engineering consultant for mine planning
4) Site water balance update
5) Complete SoW and RFP for cost update
Target (~90-110% rating)	1) Accomplish defined drill program on budget (+/- 10%)
2) Complete update to Process Design Criteria (PDC)
3) Mine engineering with DG24. Update geotech/pit slopes
4) Add geochemistry to water balance model
• Award cost estimate update and onboard engineering companies
Maximum (~110-150% rating)	1) Complete drill program on budget and perform camp maintenance projects within the scheduled camp duration
2) Complete update to MetSim model with results from updated PDC
3) Redesign of waste rock facility to mitigate potential acid rock drainage and metal leaching, as required
4) Start cost estimate update
Achievement Description	• Post Paulson transaction, these goals have been exceeded as Donlin Gold is embarking on a BFS.

•
Camp opened March 2025. Phase 2 pilot plant testwork commenced in Q3, Phase 1 complete. Initial water balance scope complete, final will be included in BFS. Moved from cost update to full BFS update-scope of work and RFP was issued in August 2025. Drill program pivoted post strategic transaction-to resource conversion and is complete;

Achievement Rating:	110%

NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 57

COMPENSATION DISCUSSION & ANALYSIS

Donlin Gold Resource Model (20%)

Threshold (~70-90% rating)	• Continuation of geologic model redesign for mining
Target (~90-110% rating)	• Geologic model validation. Update resource model (DG25)
Maximum (~110-150% rating)	• Commence sensitivity testing on grid results for intrusives to verify the estimation strategy and reduce risk related to dilution
Achievement Description	• DG25 resource model is in progress and is developing in line with expectations. DG25 will be the basis for BFS.
Achievement Rating:	110%

MAINTAIN A FAVORABLE REPUTATION OF THE COMPANY AND ITS PROJECT AMONG SHAREHOLDERS: 20% WEIGHT
IR Program and Outreach (80%)

Threshold (~70-90% rating)	• Reach out to 100% of top 20 Shareholders* during the year and engage with 70%. Maintain 12 out of 20 top Shareholders* and attract 2 additions to the holders who hold greater than 0.5 million shares
Target (~90-110% rating)
•
Reach out to 100% of top 20 Shareholders* during the year and engage with 80%. Maintain 14 or more out of 20 top Shareholders* and attract 3 or more additions to the holders who hold greater than 0.5 million shares

Maximum (~110-150% rating)
•
Reach out to 100% of top 20 Shareholders* during the year and engage with 90%. Maintain 16 or more out of 20 top Shareholders* and attract 3 or more additions to the holders who hold greater than 0.75 million shares

Achievement Description	• Reached out to 100% of top 20 Shareholders YTD and engaged with 95%.

•
Maintained 14 out of 20 top Shareholders where the six moved below the top 20 and none sold out of their position. The substantial change is due to the new Shareholders who participated in the offering to purchase the additional 10% interest in Donlin Gold concurrently with the purchase of Barrick’s 50% with Paulson. This catalyst enabled us to attract generalist funds which the Company has been courting for some time, which gives an important signal to the market for others to invest.

•
Significant additions to many longtime Shareholders’ positions as part of public offering and private placement representing 6 major Shareholders who substantially increased their position to 58 million shares on a combined basis.

Achievement Rating:	150%

*	Top 20 Shareholders do not include passive index funds or custodial funds
58 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

COMPENSATION DISCUSSION & ANALYSIS

Shareholder Engagement (20%)

Threshold (~70-90% rating)	• Proxy circular Shareholder engagement campaign results in 60% eligible voter turnout at AGM
Target (~90-110% rating)	• Proxy circular Shareholder engagement campaign results in 70% eligible voter turnout at AGM and at least 80% of votes cast in support of each AGM proposal
Maximum (~110-150% rating)	• Proxy circular Shareholder engagement campaign results in 80% eligible voter turnout at AGM and at least 85% of votes cast in support of each AGM proposal
Achievement Description
•
82.14% Shareholder turnout for 2025 AGM. All proposals except Say on Pay received >90% approval. Say on Pay received 70.65% approval. Enhanced Shareholder outreach was conducted with those who may have voted against Say on Pay was conducted.

Achievement Rating:	90%

PROMOTE STRONG COMMUNITY OUTREACH AND SUSTAINABILITY CULTURE: 15% WEIGHT
Provide Benefits to Y-K Communities and Stakeholder Organizations (60%)

Threshold (~70-90% rating)	• Outreach with Tribes and regional entities on potential projects
• Invest in and participate in greater than five community events utilizing Community Liaisons when possible
• Sign 1 new Shared Values Statement (SVS) with village/tribal council/organization
• Support Donlin Gold HR in ensuring Shareholder hire for 2025 drill program by contacting 25 villages to let them know about job vacancies
Target (~90-110% rating)	• Partner with Tribes and regional entities on one environmental stewardship project – Implement George River smolt study for full migration cycle in collaboration with Native Village of Napaimute
• Invest in and participate in greater than ten community events utilizing Community Liaisons when possible
• Sign 2 new Shared Values Statements (SVS) with villages/tribal councils/organizations
• Support Donlin Gold HR in effort to hire locals from ten or more communities for 2025 drill program
Maximum (~110-150% rating)
•
Partner with Tribes and regional entities on two environmental stewardship projects – Support Napaimute and AVCP in seeking external funding for continuation of George River smolt study project beyond 2025 in collaboration with Native Village of Napaimute and Water quality training with AVCP

• Invest and participate in greater than 20 community events utilizing Community Liaisons when possible
• Sign 3 new Shared Values Statements (SVS) with villages/tribal councils/organizations
• Support Donlin Gold HR in effort to hire locals from 15 or more communities for 2025 drill program
Achievement Description	• Collaboration between Donlin Gold and Napaimute, providing financial assistance to maintain the Kuskokwim River Ice Road.
• Supported 47 Tribes with Clean Up Green up initiative.
• Support for the Crooked Creek landfill maintenance.

•
In collaboration with Donlin Gold/Owl Ridge/Napaimute, NOVAGOLD continues to progress on the George River salmon smolt monitoring program. Donlin Gold supported Napaimute in submitting a funding request to the Alaska Sustainable Salmon Foundation for funding up to 50% for their 2026 program.

• Invested and participated in 27 community events.
• Three new SVS signed year-to-date (Cook Inlet, Tyonek, and Nikolai).
• 53% Shareholder hire at Donlin Gold – 28 employees in 2025 field season representing 22 villages from the Y-K region.
Achievement Rating:	140%

NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 59

COMPENSATION DISCUSSION & ANALYSIS

Educate Stakeholders About the Project Through Two-Way Communication (40%)

Threshold (~70-90% rating)	• Collaborate with Calista and/or TKC to present project information in two communities
• Maintain state and federal government affairs relationships through engagement as a member of various trade associations (NMA, AEMA, AMA and Alaska Metal Mines Association)
Target (~90-110% rating)	• Collaborate with Calista and/or TKC to present project information in three communities and one public event
• Hold one Subsistence Community Advisory Committee (SCAC) meeting
• Host a stakeholder mine tour
• Participate in two engagements with Alaska legislative members
• Participate in two engagements with Alaska federal Congressional delegation members and/or federal administrative agencies
Maximum (~110-150% rating)	• Collaborate with Calista and/or TKC to present project information in four communities and two public events Hold two SCAC meetings
• Host a stakeholder mine tour and DG site tour
• Participate in three engagements with Alaska legislative members
• Participate in four engagements with Alaska federal Congressional delegation members and/or federal administrative agencies
Achievement Description	• Presentations to four communities and two public events with Calista and TKC.
• Two SCAC meetings held: December 2024 in Anchorage and May 2025 at the Donlin Gold site.
• Five DG stakeholder site tours with Calista and TKC.

•
NOVAGOLD investor and analyst tour in June. Followed by the owners tour in July. Donlin Gold, Paulson, NG and Electrum engaged with government officials including Governor Mike Dunleavy, Alaska Department of Natural Resources Commissioner, and Department of Revenue Commissioner to introduce the new Donlin Gold ownership and discuss specific focus areas for the State of Alaska and Donlin Gold.

• Three meetings with Alaska state legislators, and four meetings with federal delegation and administrative agencies to date.
• Traveled to Juneau during Alaska Chamber legislative fly-in event with formal meetings with Senators and representatives.
• Met delegation staff and representatives in D.C. Participated in Alaska Metals Mines meetings and presented to legislature committees and House Energy Committee in Juneau.

•
Participated in Alaska on the Hill in D.C. events, met with Alaska delegation, Governor Dunleavy, other elected officials from Oregon, Arizona and Florida and Department of Interior representatives. NOVAGOLD, Donlin and Paulson travelled to Washington D.C. to meet with delegation and key members of the administration.

* NG participated in planning and preparation for all of these and attended more than 80% of these.
Achievement Rating:	140%

60 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

COMPENSATION DISCUSSION & ANALYSIS

MAINTAIN STRONG SAFETY AND ENVIRONMENTAL PERFORMANCE: 10% WEIGHT
Maintain Strong Safety Focus at Donlin Gold (40%)

Threshold (~70-90% rating)	• No lost-time incidents. Medical incident rate of 2.5 to 3.5, not including non-work-related medical incidents or pre-existing conditions
Target (~90-110% rating)	• No lost-time incidents and no more than five high potential incidents.* Medical incident rate of 1.5 to 2.5, not including non-work-related medical incidents or pre-existing conditions
Maximum (~110-150% rating)	• No lost-time incidents and no more than three high potential incidents. Medical incident rate of <1.5, not including non-work-related medical incidents or pre-existing conditions
Achievement Description	• To date:
- zero lost-time incidents,
- 0.00 medical incident rate, and
- one high potential near miss incident
Achievement Rating:	110%

*
A high potential incident is an event that has reasonable potential to result in: i) fatality, ii) permanent total disability, or iii) damage to a facility, structure or equipment in excess of US $50,000

Environmental: Spills and Compliance (40%)

Threshold (~70-90% rating)	• No spills to streams. No more than four spills of greater than 10 gallons each to land
Target (~90-110% rating)	• No spills to water. No more than 2 spills of greater than 10 gallons each to land. No citations for non-compliance with any permits from any issuing governmental agency
Maximum (~110-150% rating)	• Complete target goals plus: no spills of more than de minimus levels to land
Achievement Description	• To date:
- no spills to water,
- no spills of 10 gallons or more to land, and
- no citations for non-compliance with any permits from any issuing governmental agency
Achievement Rating:	110%

Environmental: Reclamation (20%)

Threshold (~70-90% rating)	• Start Snow Gulch stream channel restoration
Target (~90-110% rating)
Maximum (~110-150% rating)	• Complete Snow Gulch stream channel restoration within the scheduled camp duration
Achievement Description	• Snow Gulch stream channel restoration completed.
Achievement Rating:	110%

NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 61

COMPENSATION DISCUSSION & ANALYSIS

MANAGE COMPANY TREASURY EFFECTIVELY AND EFFICIENTLY: 5% WEIGHT
Company Budget (25%)

Threshold (~70-90% rating)	• Complete 2025 over budget by no more than 5% excluding payroll Transaction-related spending excluded
Target (~90-110% rating)	• Complete 2025 on budget excluding payroll Transaction-related spending excluded
Maximum (~110-150% rating)	• Complete 2025 under budget by 5% or better excluding payroll Transaction-related spending excluded
Achievement Description	• On track to complete 2025 under adjusted budget (reflecting 60% Donlin ownership in H2/25) due to higher interest income and lower G&A spending.
Achievement Rating:	100%

Maintain Effective Internal Controls Over IT and Financial Reporting (25%)

Threshold (~70-90% rating)	• No material weaknesses and no unresolved significant deficiencies at year end
Target (~90-110% rating)	• No material weaknesses and no significant deficiencies identified
Maximum (~110-150% rating)	• No material weaknesses and no significant deficiencies identified and successfully revamp stock-based compensation quarterly process and controls
Achievement Description	• No material weaknesses and no significant deficiencies identified. Completed revamp of stock-based compensation quarterly process and controls.
Achievement Rating:	110%

Corporate Treasury (50%)

Threshold (~70-90% rating)	• Elevate Company’s profile with key financial institutions: introduce CFO to at least 5 key financial institutions
Target (~90-110% rating)	• Threshold plus: Management to present plan and timeline to raise capital under a variety of scenarios to Board for consideration by May 31, 2025
Maximum (~110-150% rating)	• Target plus: Execute strategy to raise capital as per plan approved by Board
Achievement Description	• CFO has met with more than 5 key financial institutions. Capital raise completed in May 2025 (public offering and private placement) with public offering greenshoe fully exercised in June 2025.
Achievement Rating:	100%

62 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

COMPENSATION DISCUSSION & ANALYSIS

STRATEGIC GOAL 30% WEIGHT

Threshold (~70-90% rating)	• N/A
Target (~90-110% rating)	• Support and facilitate strategic direction developed and approved by the Board to acquire Barrick Mining Corporation’s (“Barrick”) 50% interest in Donlin Gold LLC
Maximum (~110-150% rating)	• N/A
Achievement Description
•
On June 3, 2025, completed a landmark US$1 billion transaction – whereby Paulson Advisers LLC and its affiliates and NOVAGOLD acquired Barrick’s 50% interest in Donlin Gold LLC, increasing NOVAGOLD’s ownership from 50% to 60%.

Achievement Rating:	100%

The Committee and Board determined that overall, the 2025 Company goals were successfully achieved at the levels as described above, and the resulting Company rating was 115%, calculated as set out below.

Goal Category	Category Weight	Achievement by Category	Weighted Achievement by Category
Advance Donlin Gold Toward Feasibility Study/Construction/Production Decision	20%	113%	22%
Maintain Favorable Reputation of the Company and its Project Among Shareholders	20%	120%	26%
Promote Strong Community Outreach and Sustainability Culture	15%	140%	21%
Maintain Strong Safety and Environmental Performance	10%	110%	11%
Manage Company Treasury, Effectively and Efficiently	5%	103%	5%
Strategic Goal	30%	100%	30%
Totals:	100%		115%

The formula for determining NEO annual incentive payments each year is as follows:

STEP 1:	Company Performance Rating multiplied by 80%	PLUS	Individual Performance Rating multiplied by 20%
The sum of Step 1 is multiplied by:
STEP 2:	The NEO’s annual incentive target (%)	MULTIPLIED BY	The NEO’s annual base salary ($)

The Company performance component is weighted more heavily than the individual performance component in the formula above for each of the NEOs due to the level of influence the NEOs are expected to have over the Company’s performance.
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 63

COMPENSATION DISCUSSION & ANALYSIS

NEO Individual Performance Ratings
In establishing the individual performance ratings for 2025, the Committee considered the following factors with respect to each of the NEOs.

NEO	Fiscal Year 2025 Individual Performance Rating	2025 Performance Highlights
Gregory Lang	121.25%
•
Guided NOVAGOLD through a transformative year and the successful acquisition of Barrick Mining Corporation’s 50% interest in Donlin Gold LLC, increasing NOVAGOLD’s ownership to 60% and partnering with Paulson Advisers LLC.
•
Commendable leadership of NOVAGOLD’s executive team.
•
Served as Chair of the Donlin Gold LLC board in 2025, overseeing strategic advancement of the project in the areas of permitting, permitting defense, engineering, and community relations.

Peter Adamek	110%
•
Successful acquisition of Barrick Mining Corporation’s 50% interest in Donlin Gold LLC and securing financing to increase NOVAGOLD’s ownership to 60%.
•
Lead role in safeguarding the Company’s treasury, ending fiscal 2025 under budget, excluding payroll and transaction-related spending.
•
No significant deficiencies or material weaknesses in internal controls over financial reporting in fiscal 2025.
•
Serves as executive primarily responsible for risk management.

Richard Williams	125%
•
Successful acquisition of Barrick Mining Corporation’s 50% interest in Donlin Gold LLC and securing financing to increase NOVAGOLD’s ownership to 60%.
•
Served as a member of the Donlin Gold LLC board in 2025, overseeing strategic advancement of the project in the areas of permitting, permitting defense, engineering, and community relations.
•
Issued Request for Proposals for Donlin Gold’s BFS.
•
Progressed Donlin Gold resource model as the basis for the BFS.

The NEOs’ annual incentive payment for fiscal 2025 performance was paid in fiscal 2026. The following table describes the annual incentive payment calculation for each NEO based on performance in 2025 by applying the annual incentive calculation formula above to the columns below:
((A x B) + (C x D)) x (E x F) = G

	A	B	C	D	E	F	G
	2025 Company		2025 Individual		Annual Incentive Target (as a % of annual base salary)	2025 Annual Base Salary	2025 Annual Incentive Payment
NEO	Weight	Performance Rating	Weight	Performance Rating
Gregory Lang	80%	115%	20%	121.25%	100%	$885,400	$1,029,278
Peter Adamek(1)	80%	115%	20%	110%	80%	$412,000	$375,744
Richard Williams	80%	115%	20%	125%	80%	$447,500	$418,860

The foregoing table shows the actual annual incentive payment made to each NEO for their performance in 2025 in column G. The table in the section titled “Grants of Plan-Based Awards” below displays the target and maximum annual incentive payouts available to each NEO for fiscal year 2025.
64 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

COMPENSATION DISCUSSION & ANALYSIS

Stock-Based Incentive Plans (Long-Term Incentives)
Stock-based grants are generally awarded to officers at the commencement of their employment and periodically thereafter. Annual grants of stock options and/or PSUs are made based on a target percentage of base salary for each NEO. The purpose of granting stock options and/or PSUs is to assist the Company in compensating, attracting, retaining, and motivating directors, officers, employees, and consultants of the Company, and to closely align the personal interests of such persons to those of the Shareholders. These equity vehicles were chosen because the Company believes that these vehicles best incentivize the team to focus their efforts on increasing Shareholder value over the long-term.
The Committee targeted the 75th percentile of the total direct compensation data provided by the Compensation Consultant for the NEOs. The Company uses two different plans for stock-based grants for its NEOs: the Stock Award Plan (stock options) and the PSU Plan. The percentage of stock options versus PSUs granted is determined by the Committee for each grant. The Company’s Stock Award Plan was adopted on May 11, 2004, and the PSU Plan was adopted on May 26, 2009. The Stock Award Plan is for the benefit of the officers, Directors, employees and consultants of the Company or any subsidiary company, and the PSU Plan is for the benefit of the officers, employees and consultants of the Company or any subsidiary company.
Stock options granted to the NEOs pursuant to the Stock Award Plan in 2025 have a five-year life and vest over three years: 1/3 on the first anniversary of the grant date, 1/3 on the second anniversary of the grant date, and 1/3 on the third anniversary of the grant date. PSUs granted to the NEOs pursuant to the PSU Plan in 2025 have a three-year performance period between the grant date and the maturity date when a vesting determination is made.
The value of each NEO’s long-term incentive (LTI) award is calculated as follows:

Half of the resulting LTI award value is then divided by the Black-Scholes value of the Company’s Common Shares at fiscal year-end to arrive at the number of stock options to be granted. Inputs used in the Black-Scholes valuation model include the Company’s historical stock price to determine the stock’s volatility, the expected life of the option, which is based on the average length of time similar option grants in the past have remained outstanding prior to exercise, and the vesting period of the grant.
The remaining half of the LTI award value is divided by the closing price of the Company’s Common Shares on the NYSE American at fiscal year-end to determine the number of PSUs to be granted. Annual grants of stock options and PSUs are granted based on the formulas described above; however, the Compensation Committee considers existing, outstanding equity grants made to individuals if special equity grants (e.g., new hire grants, off-cycle grants) are recommended to the Board for those individuals.
The Board of Directors approved the grant of 1,361,400 stock options and 610,300 PSUs in aggregate to Mr. Lang, Mr. Adamek and Mr. Williams effective April 29,2025. These grants comprise 50% of each NEO’s LTI award value in stock options and 50% in PSUs for each of the grants made in 2025.
The PSUs granted to the NEOs on April 29, 2025 will mature in three years on or about April 29, 2028. The Committee anticipates that future PSU grants to the NEOs will mature over three years. The number of PSUs vesting for each NEO granted for 2025 performance will be based on the Company’s Common Share price performance relative to the share price performance of the S&P/TSX Global Gold Index between the PSU grant date and April 29, 2028 (the “Performance Period”). The Committee has determined that applying other types of performance criteria to the PSUs based upon Company revenues or production targets is inappropriate at this time as the Company’s assets are in the development stage. The Company’s share price performance over the Performance Period will be converted to a percentage relative to the share price performance of the S&P/TSX Global Gold Index over the same Performance Period.
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 65

COMPENSATION DISCUSSION & ANALYSIS

The table below sets out the adjustment factors for determining the number of PSUs that will vest on or shortly after the maturity date upon the Committee’s certification of the Company’s share price performance relative to that of the S&P/TSX Global Gold Index over the applicable Performance Period:

Company’s Share Price Return Relative to the S&P/TSX Global Gold Index Over the Performance Period	PSU Vest %*
Greater than 25%	150%
25%	150%
20%	140%
15%	130%
10%	120%
5%	110%
0%	100%
-5%	90%
-10%	80%
-15%	70%
-20%	60%
-25%	50%
Less than -25%	Payout subject to Board discretion

*	In the event the Company’s share price return is negative over the Performance Period, vesting shall be capped at 100%.
Stock options granted to the NEOs in fiscal year 2025 represented approximately 0.33% of the total Common Shares issued and outstanding as of November 30, 2025. PSUs granted to the NEOs in fiscal year 2025 represented approximately 0.15% of the total Common Shares issued and outstanding as of November 30, 2025. Stock options granted to all Company Directors, employees, and service providers in fiscal year 2025 represented approximately 0.74% of the total Common Shares issued and outstanding as of November 30, 2025. PSUs granted to all Company employees and service providers in fiscal year 2025 represented approximately 0.21% of the total Common Shares issued and outstanding as of November 30, 2025.
The following table describes the long-term incentive awards to NEOs granted in fiscal 2025:

NEO	Long-term Incentive Target (as a % of Base Pay) %	Stock Option Grant #	Stock Option Grant as % of Total Shares Outstanding(1) %	Stock Option Exercise Price $	PSU Grant #	PSU Grant as % of Total Shares Outstanding(1) %
Gregory Lang	375	826,500	0.20	4.35	370,500	0.09
Peter Adamek	250	256,400	0.06	4.35	114,900	0.03
Richard Williams	250	278,500	0.07	4.35	124,900	0.03

(1)	As of November 30, 2025, the Company had a total of 406,930,057 Common Shares issued and outstanding.
Discretionary Vesting of PSUs Granted in December 2022
The annual PSU awards granted to employees on December 1, 2022 (the “2022 PSUs”), did not meet the performance criteria for a guaranteed minimum payout as of November 30, 2025, which was the end of the performance period. The Board did not approve a discretionary payout with respect to the 2022 PSUs that matured on December 1, 2025.
66 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

COMPENSATION DISCUSSION & ANALYSIS

Executive Share Ownership
In order to align the interests of the Company’s senior executives with those of its Shareholders, the Company first implemented share ownership guidelines for its senior executives in April 2009 and updated them for the President and CEO effective August 12, 2020. Under the guidelines, a senior executive can satisfy the applicable share ownership requirement by holding Common Shares. Stock options and unvested PSUs do not count toward this requirement. Pursuant to the guidelines, senior executives must meet their share ownership requirements within five years of becoming a senior executive or within three years of any change to the executive’s share ownership requirements. There are no equity holding period requirements.
For the President and CEO, the share ownership requirement is that amount equal to the value of five times his annual base salary. In the case of the CFO and the COO, the share ownership requirement is that amount equal to the value of two times his annual base salary and, in the case of other executives, one times their annual base salary. Upon meeting the share ownership requirement, an executive is deemed to have met the share ownership requirement going forward, regardless of changes in the price of a Common Share, so long as: (i) the executive’s share ownership does not drop below the number of shares held at the time they first met the share ownership requirement, and (ii) the applicable share ownership requirement remains the same. Executives are not permitted to purchase financial instruments, including, for greater certainty, prepaid variable forward contracts, equity swaps, collars, or units of exchange funds that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by the executive. Executives are also not permitted to pledge Company securities to secure personal debts or loans.
Fiscal Year End NEO Share Ownership
The following table outlines the aggregate value of the Common Shares held by each NEO employed by the Company as of November 30, 2025.

NEO	Eligible Share Holdings (Common Shares) #	Share Ownership Guidelines
		Requirement	$	Proportion of Requirement Met(1) %
Gregory Lang	2,048,305	5 X base salary	4,427,000(2)	471
Peter Adamek	10,269	2 X base salary	824,000(3)	13
Richard Williams	450,274	2 X base salary	895,000(4)	513

(1)	Based on the closing Common Share price on the NYSE American on November 30, 2025 of $10.19.
(2)	Based on Mr. Lang’s annual salary effective January 1, 2025. Mr. Lang has until January 1, 2030 to meet the share ownership requirement equal to $4,427,000.
(3)	Based on Mr. Adamek’s annual salary effective January 1, 2025. Mr. Adamek has until June 18, 2030 to meet the share ownership requirement equal to $824,000.
(4)
Based on Mr. Williams’ annual salary effective January 1, 2025. Mr. Williams has until January 1, 2030 to meet the share ownership requirement equal to $895,000. Mr. Williams received a subsequent annual salary increase effective January 1, 2026 and has until January 1, 2031 to meet the share ownership requirement associated with his 2026 annual salary.

Retirement Plans
The purpose of the Company’s retirement plans is to assist eligible employees with accumulating capital toward their retirement savings. The Company has a RRSP plan for Canadian employees, whereby employees may contribute a portion of their base pay and receive a dollar-for-dollar match from the Company of up to 5% of their base pay, subject to CRA limitations. The Company has a 401(k) retirement savings plan for U.S. employees whereby they may contribute a portion of their pay and receive a dollar-for-dollar match from the Company of up to 5% of their pay, subject to IRS limitations.
Benefits
The Company’s benefit programs provide employees with health and welfare benefits. The programs consist of medical, dental, vision, life, disability and accidental death and dismemberment insurance, and an employee assistance plan. The only benefits that NEOs receive beyond those provided to other employees is eligibility for a paid annual executive physical, and Mr. Lang receives an auto allowance.
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 67

COMPENSATION DISCUSSION & ANALYSIS

Advisory Vote on Executive Compensation
In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, the Company is asking you pursuant to this Circular to consider and, if deemed advisable, pass a non-binding resolution approving the compensation of the Company’s NEOs as disclosed herein (the “Executive Compensation Resolution”). See the “Non-Binding Advisory Vote on Executive Compensation” section under Additional Matters to be Acted Upon on page 10 in this Circular. At the Company’s annual meeting of shareholders held on May 15, 2025, approximately 71% of votes cast indicated approval of an advisory say-on-pay proposal with respect to the 2024 fiscal year compensation of the Company’s NEOs.
Compensation Committee Report
The Committee has reviewed and discussed with management the Company’s Compensation Discussion and Analysis included herein. Based on such review and discussions, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended November 30, 2025 and the Company’s Circular for the year ended November 30, 2025.
Submitted by the following members of the Compensation Committee of the Board of Directors:
Kalidas Madhavpeddi, Chair
Elaine Dorward-King
Daniel Muñiz Quintanilla
68 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

TABULAR DISCLOSURE OF EXECUTIVE COMPENSATION
Summary Compensation Table
The summary compensation table below sets out NEO compensation, including annual salary earned, incentive awards granted, and all other compensation earned, during the fiscal years ended November 30, 2025, 2024 and 2023, as applicable. Additional information on the components of the total compensation package, including a discussion of the proportion of each element to total compensation, is discussed above under “Compensation Discussion & Analysis”.

Name and Principal Position	Fiscal Year	Salary $	Stock Awards(1) $	Option Awards(2) $	Non-Equity Incentive Plan Compensation(3) $	All Other Compensation(4) $	Total Compensation $
Gregory Lang, President and CEO	2025	883,250	1,633,905	1,611,675	1,029,278	58,112	5,216,220
	2024	857,850	1,549,490	1,572,298	991,978	56,284	5,027,900
	2023	835,908	1,763,378	1,511,824	982,839	54,899	5,148,848
Peter Adamek, Vice President and CFO(5)	2025	411,000	506,709	1,084,980	375,744	35,712	2,414,145
	2024	183,333	Nil	Nil	336,920	163,220	683,473
Richard Williams, Vice President and COO(6)	2025	446,416	550,809	543,075	418,860	29,690	1,988,850
	2024	428,467	446,141	452,634	583,082	29,122	1,939,446

(1)
Amounts are based on the grant date fair value, calculated in accordance with FASB Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“ASC 718”), utilizing the assumptions discussed in Note 14 to the Company’s consolidated financial statements for the applicable fiscal year.

(2)
Amounts are based on the grant date fair value, calculated in accordance with ASC 718, utilizing the assumptions discussed in Note 14 to the Company’s consolidated financial statements for the applicable fiscal year. Option-based awards granted during the years ended November 30, 2023, 2024 and 2025 include vested and unvested amounts.

(3)
Except for a one-time cash retention award of $175,000 paid to Mr. Williams in July 2024, which retention award was granted to him on December 15, 2022, the incentive payments were made subsequent to fiscal year-end.

(4)	Amounts in fiscal year 2025 include:
•
For Mr. Lang, $17,479 in 401(k) Company matching contributions, $22,081 in ESPP Company matching contributions, $652 in Company-paid life insurance premiums, $15,000 for auto allowance and $2,900 for a Company-paid executive physical.

•	For Mr. Adamek, $24,208 in 401(k) Company matching contributions, $10,275 in ESPP Company matching contributions and $1,228 in Company-paid life insurance premiums.
•	For Mr. Williams, $17,479 in 401(k) Company matching contributions, $11,160 in ESPP Company matching contributions, and $1,051 in Company-paid life insurance premiums.
(5)	Mr. Adamek was hired on June 18, 2024.
(6)	Mr. Williams was promoted to Vice President and COO in 2024, at which time he became a NEO.
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 69

TABULAR DISCLOSURE OF EXECUTIVE COMPENSATION

Grants of Plan-Based Awards in Fiscal 2025
The following table provides information related to plan-based awards granted to our NEOs during fiscal year 2025.

NEO	Grant Date	Grants of Plan-Based Awards				All Other Stock Awards: Number of Shares of Stock or Units #	All Other Option Awards: Number of Securities Underlying Options(3) #	Exercise or Base Price of Option Awards $/Sh	Grant Date Fair Value of Stock and Option Awards(4) $
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards(2)
		Target $	Maximum $	Target #	Maximum #
Gregory Lang	29-Apr-2025			370,500	555,750	—	826,500	4.35	3,245,424
		885,400	1,328,100			—	—	—	—
Peter Adamek	29-Apr-2025			114,900	172,350	—	256,400	4.35	1,591,641
		329,600	494,400			—	—	—	—
Richard Williams	29-Apr-2025			124,900	187,350	—	278,500	4.35	1,093,831
		358,000	537,000			—	—	—	—

(1)	Annual Incentive Plan estimated payments based upon performance targets for fiscal year 2025. The Annual Incentive Plan does not provide a threshold or minimum payout.
(2)
The performance criteria for Performance Share Unit Awards granted April 29, 2025 will be measured and paid out in April 2030, depending upon the level of achievement during the performance period. The PSU Plan does not provide a threshold or minimum payout.

(3)	Grants under the Stock Award Plan.
(4)
Amounts are based upon the grant date fair value, calculated in accordance with ASC 718, utilizing the assumptions discussed in Note 14 to the Company’s consolidated financial statements for the fiscal year ended November 30, 2025.

No stock option awards were re-priced during fiscal year 2025.
70 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

TABULAR DISCLOSURE OF EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End
The following table sets out information concerning all option-based and share-based awards outstanding for each NEO as of November 30, 2025.

						Share-Based Award
	Option-Based Awards(1)					Number of Unearned Shares, Units or Other Rights that have not Vested #	Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested(3) $
NEO	Number of Securities Underlying Unexercised Options # Exercisable	Number of Securities Underlying Unexercised Options # Unexercisable	Option Exercise Price	Option Expiration Date	Value of Unexercised in-the-money Options(2) $
Gregory Lang	398,800	—	$9.96	30-Nov-2025(4)	91,724
	602,300	—	$6.75	30-Nov-2026	2,071,912
	413,067	206,533	$5.77	30-Nov-2027	2,738,632
	287,967	575,933	$4.20	30-Nov-2028	5,174,761
		826,500	$4.35	28-Apr-2030	4,826,760
						262,000	2,669,780(5)
						374,400	3,815,136(6)
						370,500	3,775,395(7)
Peter Adamek		300,000	$4.35	28-Apr-2030	1,752,000
	—	256,400	$4.35	28-Apr-2030	1,497,376
						114,900	1,170,831(7)
Richard Williams	87,700	—	$9.96	30-Nov-2025(4)	20,171
	132,100	—	$6.75	30-Nov-2026	454,424
	95,134	47,566	$5.77	30-Nov-2027	630,734
	82,900	165,800	$4.20	30-Nov-2028	1,489,713
		278,500	$4.35	28-Apr-2030	1,626,440
						60,300	614,457(5)
						107,800	1,098,482(6)
						124,900	1,272,731(7)

(1)
The option-based awards listed in this table vest as follows: 1/3 on the first anniversary of the Grant Date, 1/3 on the second anniversary of the Grant Date, and 1/3 on the third anniversary of the Grant Date.

(2)	Based on the price of the Company’s Common Shares on the NYSE American as of November 30, 2025 of $10.19 less the option exercise price, as applicable.
(3)	Based on the price of the Company’s Common Shares on the NYSE American as of November 30, 2025 of $10.19. The Payout Value assumes that these PSUs are paid out at 100% of the grant amount.
(4)	The original expiration date was extended to February 6, 2026, pursuant to the definition of Expiry Date.
(5)
The performance period for these PSUs ended on November 30, 2025. Subsequent to November 30, 2025, it was determined that these PSUs did not meet the performance criteria and as a result, were not paid out.

(6)	The performance period for these PSUs is scheduled to end on November 30, 2026. The payout, if any, is scheduled to be made on or shortly after December 1, 2026.
(7)	The performance period for these PSUs is scheduled to end on April 28, 2028. The payout, if any, is scheduled to be made on or shortly after April 29, 2028.
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 71

TABULAR DISCLOSURE OF EXECUTIVE COMPENSATION

Option Exercises and Stock Vested in Fiscal 2025
The following table provides information regarding stock that vested from PSU grants during fiscal 2025 and stock options that were exercised by the Company’s NEOs during fiscal 2025. Stock award value is calculated by multiplying the number of vested PSUs by the market value of the underlying shares on the vesting date.

NEO	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise #	Value Realized on Exercise $	Number of Shares Acquired on Vesting(1) #	Value Realized on Vesting $
Gregory Lang	—	—	56,000	201,040
Peter Adamek	—	—	—	—
Richard Williams	—	—	12,275	44,067

(1)	PSU grants made on December 1, 2021 matured on December 1, 2024 and were paid out in Common Shares of the Company on December 5, 2024. A portion of these shares were withheld to cover taxes.
CEO Pay Ratio – 12.46 to 1
We believe our executive compensation program must be consistent and internally equitable to motivate our employees to perform in ways that enhance shareholder value. We are committed to internal pay equity, and the Compensation Committee monitors the relationship between the pay of our executive officers and the pay of our non-executive employees. The Compensation Committee reviewed a comparison of our CEO’s annual total compensation in fiscal year 2025 to that of all other Company employees for the same period. The calculation of annual total compensation of all employees was determined in the same manner as the “Total Compensation” shown for our CEO in the “Summary Compensation Table” on page 69 of this Circular. Pay elements that were included in the annual total compensation for each employee are:
•	salary received in fiscal year 2025
•	annual incentive payment received for performance in fiscal year 2025
•	signing bonuses or cash retention bonuses received in fiscal year 2025
•	perquisites received in fiscal year 2025 (e.g., moving expense reimbursement)
•	grant date fair value of stock option and PSU awards granted in fiscal year 2025
•	Company-paid 401(k) Plan or RRSP match made during fiscal year 2025
•	Company-paid ESPP match made during fiscal year 2025
•	Company-paid life insurance premiums during fiscal year 2025
•	auto allowance paid in fiscal year 2025
•	reimbursement for Company-paid executive physical during fiscal year 2025
Our calculation includes all employees as of November 30, 2025. We applied a Canadian to U.S. dollar exchange rate to the compensation elements paid in Canadian currency.
We determined the compensation of our median employee by: (i) calculating the annual total compensation as described above for each of our fourteen employees, (ii) ranking the annual total compensation of all thirteen employees other than the CEO from lowest to highest, and (iii) identifying the employee ranked seventh on the list as the median employee (the “Median Employee”).
In adopting the pay ratio rule, the SEC expressly sought to provide flexibility to each company to determine the methodology that best suits its own facts and circumstances. Our pay ratio should not be compared to other companies’ pay ratios because it is based on a methodology specific to the Company and certain material assumptions, adjustments and estimates have been made in the calculation of the pay ratio.
The annual total compensation for fiscal year 2025 for our CEO was $5,216,220 and for the Median Employee was $418,532. The resulting ratio of our CEO’s pay to the pay of our Median Employee for fiscal year 2025 is 12.46 to 1.
72 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

TABULAR DISCLOSURE OF EXECUTIVE COMPENSATION

Pay Versus Performance
As required by and in accordance with Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the implementing rules under Item 402(v) of Regulation S-K, the following disclosure summarizes the relationship between the executive compensation actually paid by the Company and the financial performance of NOVAGOLD over a four-year performance period.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)	Summary Compensation Table Total for Non-PEO NEO(2)	Compensation Actually Paid to Non-PEO NEO(2)	Value of Initial Fixed C$100 Investment Based On:		Net Loss(4) (000s)	Net Cash Used in Operations(5) (000s)
					Total Shareholder Return	Peer Group Total Shareholder Return(3)
2025	$5,216,220	$23,674,321	$4,402,995	$13,439,089	$277.28	$255.48	$94,659	$14,028
2024	$5,027,900	$2,753,722	$4,342,936	$1,226,759	$87.73	$140.96	$45,621	$12,642
2023	$5,148,848	$(1,102,383)	$2,234,857	$616,454	$69.88	$104.86	$46,803	$7,786
2022	$4,839,796	$793,106	$1,975,082	$824,314	$91.61	$88.49	$53,343	$12,371

(1)
In his capacity as President and Chief Executive Officer, Mr. Lang is included as our PEO for 2025, 2024, 2023, and 2022. See the Summary Compensation Table Total versus Compensation Actually Paid Reconciliation Table below for additional details.

(2)
In his capacity as Vice-President and CFO, Mr. Adamek is included as a Non-PEO-NEO for 2025 and 2024. In his capacity as former Vice President and Chief Financial Officer, Mr. Ottewell is included as a Non-PEO-NEO for 2024, 2023 and 2022. Mr. Ottewell retired in July 2024. Mr. Williams, who was promoted to Vice President and COO in 2024, is included as a Non-PEO-NEO for 2025 and 2024. See the Summary Compensation Table Total versus Compensation Actually Paid Reconciliation Table below for additional details.

(3)
Peer Group TSR average comprises the following companies (peers referenced for 2024 compensation planning as disclosed In the Compensation Discussion & Analysis above, and in NOVAGOLD’s Management Information Circular published March 22, 2024): Coeur Mining Inc., Equinox Gold Corp., B2Gold Corp., Eldorado Gold Corporation, IAMGOLD Corporation, Hecla Mining Company, New Gold Inc., OceanaGold Corporation, Torex Gold Resources Inc., SSR Mining Inc., Seabridge Gold Inc., and Centerra Gold Inc. MAG Silver Corp has been excluded from calculations as it was acquired in September 2025.

(4)	Represents NOVAGOLD’s Net Loss as disclosed in the respective year’s Annual Report on Form 10-K.
(5)	Represents NOVAGOLD’s Net Cash Used In Operations as disclosed in the respective year’s Annual Report on Form 10-K.
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 73

TABULAR DISCLOSURE OF EXECUTIVE COMPENSATION

Summary Compensation Table Total versus Compensation Actually Paid Reconciliation Table

		PEO				Non-PEO-NEO
Adjustments(1)(2)		2025 $	2024 $	2023 $	2022 $	2025 $	2024 $	2023 $	2022 $
Summary Compensation Table Total		5,216,220	5,027,900	5,148,848	4,839,796	4,402,995	4,342,936	2,234,857	1,975,082
Deduction for amount reported in “Stock Awards” column of the Summary Compensation Table	(-)	1,633,905	1,549,490	1,763,378	1,528,705	1,057,518	1,017,681	758,261	547,331
Deduction for amounts reported in “Option Awards” column of the Summary Compensation Table	(-)	1,611,675	1,572,298	1,511,824	1,511,773	1,628,055	1,032,486	557,540	541,407
Addition of fair value at fiscal year (FY) end, of equity awards granted during the FY that remained outstanding	(+)	14,083,331	1,991,765	1,492,916	2,336,098	9,815,050	573,431	631,009	836,520
Addition of change in fair value at FY end versus prior FY end for awards granted in prior FY that remained outstanding	(+)	4,098,291	(1,326,699)	(4,571,980)	(3,797,454)	994,376	(300,186)	(970,664)	(1,053,080)
Addition of change in fair value at vesting date versus prior FY end for awards granted in prior FY that vested during the FY	(+)	3,693,742	182,544	201,793	1,067,197	951,754	(351)	72,161	371,903
Deduction of the fair value at the prior FY end for awards granted in prior FY that failed to meet their vesting conditions	(-)	171,683	—	98,758	612,053	39,513	1,338,904	35,108	217,373
Compensation Actually Paid		23,674,321	2,753,722	(1,102,383)	793,106	13,439,089	1,226,759	616,454	824,314

(1)
Equity valuations have been calculated in accordance with the requirements for Compensation Actually Paid. Adjustment for stock options represents the sum of changes in fair value during the fiscal year. The stock option awards vest 1/3 over one year, 1/3 over two years, and 1/3 over three years. The awards have a five-year term. The FY2018 stock option fair value was $6.21 at 11/30/2020 and $2.94 at 11/30/2021. The FY 2019 stock option fair value was $6.53 at 11/30/2020, $3.34 at 11/30/2021, and $2.25 at 11/30/2022. The FY2020 stock option fair value was $4.78 at 11/30/2020, $2.04 at 11/30/2021, $1.14 at 11/30/2022, and $0.08 at 11/30/2023. The FY2021 stock option fair value was $3.68 at 12/01/2020, $1.70 at 11/30/2021, $1.00 at 11/30/2022, $0.17 at 11/30/2023 and $nil at 11/30/2024. The FY2022 stock option fair value was $2.51 at 12/01/2021, $2.06 at 11/30/2022, $0.82 at 11/30/2023, $0.29 at 11/30/2024 and $3.72 at 11/30/2025. The FY2023 stock option fair value was $2.44 at 12/01/2022, $1.31 at 11/30/2023, $0.72 at 11/30/2024 and $5.08 at 11/30/2025. The FY2024 stock option fair value was $1.82 at 12/01/2023, $1.31 at 11/30/2024 and $6.59 at 11/30/2025. The FY2025 stock option fair value was $1.95 at 4/29/2025 and $6.88 at 11/30/2025. See the Compensation Discussion and Analysis for a description of this award and the rationale.

(2)
Equity valuations have been calculated in accordance with the requirements for Compensation Actually Paid. Adjustment for performance stock units represents the sum of changes in fair value during the fiscal year. The performance stock unit awards vest with a three-year cliff. Pursuant to ASC 718, the grant date fair value of Performance Stock Units (“PSU”) is determined by multiplying the target number of shares by a Monte Carlo calculation model valuation. The FY2020 grant unit fair value was $6.92 at 12/01/2019, $10.71 at 11/30/2020, $2.99 at 11/30/2021 and vest date fair value was $nil at 11/30/22. The FY2021 grant unit fair value was $10.07 at 12/01/2020, $1.72 at 11/30/21, $0.67 at 11/30/2022 and vest date fair value was $nil at 11/30/23. The FY2022 grant unit fair value was $6.82 at 12/01/2021, $4.89 at 11/30/2022, $0.86 at 11/30/2023 and vest date fair value was $0.95 at 11/30/24. The FY2023 grant unit fair value was $5.74 at 12/01/2022, $1.89 at 11/30/2023, $0.66 at 11/30/2024 and vest date fair value was $nil at 11/30/2025. The FY2024 grant unit fair value was $4.20 at 12/01/2023, $2.30 at 11/30/2024 and $8.33 at 11/30/2025. The FY2025 grant unit fair value was $4.04 at 12/01/2024 and $12.42 at 11/30/2025. The Monte Carlo model is further described in NOVAGOLD’s Annual Report on Form 10-K for the year ended November 30, 2025. The maximum value of the Performance Stock Units is 150% of target. See the Compensation Discussion and Analysis for a description of this award and the rationale.

74 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

TABULAR DISCLOSURE OF EXECUTIVE COMPENSATION

NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 75

TABULAR DISCLOSURE OF EXECUTIVE COMPENSATION

76 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

TABULAR DISCLOSURE OF EXECUTIVE COMPENSATION

List of Most Important Financial and Non-Financial Measures
In accordance with Item 402(v) of Regulation S-K, the following is an unranked list of the financial and non-financial measures that the Company considers having been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2025 to Company performance. These measures are discussed in relation to executive compensation in more detail in the “Compensation Discussion & Analysis” section above.

• Environmental Compliance	• Social License to Operate
• Total Shareholder Return	• Maintenance and Retention of Project Permits
• Health and Safety	• Maintenance of Company Treasury
• Strategic Goal

Performance Graph
The following graph depicts the Company’s cumulative total Shareholder returns over the five most recently completed fiscal years assuming a C$100 investment in Common Shares on November 30, 2020, compared to an equal investment in the S&P/TSX Composite Index (TSX ticker: ^TSX) and in the S&P/TSX Global Gold Index (TSX ticker: ^TTGD) on November 30, 2020. The Company does not currently issue dividends. The historical Common Share performance as depicted in the graph is not indicative of future price performance.

C$	2021	2022	2023	2024	2025
Value based on C$100 invested in the Company on November 30, 2020	94	84	61	56	155
Value based on C$100 invested in the S&P/TSX Composite Index on November 30, 2020	129	132	135	176	221
Value based on C$100 invested in the S&P/TSX Global Gold Index on November 30, 2020	122	120	129	163	368

Pension Benefits and Nonqualified Deferred Compensation
The Company has no pension and no plans that provide for nonqualified deferred compensation to its NEOs.
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 77

TABULAR DISCLOSURE OF EXECUTIVE COMPENSATION

Executive Employment Agreements
The Company has entered into employment agreements with each of the NEOs regarding, among other matters, the duties, tasks and responsibilities of each. Pursuant to an employment contract with the Company effective January 9, 2012, Mr. Lang is employed by the Company as President and CEO. Mr. Adamek was hired by the Company on June 18, 2024, and entered into an employment agreement with NovaGold USA, Inc., a wholly owned subsidiary of the Company, effective July 25, 2024, and is currently employed as Vice President and Chief Financial Officer of the Company. Mr. Williams has entered into an employment agreement with NovaGold USA, Inc., a wholly owned subsidiary of the Company, dated January 8, 2013, and is employed as Vice President and Chief Operating Officer of the Company since January 2024. References in this section to the “Company”, where such references relate to Mr. Adamek and Mr. Williams, are to NovaGold USA, Inc., except with respect to a change of control in which case such references are to a change of control of NOVAGOLD Resources Inc. The employment agreements continue indefinitely, unless and until terminated.
Compensation
Mr. Lang’s salary is reviewed at least annually by the Board. The Compensation Committee makes recommendations to the Board regarding appropriate salary adjustments. The salaries of Mr. Adamek and Mr. Williams are reviewed at least annually by the CEO. The CEO may make recommendations to the Board or the Compensation Committee of the Board regarding appropriate salary adjustments. The Company is obligated to provide the NEOs with group life, long-term disability, extended medical and dental insurance coverage in accordance with the policies and procedures of the Company in effect from time to time.
Termination
Just Cause
The Company may terminate a Named Executive Officer’s employment at any time for just cause.
Without Just Cause
The Company may terminate a Named Executive Officer’s employment at any time without just cause upon making a severance payment in an amount equal to the Named Executive Officer’s annual salary at the time of termination plus the annual incentive earned in the previous fiscal year, multiplied by two.
The Company will also continue the Named Executive Officer’s group health and dental insurance benefits, if any, for a maximum period of 12 months or until such time as he subsequently becomes covered by another group health plan or otherwise loses eligibility for Consolidated Omnibus Budget Reconciliation Act (COBRA) coverage, whichever is earlier, in accordance with COBRA and unless prohibited or restricted by applicable law. The Company will reimburse the Named Executive Officer on a tax-free basis for such COBRA premium payments. If the Company is unable to continue such group health and dental insurance benefits, or to provide them to the Named Executive Officer on a tax-favored basis, the Company will instead pay to the Named Executive Officer an amount equal to the present value of the Company’s cost of providing such benefits, such amount to be paid as soon as possible following the Executive’s termination but in any case by March 15 of the year following the year of termination. In addition, the Company will also pay to the Named Executive Officer, as soon as practical following termination of employment but in any event no later than March 15 of the year following the year of termination, a lump sum payment equal to the Company’s cost of providing group life and long-term disability insurance coverage to the Named Executive Officer for a period of 12 months.
Material Breach or Default
A Named Executive Officer may terminate his employment agreement upon a material breach or default of any term of the employment agreement by the Company; provided, in the case of Mr. Lang, that Mr. Lang must advise the Company in writing of such breach or default within 90 days of the date he has become aware (or reasonably should have become aware) of the breach or default, and such breach or default has not been cured by the Company within 30 days from the receipt of such written notice and, in the case of Mr. Adamek and Mr. Williams, that if such material breach or default is capable of being remedied by the Company, it has not been remedied within 30 days after written notice of the material breach or default has been delivered to the Company. If an employment agreement is terminated by the Named Executive Officer as a result of a material breach or default of any term of the employment agreement by the Company, the Named Executive Officer is entitled to receive the compensation to which the Named Executive Officer would be entitled if he were terminated without just cause.
Resignation
A Named Executive Officer may terminate his employment at any time upon providing three months’ notice in writing to the Company.
78 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

TABULAR DISCLOSURE OF EXECUTIVE COMPENSATION

Death or Disability
The Company may terminate a Named Executive Officer’s employment at any time upon the Named Executive Officer’s death or his becoming permanently disabled or disabled for a period exceeding 180 consecutive days or 180 non-consecutive days calculated on a cumulative basis over any two-year period during the term of the employment agreement. If the employment agreement is terminated due to the senior officer’s death or disability, the Company will pay to the Named Executive Officer (or his estate) his then current salary accrued as of the date of termination and a lump sum equal to his then-current annual salary.
Change of Control
The employment agreements provide for certain payments upon a “double-trigger”, which requires a “change of control”, as defined below, and, within the 12-month period immediately following a change of control, either:
•
a material change (other than a change that is clearly and exclusively consistent with a promotion) in the Named Executive Officer’s positions, duties, responsibilities, titles or offices with the Company in effect immediately prior to any change of control;

•	a material reduction in the Named Executive Officer’s base salary in effect immediately prior to any change of control;
•	any material breach by the Company of any material provision of the employment agreement; or
•	any action or event that would constitute a constructive dismissal of the Named Executive Officer at common law.
If the Named Executive Officer advises the Company in writing of the condition set forth above within 90 days of the date the Named Executive Officer has become aware (or reasonably should have become aware) of the condition, and the Company has not cured the condition within 30 days from the receipt of written notice, the Named Executive Officer’s employment will be deemed to have been terminated by the Company. The Company will, immediately upon such termination, and in all cases on or before March 15 of the year following the year in which such termination occurs, make a lump sum payment to the Named Executive Officer in an amount equal to: i) the Named Executive Officer’s annual salary at the time of termination, plus ii) the Named Executive Officer’s annual incentive earned in the previous fiscal year, the sum of which is multiplied by two. The Named Executive Officer will also be entitled to the same benefits as if he were terminated without just cause.
For the purposes of the employment agreements, a “change of control” means any of the following:
•
at least 50% in fair-market value of all of the Company’s assets are sold to a party or parties acting jointly or in concert (as determined pursuant to the Ontario Securities Act, as amended (the “OSA”)) in one or more transactions occurring within a period of two years;

•
a direct or indirect acquisition of voting shares of the Company by a person or group of persons acting jointly or in concert that, when taken together with any voting shares owned directly or indirectly by such person or group of persons at the time of the acquisition, constitutes 40% or more of the Company’s outstanding voting shares, provided that the direct or indirect acquisition of voting shares of the Company by Electrum, including all persons acting jointly or in concert with Electrum, shall not constitute a “change of control” unless the acquisition of such additional voting shares, when taken together with any voting shares or securities convertible into voting shares held directly or indirectly by Electrum at the time of acquisition, constitutes 50% or more of the Company’s outstanding voting shares (all such convertible securities owned by Electrum will be deemed to be fully converted or exercised and the number of the Company’s outstanding voting shares will be adjusted to reflect such conversion or exercise);

•
a majority of the nominees of the then-incumbent Board of Directors of the Company standing for election to the Company’s Board of Directors are not elected at any annual or special meeting of the Company’s Shareholders; or

•
the Company is merged, amalgamated, consolidated or reorganized into or with another body corporate or other legal person and, as a result of such business combination, more than 40% of the voting shares of such body corporate or legal person immediately after such transaction are beneficially held in the aggregate by a person or body corporate (or persons or bodies corporate acting jointly or in concert) and such person or body corporate (or persons or bodies corporate acting jointly or in concert) beneficially held less than 40% of the Company’s voting shares immediately prior to such transaction.

Release
In order for a Named Executive Officer to receive the severance payment and the payments with respect to group health, dental, life and disability coverage in the event of termination without just cause or upon breach or default by the Company under an employment agreement, the severance payment upon the Named Executive Officer’s death or disability or the severance payment and the payments upon a double-trigger event, the Named Executive Officer must agree to enter into a separation agreement and release in a form agreeable to the Company, including a release of claims in the form provided by the Company, on or prior to the date of the expiration of any consideration period under applicable law.
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 79

TABULAR DISCLOSURE OF EXECUTIVE COMPENSATION

Non-Solicitation
The Named Executive Officers are subject to non-solicitation provisions for a period of six months following termination of their employment for any reason.
Potential Payments Upon Termination or Change of Control
The following table describes the estimated potential payments and benefits under the Company’s compensation and benefit plans and contractual agreements to which the Named Executive Officers would have been entitled if a termination of employment or change of control occurred on November 30, 2025. The actual amounts to be paid out can only be determined at the time of the Named Executive Officer’s departure from the Company. The amounts reported in the table below do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the Named Executive Officers or include distributions of plan balances under the Company’s 401(k) plan or savings plans. The amounts reported assume payment of all previously earned and unpaid salary, vacation pay and short- and long-term incentive awards.

Named Executive Officer	Termination for “Just Cause” or Resignation $	Termination without “Just Cause” or Breach or Default by the Company $	Death or Disability $	Double- Trigger(1) $
Gregory Lang
Cash severance	—	3,829,356	885,400	3,829,356
Acceleration of equity awards(2)	—	—	—	25,164,100
Present value of group health and dental plan premiums(3)	—	36,508	—	36,508
Present value of group life and long-term disability premiums(4)	—	—	—	8,832
Total Termination Benefits	—	3,865,864	885,400	29,038,796
Peter Adamek
Cash severance	—	1,575,488	412,000	1,575,488
Acceleration of equity awards(2)	—	—	—	2,668,207
Present value of group health and dental plan premiums(3)	—	32,061	—	32,061
Present value of group life and long-term disability premiums(4)	—	—	—	7,715
Total Termination Benefits	—	1,607,549	412,000	4,283,471
Richard Williams
Cash severance	—	1,732,720	447,500	1,732,720
Acceleration of equity awards(2)	—	—	—	7,207,152
Present value of group health and dental plan premiums(3)	—	33,013	—	33,013
Present value of group life and long-term disability premiums(4)	—	—	—	5,855
Total Termination Benefits	—	1,765,733	447,500	8,978,740

(1)
Represents payments due upon the occurrence of a double-trigger event under: i) the executive employment agreements in the case of cash, and ii) the Performance Share Unit Plan and the Stock Award Plan in the case of equity awards.

(2)	Value based on the closing price of the Company’s common shares on November 30, 2025 on the NYSE American of $10.19. For stock options, the exercise price has been deducted.
(3)
Represents reimbursement to the Named Executive Officer for premium payments for group health and dental insurance benefits, excluding gross ups to cover taxes and including a 2% COBRA administration markup.

(4)
Represents a lump sum payment equal to the Company’s cost of providing group life and long-term disability insurance coverage to the Named Executive Officer for a period of twelve months following termination.

80 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

NON-EXECUTIVE DIRECTOR COMPENSATION
The Company has targeted non-executive Director total direct compensation above the median of the Peer Group because of the scale and quality of the Company’s Donlin Gold asset under development in comparison to our Peer Group’s assets.
Compensation targets for non-executive Directors are:
•	for annual cash retainers – 25th percentile of the market;
•	for chair fees and meeting fees – 62.5th percentile of the market; and
•	for total direct compensation including at-risk equity awards – 75th percentile of the market.
At the request of the Compensation Committee, a review of non-executive Directors’ compensation was conducted in the fourth quarter of fiscal year 2025. No changes were made to the Directors’ fiscal year 2026 compensation program from that established by the Board for fiscal year 2025. The non-executive Directors’ full compensation package is described below.
Market compensation data was sourced from compensation data disclosed in the proxy statements of other publicly traded companies. As with the Company’s NEOs, the data was collected from the proxy statements of the companies included in NOVAGOLD’s 2026 Peer Group consisting of: Coeur Mining Inc., Equinox Gold Corp, B2 Gold Corp., Eldorado Gold Corporation, IAMGOLD Corporation, Hecla Mining Company, New Gold Inc., OceanaGold Corporation, Torex Gold Resources Inc., SSR Mining Inc., MAG Silver Corp., Seabridge Gold Inc. and Centerra Gold Inc.
The largest portion of compensation paid to the non-executive Directors is in DSUs and stock option awards, which aligns the long-term interests of the non-executive Directors with those of the Shareholders as the value of the DSUs and stock option awards is dependent upon the Company’s share price performance. Paying a larger portion of compensation to non-executive Directors in equity rather than cash also aligns the Directors’ compensation program with the Company’s strategy of protecting its treasury.
The table below lists the full compensation structure for non-executive Directors for fiscal year 2025, consistent with the structure approved in fiscal year 2024.

Activity	Compensation
Membership on Board – Annual Retainer(1)	$42,800	per annum
Chairman of the Board	$130,000	per annum
Lead Director	$19,000	per annum
Preparation and attendance at Board and Committee meetings	$1,100	per meeting
Audit Committee Chair	$17,000	per annum
All Other Committee Chairs	$17,000	per annum

(1)	At least 50% of the annual retainer is paid to Directors in the form of DSUs.
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 81

NON-EXECUTIVE DIRECTOR COMPENSATION

Non-Executive Director Compensation Table
The table below summarizes the compensation provided to the Company’s non-executive Directors during the fiscal year ended November 30, 2025.

Director	Fees Earned or Paid in Cash $	Stock Awards(1) $	Option Awards(2) $	All Other Compensation $	Total $
Elaine Dorward-King	68,850	42,800	157,170	—	268,820
Ali Erfan	4,642	2,442	257,730	—	264,814
Diane Garrett(3)	41,016	19,016	157,170	—	217,202
Thomas Kaplan	139,900	42,800	157,170	—	339,870
Hume Kyle	59,300	21,400	157,273	—	237,973
Kalidas Madhavpeddi	64,950	21,400	157,170	—	243,520
Kevin McArthur	53,950	21,400	157,170	—	232,520
Daniel Muñiz Quintanilla	19,800	42,800	157,170	—	219,770
Ethan Schutt	40,100	21,400	157,170	—	218,670
Dawn Whittaker	36,950	42,800	157,273	—	237,023

(1)
The 2025 share-based grants for Directors are DSUs that vest when the Directors retire from the Board of the Company. The Company grants DSUs quarterly in arrears. Accordingly, the “Stock Awards” column in the table above includes DSUs granted to Directors with respect to the fourth quarter of fiscal 2024 and the first three quarters of fiscal 2025. Amounts are based on the grant date fair value, calculated in accordance with ASC 718, utilizing the assumptions discussed in Note 14 to the Company’s consolidated financial statements for the fiscal year ended November 30, 2025. The number of DSUs granted and the fair value on each grant date, calculated in accordance with ASC 718, are as follows:

Non-Executive Director	December 1, 2024		March 1, 2025		June 1, 2025		September 1, 2025
	Fair Value $	DSUs #	Fair Value $	DSUs #	Fair Value $	DSUs #	Fair Value $	DSUs #
Elaine Dorward-King	10,700	2,982	10,700	3,565	10,700	2,996	10,700	1,622
Ali Erfan	—	—	—	—	—	—	2,442	370
Diane Garrett(3)	5,350	1,491	5,350	1,782	5,350	1,498	2,966	449
Thomas Kaplan	10,700	2,982	10,700	3,565	10,700	2,996	10,700	1,622
Hume Kyle	5,350	1,491	5,350	1,782	5,350	1,498	5,350	811
Kalidas Madhavpeddi	5,350	1,491	5,350	1,782	5,350	1,498	5,350	811
Kevin McArthur	5,350	1,491	5,350	1,782	5,350	1,498	5,350	811
Daniel Muñiz Quintanilla	10,700	2,982	10,700	3,565	10,700	2,996	10,700	1,622
Ethan Schutt	5,350	1,491	5,350	1,782	5,350	1,498	5,350	811
Dawn Whittaker	10,700	2,982	10,700	3,565	10,700	2,996	10,700	1,622

(2)
The Company grants stock options to Directors annually. The stock option grants for Directors made on April 29, 2025, and on August 11, 2025 in the case of Mr. Erfan as a result of his start date, vest 1/3 upon the first anniversary of the grant, 1/3 upon the second anniversary of the grant, and the final 1/3 on the third anniversary of the grant. Amounts are based upon the grant date fair value, calculated in accordance with ASC 718, utilizing the assumptions discussed in Note 14 to the Company’s consolidated financial statements for the fiscal year ended November 30, 2025. Each Canadian resident Director was granted a total of 85,400 stock options in a single grant during fiscal 2025, and each non-Canadian resident Director was granted a total of 80,600 stock options in a single grant during fiscal 2025.

(3)	Dr. Garrett departed from the Board on July 21, 2025.
82 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

NON-EXECUTIVE DIRECTOR COMPENSATION

DSU Plan
The DSU Plan has been established to promote the interests of the Company by attracting and retaining qualified persons to serve on the Board and to provide the Directors with an opportunity to receive a portion of their compensation for serving as a Director in the form of securities of the Company. This vehicle also aligns the interests of non-executive Directors with those of the Shareholders by linking Directors’ compensation to long-term Shareholder value.
Under the DSU Plan, each non-executive Director can elect to receive between no less than 50% and up to a maximum of 100% of their annual retainer in the form of DSUs. Directors are not eligible to receive the underlying Common Shares until they retire from service with the Company. This plan has been in effect since December 1, 2009. More information about the DSU Plan can be found beginning on page 89.
The number of DSUs granted is determined quarterly by dividing the quarterly retainer amount by the volume weighted adjusted share price for the last five days of such quarter.
The following table sets forth the 2025 DSUs earned by each non-executive Director for service in fiscal year 2025, and the aggregate value of such payments is based on the $10.19 closing price of the Common Shares on the NYSE American on November 30, 2025. A total of 72,595 DSUs were granted to all non-executive Directors for service in fiscal year 2025, which number represents 0.018% of the Common Shares issued and outstanding as of November 30, 2025.

Director	DSUs Earned in Fiscal 2025
	Q1		Q2		Q3		Q4		Total
	Value $	# of DSUs	Value $	# of DSUs	Value $	# of DSUs	Value $	# of DSUs	Value $	# of DSUs
Elaine Dorward-King	36,338	3,566	30,529	2,996	16,528	1,622	12,085	1,186	95,480	9,370
Ali Erfan(1)	—	—	—	—	3,770	370	6,043	593	9,813	963
Diane Garrett(2)	18,169	1,783	15,265	1,498	4,586	450	—	—	38,019	3,731
Thomas Kaplan	36,338	3,566	30,529	2,996	16,528	1,622	12,085	1,186	95,480	9,370
Hume Kyle	18,169	1,783	15,265	1,498	8,264	811	6,043	593	47,740	4,685
Kalidas Madhavpeddi	18,169	1,783	15,265	1,498	8,264	811	6,043	593	47,740	4,685
Kevin McArthur	18,169	1,783	15,265	1,498	8,264	811	6,043	593	47,740	4,685
Daniel Muñiz Quintanilla	36,338	3,566	30,529	2,996	16,528	1,622	12,085	1,186	95,480	9,370
Ethan Schutt	18,169	1,783	15,265	1,498	8,264	811	6,043	593	47,740	4,685
Dawn Whittaker	36,338	3,566	30,529	2,996	16,528	1,622	12,085	1,186	95,480	9,370

(1)	Mr. Erfan was appointed to the Board on July 21, 2025. His third quarter grant was prorated to reflect his start date.
(2)	Dr. Garrett departed from the Board on July 21, 2025. Her third quarter grant was prorated to reflect her departure date.
This supplemental table has been included to provide Shareholders with additional compensation information for the prior year. The Company believes this supplemental table better enables Shareholders to understand non-executive Director compensation considering the Company’s practice of granting DSUs quarterly in arrears. However, this supplemental information is not intended to be a substitute for the information provided in the Non-Executive Director Compensation Table beginning on page 82, which has been prepared in accordance with the SEC’s disclosure rules.
The information contained in this supplemental table differs from the compensation information contained in the Non-Executive Director Compensation Table beginning on page 82 because the stock awards column in the Non-Executive Director Compensation Table reports awards actually granted during fiscal 2025, as opposed to equity awards granted in respect of that specific performance year. In addition, the value of DSUs earned by the non-executive Directors in this supplemental table is not based on the grant date fair value but rather the closing price of the Company’s Common Shares on November 30, 2025.
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 83

NON-EXECUTIVE DIRECTOR COMPENSATION

Directors’ Share Ownership
The Board established a policy in April 2009, which was updated in August 2020, requiring each Director to maintain a minimum holding of Common Shares and/or DSUs equal to three times the annual retainer paid to Board members (currently $42,800/year). Directors must meet these share ownership requirements within five years of becoming a Director or within three years of any change to the share ownership requirements, whichever is later. Until a Director meets their share ownership requirement, they may not sell or otherwise dispose of any securities of the Company unless, in connection with a stock option exercise, options or Common Shares are withheld or sold to cover the option exercise price, taxes, and/or fees. There are no equity holding period requirements. Upon meeting the share ownership requirement, a Director is deemed to have met the share ownership requirement going forward, regardless of changes in the price of a Common Share, so long as: (i) the Director’s share ownership does not drop below the number of shares held at the time they first met the share ownership requirement, and (ii) the applicable share ownership requirement remains the same. Directors are not permitted to purchase financial instruments, including, for greater certainty, prepaid variable forward contracts, equity swaps, collars, or units of exchange funds that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by the Director. Directors are also not permitted to pledge Company securities to secure personal debts or loans.
The following table outlines the aggregate value of the Common Shares and/or DSUs held by each non-executive Director on November 30, 2025.

Director	Eligible Holdings(1) #	Share Ownership Guidelines
		Requirement $	Proportion of Requirement Met(2)
Elaine Dorward-King	32,202	$128,400	256%
Ali Erfan(3)	1,570	$128,400	12%
Thomas Kaplan	127,625	$128,400	1,013%
Hume Kyle	23,159	$128,400	184%
Kalidas Madhavpeddi	197,161	$128,400	1,565%
Kevin McArthur	17,213	$128,000	137%
Daniel Muñiz Quintanilla	21,366	$128,400	170%
Ethan Schutt	52,546	$128,400	417%
Dawn Whittaker	21,366	$128,400	170%

(1)	Common Shares and/or DSUs.
(2)	Based on the Company’s closing Common Share price on the NYSE American as of November 30, 2025 of $10.19.
(3)	Mr. Erfan became a Director on July 21, 2025 and has until July 21, 2030 to meet the share ownership requirements.
84 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

NON-EXECUTIVE DIRECTOR COMPENSATION

Incentive Plan Awards
Outstanding Option-Based and Share-Based Awards
The following table sets information concerning all option-based and share-based awards outstanding for each non-executive Director as of November 30, 2025 including awards granted before the most recently completed fiscal year.

Director	Option-Based Awards					Share-Based Awards
						Number of Shares or Units of Shares that have not Vested #	Market or Payout Value of Shares or Units of Shares that have not Vested(2) $	Market or Payout Value of Vested Share- Based Awards not Paid Out or Distributed $
	Grant Date	Number of Securities Underlying Unexercised Options #	Option Exercise Price $	Option Expiration Date	Value of Unexercised in-the-money Options(1) $
Elaine Dorward-King	01-Dec-2020	35,200	$9.96	30-Nov-2025 (3)	8,096
	01-Dec-2021	54,700	$6.75	30-Nov-2026	188,168
	01-Dec-2022	59,300	$5.77	30-Nov-2027	262,106
	01-Dec-2023	81,600	$4.20	30-Nov-2028	488,784
	29-Apr-2025	80,600	$4.35	28-Apr-2030	470,704
						32,202	328,138	—
Ali Erfan	11-Aug-2025	100,000	$5.66	10-Aug-2030	453,000
						370	3,770	—
Diane Garrett(4)	01-Dec-2020	35,200	$9.96	30-Nov-2025 (3)	8,096
	01-Dec-2021	54,700	$6.75	30-Nov-2026	188,168
	01-Dec-2022	59,300	$5.77	30-Nov-2027	174,740
	01-Dec-2023	81,600	$4.20	30-Nov-2028	162,928
						—	—	—
Thomas Kaplan	01-Dec-2020	35,200	$9.96	30-Nov-2025 (3)	8,096
	01-Dec-2021	54,700	$6.75	30-Nov-2026	188,168
	01-Dec-2022	59,300	$5.77	30-Nov-2027	262,106
	01-Dec-2023	81,600	$4.20	30-Nov-2028	488,784
	29-Apr-2025	80,600	$4.35	28-Apr-2030	470,704
						115,915	1,181,174	—
Hume Kyle	19-May-2023	100,000	C$7.25	18-May-2028	502,926
	01-Dec-2023	87,000	C$5.66	30-Nov-2028	536,507
	29-Apr-2025	85,400	C$6.02	28-Apr-2030	504,646
						13,159	134,431	—

NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 85

NON-EXECUTIVE DIRECTOR COMPENSATION

Director	Option-Based Awards					Share-Based Awards
						Number of Shares or Units of Shares that have not Vested #	Market or Payout Value of Shares or Units of Shares that have not Vested(2) $	Market or Payout Value of Vested Share- Based Awards not Paid Out or Distributed $
	Grant Date	Number of Securities Underlying Unexercised Options #	Option Exercise Price $	Option Expiration Date	Value of Unexercised in-the-money Options(1) $
Kalidas Madhavpeddi	01-Dec-2020	35,200	$9.96	30-Nov-2025 (3)	8,096
	01-Dec-2021	54,700	$6.75	30-Nov-2026	188,168
	01-Dec-2022	59,300	$5.77	30-Nov-2027	262,106
	01-Dec-2023	81,600	$4.20	30-Nov-2028	488,784
	29-Apr-2025	80,600	$4.35	28-Apr-2030	470,704
						61,605	627,755	—
Kevin McArthur	19-May-2022	100,000	$5.72	18-May-2027	447,000
	01-Dec-2022	59,300	$5.77	30-Nov-2026	262,106
	01-Dec-2023	81,600	$4.20	30-Nov-2028	488,784
	29-Apr-2025	80,600	$4.35	28-Apr-2030	470,704
						17,213	175,400	—
Daniel Muñiz Quintanilla	19-May-2023	100,000	$5.36	18-May-2028	483,000
	01-Dec-2023	81,600	$4.20	30-Nov-2028	488,784
	29-Apr-2025	80,600	$4.35	28-Apr-2030	470,704
						21,366	217,720	—
Ethan Schutt	01-Dec-2020	35,200	$9.96	30-Nov-2025 (3)	8,096
	01-Dec-2021	54,700	$6.75	30-Nov-2026	188,168
	01-Dec-2022	59,300	$5.77	30-Nov-2027	262,106
	01-Dec-2023	81,600	$4.20	30-Nov-2028	488,784
	29-Apr-2025	80,600	$4.35	28-Apr-2030	470,704
						25,046	255,219	—
Dawn Whittaker	19-May-2023	100,000	C$7.25	18-May-2028	502,926
	01-Dec-2023	87,000	C$5.66	30-Nov-2028	536,507
	29-Apr-2025	85,400	C$6.02	28-Apr-2030	504,646
						21,366	218,273	—

(1)
Based on the price of the Company’s Common Shares on the: i) TSX as of November 30, 2025 of C$14.28 less the option exercise price, or ii) NYSE American as of November 30, 2025 of $10.19 less the option exercise price, as applicable. Canadian amounts were converted to US dollars using the November 28, 2025 exchange rate of C$1.3979 = US$1.00 as quoted by the Bank of Canada.
(2)	Based on the price of the Company’s Common Shares on the NYSE American as of November 30, 2025 of $10.19.
(3)	The original expiration date was extended to February 6, 2026, pursuant to the definition of Expiry Date.
(4)	Dr. Garrett departed the Board on July 21, 2025.
86 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

NON-EXECUTIVE DIRECTOR COMPENSATION

Value Vested or Earned During the Year
An award of 85,400 stock options was granted to each of the Canadian resident non-executive Directors during the fiscal year ended November 30, 2025; and an award of 80,600 stock options was granted to each of the non-Canadian resident, non-executive Directors during the fiscal year ended November 30, 2025. One-third of these stock options granted in fiscal year 2025 vest on the first anniversary of the grant date, with another one-third scheduled to vest on the second anniversary of the grant date, and the final one-third scheduled to vest on the third anniversary of the grant date. The total number of non-executive Director stock options that vested during the fiscal year ending November 30, 2025 was 508,066, which represented 0.1% of the Company’s issued and outstanding Common Shares as of that date.
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 87

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The Company has adopted the Stock Award Plan, the PSU Plan and the DSU Plan. The Company last asked for and received Shareholder approval of these plans at the Annual Meeting of Shareholders held on May 18, 2023 and is seeking Shareholder approval of the unallocated entitlements under these Plans at the Meeting. The intent of these equity plans is to allow the Company to provide a flexible mix of compensation components to attract, retain, and motivate the performance of the plan participants in alignment with the success of the Company and its Shareholders, to encourage share ownership by executive officers and Directors, and to preserve cash where possible. The Company feels that DSUs align Directors’ interests to those of the Shareholders more effectively than other equity programs. These equity plans assist to further align the interests of executive officers and Directors with the long-term interests of Shareholders.
Equity Compensation Plan Information
The Company currently grants equity under the Stock Award Plan, the PSU Plan, and the DSU Plan to attract and retain Directors, officers, employees, and eligible consultants to the Company and to motivate them to advance the Company’s interests by affording them the opportunity to acquire an equity interest in the Company through options and performance-based share awards.
The following table sets out information concerning the number and price of securities to be issued under equity compensation plans to employees and others. All of the compensation plans referenced below have been approved by Shareholders. The Company does not have any equity compensation plans which have not been approved by Shareholders.
Equity Compensation Plan Information as of November 30, 2025

Plan Category	Number of securities to be issued upon exercise of options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
Stock Award Plan	9,663,767(1)	C$6.97/$5.37(2)	22,890,801(3),(4)
PSU	2,074,300(5)	n/a	10,133,663(6),(7)
DSU	308,245(8)	n/a	3,761,076(9)
Equity compensation plans not approved by security holders	—	—	—
Total	12,046,312		36,785,540

(1)	The options issued and outstanding represent approximately 2.37% of the Company’s Common Shares issued and outstanding as of November 30, 2025.
(2)	Of the 9,663,767 options issued and outstanding, 1,267,000 have a weighted average exercise price of C$6.97 and 8,396,767 have a weighted average exercise price of $5.37.
(3)	Prior to the currently proposed amendment of the Stock Award Plan to reduce the maximum number of Common Shares issuable from 8% to 7%.
(4)
The number of options available for future issuance is equal to eight percent of the issued and outstanding Common Shares from time to time, less the number of outstanding options. The 22,890,801 options available for future issuance represent 5.63% of the Company’s issued and outstanding Common Shares as of November 30, 2025.

(5)
Assumes vesting at 100% of PSU grant amount. PSUs can vest anywhere from 0% to 150% of the PSU grant amount depending upon performance against established quantitative performance criteria. The PSUs issued and outstanding represent approximately 0.51% of the Company’s Common Shares issued and outstanding as of November 30, 2025.

(6)	Prior to the amendment of the PSU Plan during the current fiscal year to reduce the maximum number of Common Shares issuable from 3% to 2%.
(7)
The number of PSUs available for future issuance is equal to three percent of the issued and outstanding Common Shares from time to time, less the number of outstanding PSUs. The 10,133,663 PSUs available for future issuance represent 2.49% of the Company’s issued and outstanding Common Shares as of November 30, 2025.

(8)	The DSUs issued and outstanding represent approximately 0.09% of the Company’s Common Shares issued and outstanding as of November 30, 2025.
(9)
The number of DSUs available for future issuance is equal to one percent of the issued and outstanding Common Shares from time to time, less the number of outstanding DSUs. The 3,761,076 DSUs available for future issuance represent 0.92% of the Company’s issued and outstanding Common Shares as of November 30, 2025.

88 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Equity Compensation Plan Information as of March 5, 2026

Plan Category	Number of securities to be issued upon exercise of options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
Stock Award Plan	9,606,600 (1)	C$7.24/$5.41(2)	25,495,849(3),(4)
PSU	1,979,800(5)	n/a	11,183,618(6),(7)
DSU	321,573(8)	n/a	4,066,233(9)
Equity compensation plans not approved by security holders	—	—	—
Total	11,907,973		40,745,700

(1)	The options issued and outstanding represent approximately 2.19% of the Company’s Common Shares issued and outstanding as of March 5, 2026.
(2)	Of the 9,606,600 options issued and outstanding, 1,357,500 have a weighted average exercise price of C$7.24 and 8,249,100 have a weighted average exercise price of $5.41.
(3)	Prior to the currently proposed amendment of the Stock Award Plan to reduce the maximum number of Common Shares issuable from 8% to 7%.
(4)
The number of options available for future issuance is equal to eight percent of the issued and outstanding Common Shares from time to time, less the number of outstanding options. The 25,495,849 options available for future issuance represent 5.81% of the Company’s issued and outstanding Common Shares as of March 5, 2026.

(5)
Assumes vesting at 100% of PSU grant amount. PSUs can vest anywhere from 0% to 150% of the PSU grant amount depending upon performance against established quantitative performance criteria. The PSUs issued and outstanding represent approximately 0.45% of the Company’s Common Shares issued and outstanding as of March 5, 2026.

(6)	Prior to the amendment of the PSU Plan during the current fiscal year to reduce the maximum number of Common Shares issuable from 3% to 2%.
(7)
The number of PSUs available for future issuance is equal to three percent of the issued and outstanding Common Shares from time to time, less the number of outstanding PSUs. The 11,183,618 PSUs available for future issuance represent 2.55% of the Company’s issued and outstanding Common Shares as of March 5, 2026.

(8)	The 321,573 DSUs issued and outstanding represent approximately 0.07% of the Company’s Common Shares issued and outstanding as of March 5, 2026.
(9)
The number of DSUs available for future issuance is equal to one percent of the issued and outstanding Common Shares from time to time, less the number of outstanding DSUs. The 4,066,233 DSUs available for future issuance represent 0.93% of the Company’s issued and outstanding Common Shares as of March 5, 2026.

Shares for Issuance from Plans Approved by Shareholders	Stock Award Plan	PSU	DSU
Maximum number of Common Shares authorized for issuance to insiders within a one-year period	10% of the total Common Shares outstanding
Maximum number of Common Shares reserved for issuance to any one person under each plan	5% of the total Common Shares outstanding	9,500,000(1)	No Limit
Maximum number of Common Shares authorized for issuance to insiders, at any time, under all share compensation arrangements of the Company	10% of the total Common Shares outstanding

(1)	As of March 5, 2026, this represents approximately 2.17% of the Company’s Common Shares issued and outstanding.
General Information – Stock Based Incentive Plans
For more information on each of the Stock Award Plan, the PSU Plan, and the DSU Plan, please refer to the section titled “Additional Matters to be Acted Upon” beginning on page 10 of this Circular for summaries of each Stock Based Incentive Plan of the Company.
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 89

INDEBTEDNESS OF DIRECTORS AND OFFICERS
As of November 30, 2025, and the date hereof, the aggregate indebtedness to the Company and its subsidiaries of all executive officers, Directors and employees, and their respective associates, and former executive officers, Directors and employees of the Company or any of its subsidiaries was $nil.
INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS
Generally speaking, under SEC and NYSE American rules, any transaction in which a related person has a material interest, other than transactions involving aggregate amounts less than $120,000, must be approved or ratified by the Audit Committee. The policies apply to all executive officers, directors and their immediate family members. Please refer to the section titled “Ethical Business Conduct” beginning on page 93 of this Circular for a discussion about the Company’s policies and procedures governing related party transactions.
The following is a description of transactions and any currently proposed transactions to which we were a participant since December 1, 2024 in which the amount involved exceeded or will exceed $120,000 and in which any person that was one of our executive officers, directors, director nominees or an immediate family member thereof at any time during such period, or any person that was the beneficial holder of more than 5% of any class of our voting securities or immediate family member thereof at the time in which the person had a director or indirect material interest occurred, had or will have a direct or indirect material interest (in addition to the employment agreements, equity awards and other compensation-related arrangements described above).
Donlin Gold Transaction and Backstop Agreement
As disclosed previously, on June 3, 2025, the Company and Paulson, through wholly-owned subsidiaries, completed the Donlin Gold Transaction pursuant to the terms of the membership interest purchase agreement (“MIPA”) dated April 22, 2025.
In order to ensure available financing for the Company’s obligation under the MIPA, funding commitments were obtained from the related party investors of Electrum Strategic Resources L.P. (“Electrum”), Paulson, and Kopernik Global Investors, LLC, on behalf of investment funds and accounts managed by them (collectively, the “related party investors”) pursuant to a backstop agreement dated April 22, 2025 (“Backstop Agreement”).
While the Company did not exercise its rights provided by the Backstop Agreement, in consideration for entering into the Backstop Agreement, the Company issued warrants to the related party investors. The warrants were issued to the related party investors in the following amounts: (i) 12,750,000 warrants to Paulson; (ii) 6,375,000 warrants to Electrum; and (iii) 6,375,000 warrants to Kopernik. More details concerning the Donlin Gold Transaction and Backstop Agreement can be found in the Company’s most recent Annual Report on Form 10-K.
May 2025 Public Offering and Concurrent Private Placement
On May 7, 2025, the Company entered into an underwriting agreement related to a public offering of 47,850,000 Company common shares at a public offering price of $3.75 per share. Concurrently with this public offering, the Company completed a private placement offering on May 9, 2025 of 17,173,853 Company common shares at a price equal to the public offering price for aggregate gross proceeds of approximately $64.4 million with certain of the related party investors, namely Electrum and investments funds and accounts managed by Kopernik Global Investors, LLC. The Company entered into a Subscription Agreement dated May 7, 2025 with each of these investors setting out the terms of the concurrent private placement.
More details concerning the May 2025 Public Offering and Concurrent Private Placement can be found in the Company’s most recent Annual Report on Form 10-K.
February 2026 Private Placement
On February 5, 2026, the Company closed a private placement for 31,020,000 common shares of the Company at a price of $10.00 per share, which included the partial exercise of the overallotment option. On closing, the Company received aggregate gross proceeds of $310 million, before deducting fees and other offering expenses. Lingotto Investment Management LLP, a related party holding greater than 5% of the Company’s common shares, participated as an investor in this private placement.
90 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

STATEMENT OF CORPORATE GOVERNANCE PRACTICES
The Board is committed to sound corporate governance practices, which are both in the interest of Shareholders and contribute to effective and efficient decision making. As part of the Company’s commitment to effective corporate governance, the Board, with the assistance of the Audit and Corporate Governance and Nominations Committees, monitors changes in legal requirements and best practices.
Set out below is a description of certain corporate governance practices of the Company, as required by National Instrument 58-101 – Disclosure of Corporate Governance Practices (“NI 58-101”) and National Policy 58-201 – Corporate Governance Guidelines (“NP 58-201”).
Board of Directors
The Company has a Board comprised of ten Directors led by Dr. Thomas Kaplan as Chairman and Dr. Elaine Dorward-King as independent Lead Director. The Board has proposed a slate of ten Director nominees for Shareholder approval that comprises the current Directors.
Dr. Kaplan is the Chairman, Chief Executive Officer and Chief Investment Officer of The Electrum Group, the investment adviser to the Company’s largest Shareholder, Electrum. The Board elected Dr. Kaplan as Chairman because of Electrum’s significant ownership interest in the Company (23.83% of March 5, 2026) as well as Dr. Kaplan’s extensive experience as an entrepreneur, developer of and investor in public and private natural resources companies. As described below, to ensure independence in Board governance, the Board has appointed an independent Lead Director to coordinate discussion among the independent members of the Company’s Board and to lead Board meetings if Dr. Kaplan is unavailable. Dr. Dorward-King currently serves as the Board’s independent Lead Director.
NP 58-201 recommends that boards of directors of reporting issuers be composed of a majority of independent directors. With seven of the ten current Directors considered independent, the Board is currently composed of a majority of independent directors. The seven independent Directors are: Elaine Dorward-King, Hume Kyle, Kalidas Madhavpeddi, Kevin McArthur, Daniel Muñiz Quintanilla, Ethan Schutt, and Dawn Whittaker. Gregory Lang is the President and CEO of the Company and therefore deemed non-independent. Thomas Kaplan, the Chairman of the Board, is not considered to be independent as a result of his relationship to the Company’s largest Shareholder. Ali Erfan, a Director, is also not considered to be independent as a result of his relationship to the Company’s largest Shareholder.
The Company has taken steps to ensure that adequate structures and processes are in place to permit the Board to function independently of management. The Board holds regular meetings every quarter. Between the scheduled meetings, the Board meets as required. The independent Directors are afforded an opportunity to meet separately from the non-independent Directors and any representatives of management at every Board meeting. The independent Directors meet in camera at least annually and on an as-needed basis. During fiscal year 2025, the independent Directors met twelve times. Management also communicates informally with the Directors on a regular basis and solicits advice from members on matters falling within their areas of special knowledge or experience.
The Board has five standing committees: Audit, Compensation, Corporate Governance and Nominations, Engineering and Technical, and Sustainability. Each of the foregoing committees has its own charter, copies of which are available on the Company’s website at: www.novagold.com under the Governance tab. Special committees are appointed from time to time with respect to specific matters.
The Board and its standing committees meet regularly outside the presence of Company management to engage in open discussion about Company strategy, management’s performance, and any items of special concern or note that may impact the Company. The Board or its standing committees may meet with experts of their choosing depending on the topic, such as the Compensation Consultant, the Company’s Auditors, or outside legal counsel, for example, without the presence of management. The Board believes this practice of meeting without Company management from time-to-time promotes frank discussions and assessments and supports the effective oversight of risks and opportunities facing the Company.
The following Directors, who are also nominees for Director, currently serve on the following boards of directors of other reporting issuers:

Name	Reporting Issuer
Elaine Dorward-King	Kenmare Resources plc (LSE: KMR, ISE: KMR) Sibanye-Stillwater (JSE: SSW)
Ali Erfan	Gabriel Resources Ltd. (TSXV: GBU)
Thomas Kaplan	None
Hume Kyle	Plum Acquisition Corp. III (NASDAQ: PLMJ)
Gregory Lang	Trilogy Metals Inc. (TSX, NYSE American: TMQ)
Kalidas Madhavpeddi	Dundee Precious Metals Inc. (TSX: DPM) Glencore plc (LSE: GLEN, JSE: GLN)

NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 91

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

Name	Reporting Issuer
Kevin McArthur	First Quantum Minerals Inc. (TSX: FM)
Daniel Muñiz Quintanilla	Brookfield Infrastructure Partners LP (NYSE: BIP) First Majestic Silver Corp. (TSX, NYSE: AG, FSE: FMV)
Ethan Schutt	None
Dawn Whittaker	Triple Flag Precious Metals Corp. (TSX, NYSE: TFPM)

Independence of Directors
The Board determined that the following Directors qualify as independent under the applicable Board and committee standards of the NYSE American, SEC rules, and National Instrument 58-101: Dr. Dorward-King, Messrs. Kyle, Madhavpeddi, McArthur, Muñiz, Schutt and Ms. Whittaker. Dr. Kaplan is not considered to be independent because he is the Chairman, Chief Executive Officer and Chief Investment Officer of The Electrum Group, which manages the portfolio of Electrum, the largest Shareholder of the Company. Mr. Erfan currently serves as Vice-Chairman of Electrum and for the same reason as Dr. Kaplan, is not considered to be independent. Mr. Lang is deemed non-independent because he is the Company’s President and Chief Executive Officer.
Board Charter
The Board is responsible for the overall stewardship of the Company. The Board’s Charter is available on the Company’s website at www.novagold.com under the Governance tab. The Board discharges its stewardship responsibilities directly and through the delegation of specific responsibilities to committees of the Board. The Board works with management to establish the goals and strategies of the Company, to identify principal risks, to select and assess senior management and to review significant operational and financial matters.
The Board has appointed an Audit Committee to assist the Board in the oversight of (i) the external auditor and internal auditor, including their compensation, qualifications, independence and performance, and, with the assistance of the external auditor, monitoring (ii) the integrity, quality and transparency of the Company’s consolidated financial statements and related disclosures, (iii) the Company’s internal controls over financial reporting and disclosure, and (iv) the Company’s compliance with financial reporting and disclosure, and tax regulatory and legal requirements. The members of the Audit Committee are appointed annually by the Board following the annual general meeting of shareholders. The members of the Audit Committee are required to meet the independence and experience requirements of the NYSE American and Section 10A(m)(3) of the Exchange Act, and the rules and regulations of the SEC. At least one member of the Audit Committee is required to be an “audit committee financial expert” as defined by the SEC. All members of the Company’s Audit Committee are independent and the Company’s “audit committee financial expert” is Hume Kyle. The Audit Committee meetings are held quarterly at a minimum. The Audit Committee met four times in the fiscal year ended November 30, 2025. The Audit Committee Charter is available on the Company’s website at www.novagold.com under the Governance tab.
Position Descriptions
The position descriptions for the chairs of each Board committee are contained in the committee charters. The chair of each of the following committees: Audit, Compensation, Corporate Governance and Nominations, Engineering and Technical, and Sustainability, is required to ensure the Committee meets regularly and performs the duties as set forth in its charter, and reports to the Board on the activities of the Committee. The Board has developed a written position description for the Chair of the Board. The Chair of the Board is principally responsible for overseeing the operations and affairs of the Board. The Board has also developed a written position description for the independent Lead Director, who is responsible for leading discussions of the independent Directors and for conducting Board meetings in the absence of the Board Chair. Both position descriptions are available on the Company’s website at www.novagold.com under the Governance tab.
The Board has developed a written position description for the CEO. The CEO is primarily responsible for the overall management of the business and affairs of the Company. In this capacity, the CEO is responsible for establishing the strategic and operational priorities of the Company and providing leadership to the management team. The CEO is directly responsible to the Board for all the Company’s activities.
Orientation and Continuing Education
The Company provides an orientation and education program for new directors. This program consists of providing education regarding directors’ responsibilities, corporate governance issues, committee charters as well as recent and developing issues related to corporate governance and regulatory reporting. The Company provides orientation in material matters to the Company’s business and in areas outside of the specific expertise of the Board members. All new members of the Board have historically been experienced in the mining sector or in resource development; therefore, general orientation about mining or resource development has not been necessary.
92 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

Continuing education helps Directors keep up to date on changing governance issues as well as requirements and legislation or regulations in their field of experience. The Board recognizes the importance of ongoing education for the Directors and senior management of the Company and the need for each Director and officer to take personal responsibility for this process. To facilitate ongoing education, the CEO or the Board may from time to time, as required:
•	request that Directors or officers determine their training and education needs;
•	arrange visits to the Company’s projects or operations;
•	arrange funding for attendance at seminars or conferences of interest and relevance to their position; and/or
•	encourage participation or facilitate presentations by members of management or outside experts on matters of particular importance or emerging significance.
During fiscal year 2025, Directors participated in educational sessions and received educational materials on the topics outlined below.

Educational Topic	Date	Audience
Considerations for determining Directors’ status as independent or non-independent Considerations for designating Named Executive Officers pursuant to Section 16 of the Securities Exchange Act	January 2025	Corporate Governance and Nominations Committee (Dr. Garrett, Mr. Kyle, Mr. McArthur and Ms. Whittaker)
Bankable Feasibility Study, GISTM Introduction and Tailings Dam Deep Dive Presentation	August 2025	Board of Directors (all members)
Compensation Governance Trends	August 2025	Compensation Committee (Dr. Dorward-King, Mr. Madhavpeddi and Mr. Muñiz)
Review of Directors’ and Officers’ Insurance Basics and Company Insurance Program	September 2025	Audit Committee (Mr. Kyle, Mr. Madhavpeddi and Ms. Whittaker)

In addition, the Board encourages senior management to participate in professional development programs and courses and supports management’s commitment to training and developing employees.
Ethical Business Conduct
The Board has adopted a Code of Business Conduct and Ethics (the “Ethics Code”) for the Company’s Directors, officers, and employees. The Ethics Code is available on SEDAR+ at www.sedarplus.ca, on the Company’s website at www.novagold.com under the Governance tab, or may be obtained by contacting the Company at the address given under “Additional Information” at the end of this Circular.
The Board has ultimate responsibility for monitoring compliance with and enforcing the Ethics Code. The Board has delegated this compliance monitoring responsibility to the Corporate Governance and Nominations Committee which, among other things, reviews the Ethics Code periodically. The Board has delegated the responsibility of monitoring complaints regarding accounting, internal controls, cybersecurity matters, or auditing matters to the Audit Committee. Monitoring of accounting, internal control, cybersecurity and auditing matters, as well as violations of the law, the Ethics Code and other Company policies or directives, occurs through the Board’s and the Committees’ regular oversight of the Company’s operations. In addition, the Company maintains an independent, anonymous whistleblower hotline which is accessible by telephone, email or internet to which complaints or concerns may be reported. Concerns or questions regarding the Ethics Code may also be raised directly with the Company’s outside counsel. The Company’s Anti-Corruption, Anti-Bribery, Anti-Fraud Policy (the “Policy”), also available on the Company’s website at www.novagold.com under the Governance tab, establishes Formal Reporting Channels for Directors, officers, employees and agents to report suspected Policy violations or concerns related to the implementation of the Policy and mandates use of the Formal Reporting Channels in the event of specified circumstances. The Company commits to conduct appropriate, fair and thorough investigations of all concerns raised and to not tolerate retaliatory action against any individual for reporting, in good faith, concerns regarding known or suspected violations of any of the Company’s policies.
Certain Company Directors serve as directors or officers of other reporting issuers or have significant shareholdings in other companies. To the extent that such other companies may participate in business ventures in which the Company may participate, the Directors may have a conflict of interest in negotiating and concluding terms respecting the extent of such participation. The Ethics Code explicitly addresses such situations and provides that a Director who is in a position where their private interests conflict with the interests of NOVAGOLD or may have an adverse effect on the Director’s motivation or the proper performance of their job must notify the Chair of the Corporate Governance and Nominations Committee of the existence of an actual or potential conflict of interest. In the event that such a conflict of interest arises at a meeting of the Board, the Director who has such a conflict is obligated to disclose the interest and to refrain from discussing and from voting
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 93

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

for or against the approval of such matter. Any Director who may have an interest in a transaction or agreement with the Company is required to disclose such interest and abstain from discussions and voting in respect to same if the interest is material as required by the Business Corporations Act (British Columbia). In considering related party transactions, the Board, and management, if applicable, will assess the materiality of related party transactions on a case-by-case basis with respect to both the qualitative and quantitative aspects of the proposed related party transaction. Company officers and employees are similarly required by the Ethics Code to disclose all actual or potential conflicts of interest and to protect the Company’s confidential information and business opportunities. Related party transactions that are in the normal course are subject to the same processes and controls as other transactions; that is, they are subject to standard approval procedures and management oversight but will also be considered by management for reasonability against fair value determined on an arms-length basis. Related party transactions that are found to be material are subject to review and approval by the Company’s Audit Committee, which is composed of independent Directors.
Nomination of Directors
The Corporate Governance and Nominations Committee (referred to in this section as the “Committee”), which met five times during fiscal 2025, advises and makes recommendations to the Board on recruitment and nomination of members to the Board. On an annual basis, the Committee assesses the appropriate size of the Board with a view to determining the impact of the number of directors and the effectiveness of the Board, and recommending to the Board, if necessary, a reduction or increase in the size of the Board. The Committee also evaluates the outside commitments of each Board member on an annual basis to ensure they are able to dedicate an adequate and appropriate amount of time and attention to the matters of the Company. Annually or as required, the Committee recruits and identifies potential candidates and considers their appropriateness for membership on the Board. The Committee is responsible for reviewing any Shareholder proposals to nominate candidates for Director. Shareholders may submit names of persons to be considered for nomination, and the Committee will consider such persons in the same way it evaluates other individuals for nomination as a new Director. For the Company’s policies regarding Shareholder requests for nominations, see the section entitled “Shareholder Proposals” in this Circular. None of the current nominees were nominated by a Shareholder. The Committee abides by a diversity policy contained in the Committee’s Charter aimed at selecting nominees to the Board with a variety of personal qualities, relevant experience, educational achievement, race, ethnicity, age, gender and cultural backgrounds. It is the job of the Committee to ensure that the background and skills of the Directors align with the Company’s strategic direction. The Committee’s Charter is available on the Company website at: www.novagold.com under the Governance tab. All members of the Committee are independent Directors. The Company aims to have a well-rounded Board that will guide the organization’s strategy on economic, environmental and societal topics of highest relevance during the current and future lifecycle of its operations.
Board Diversity, Equity and Inclusion Policy
The Board has adopted a Diversity, Equity and Inclusion Policy (the “DEI Policy”) to formalize a framework for inclusion and to promote diversity in the Board of the Company. The DEI Policy states that diversity, for purposes of Board composition, includes, but is not limited to, business and industry skills and experience, gender, ethnicity, and age. The DEI Policy also sets out the Board’s principles and a process to achieve the Board’s diversity aspirations. A copy of the Board Diversity, Equity and Inclusion Policy can be found on the Company website at: www.novagold.com under the Governance tab.
Board Nomination Process
The Corporate Governance and Nominations Committee’s Charter mandates that the Committee consider the following attributes of candidates for the Board: “(1) relevant knowledge and experience in areas including mining, business, finance, accounting, international business, government, and technology; (2) personal qualities of leadership, character, judgment and whether the candidate possesses a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards; (3) diversity in ethnicity, race, gender, age, and cultural background; and (4) whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at meetings.” The importance of diversity is incorporated in the Committee’s annual assessment of the long-term plan for the composition of the Board that considers: “the current strengths, competencies, skills and experience of the Board members; diversity in experience, race, ethnicity, gender, age, and cultural background; length of service and potential retirement; and the strategic direction of the Company.”
The Committee’s Charter provides:
Consistent with the objective of ensuring gender diversity, for every open Board position at least one-half of the candidates recommended by the Committee for consideration by the Board shall be female.
The Board believes that these written policies with regard to gender diversity on the Board are consistent with its objective of ensuring that the Board comprises the necessary range of background, experience, values and perspectives to optimize the Company’s opportunities for success. The additional commitment to recommending at least 50% female candidates for Board consideration in the ongoing process of
94 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

refreshing the Board will ensure that a sufficiently gender diverse list of potential candidates is considered without compromising the Board’s fundamental commitment to make an objective assessment of who is the best person to fill a vacancy on the Board. Accordingly, the Board determined not to set targets for the percentage of women, or other aspects of diversity, on the Board.
Board Renewal
The topic of director term limits has been discussed by both the Corporate Governance and Nominations Committee (referred to in this section as the “Committee”) and the Board. The Board has not adopted any director term limits. With regard to the nomination of directors, the Board notes that the Committee’s Charter mandates that the Committee annually “develop and update a long-term plan for the composition of the Board . . . and report to the Board thereon.” This process shall include a “review [of] the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board.” Included among the criteria to be considered by the Committee in this annual evaluation is the “length of service and potential retirement” of current Directors.
In addition, the Committee regularly conducts a Board self-assessment process with the assistance of outside legal counsel which provides each Director with the opportunity to assess how the Board is functioning and to make suggestions for improvements. The assessment process expressly addresses the organization and management of the Board, including its overall composition as well as the composition of each committee; the conduct of Board meetings, including management’s preparation for and participation in those meetings; the clarity and appropriateness of each Board committee’s charter; the performance of the Board with respect to a broad range of functions, including appointment and oversight of management, development and implementation of the Company’s business strategies, risk management, and regulatory reporting compliance; and Board compensation. The most recent of these assessments was conducted in January and February 2025, and the results were discussed at the Board’s May 2025 meeting. The Committee anticipates conducting a new Board self-assessment process during the spring of 2026, the results of which will be considered to determine what action, if any, could further enhance the operations of the Board and its committees.
The Board is committed to regular evaluations of its composition, organization, operations, and effectiveness. The Board concluded that these governance processes are a more appropriate manner in which to ensure proper Board composition and function than adopting a mandatory tenure or retirement age policy.
What changed in 2025? Diane Garrett departed from the Board on July 21, 2025, and the Board appointed Mr. Erfan, a non-independent Director. As a result, 20% of the Board, or two of ten current Directors, are women. During 2025, Kalidas Madhavpeddi left the Sustainability Committee and joined the Audit Committee, Kevin McArthur left the Corporate Governance and Nominations Committee and Ethan Schutt left the Audit Committee and joined the Corporate Governance and Nominations Committee.
Company Diversity
One of the five Company executives at the level of Vice President and above, or 20% of Company executives, is female. Overall, of the Company’s 14 employees as of March 5, 2026, seven, or 50%, are women, and one of the 14, or 7%, self-identifies as a member of a racial or ethnic minority. The Company’s written policies regarding the representation and selection of women at the Company and executive level are described below. For the reasons explained, the Board and the Company determined not to adopt specific representation targets for women at the executive level.
Management Diversity, Equity and Inclusion Statement
Empowering every employee to be their best, affording every employee the opportunity to make a difference, and giving every employee a chance to be heard are core Company values. Selection of individuals for executive and other positions with the Company is guided by the Company’s Diversity, Equity and Inclusion Statement (provided below), and the Company’s policy which prohibits discrimination and harassment in any aspect of employment based on race, color, religion, ancestry, national origin, ethnicity, age, gender, pregnancy, genetic information (including of a family member), marital status, parenthood, disability, veteran status, sexual orientation, gender identity, gender expression or other protected status. The Company’s Board and management acknowledge the importance of all aspects of diversity including gender, race, ethnic origin, business skills and experience, because it is right to do so and because it is good for our business. When considering candidates for executive positions, the Board’s evaluation takes into account the broadest possible assessment of each candidate’s skills and background with the overriding objective of ensuring that the Company has the appropriate balance of skills, experience, and capacity that the Company needs to be successful. In the context of this overriding objective, the Company has determined not to set targets for the percentage of women, or other aspects of diversity, in executive officer positions.
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 95

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

Company management adopted the following Diversity, Equity and Inclusion Statement applicable to employees in 2021 which remains in effect:

NOVAGOLD RESOURCES INC. (“NOVAGOLD”) is committed to fostering, cultivating, and preserving a culture of diversity, equity and inclusion.

Our employees are one of the most valuable assets we have. The collective sum of the individual differences, life experiences, knowledge, inventiveness, innovation, self-expression, unique capabilities, and talent that our employees invest in their work represents a significant part of our culture, reputation, and NOVAGOLD’s achievements.

NOVAGOLD is dedicated to creating an inclusive work environment for everyone. We embrace and celebrate the unique experiences, perspectives, and cultural backgrounds that each employee brings to our workplace. NOVAGOLD strives to foster an environment where our employees feel respected, valued and empowered, and our team members are at the forefront in helping us promote and sustain an inclusive workplace.

NOVAGOLD’s diversity initiatives are applicable—but not limited—to our practices and policies on recruitment and selection; compensation and benefits; professional development and training; promotions; and the ongoing development of a work environment built on the premise of gender and diversity equity. To that end, we seek out qualified diverse candidates to encourage them to apply for open positions, either from within or outside of the Company. We also seek out opportunities to develop a pipeline of qualified diverse candidates in a particular profession when we are unable to find them ourselves.

We encourage:

•	Respectful communication and cooperation among all employees.
•	Teamwork and employee participation, fostering the representation of all employee perspectives.
•	Work/life balance through flexible work schedules to accommodate employees’ varying needs.
•	Learning about and, where appropriate, providing assistance in the communities near NOVAGOLD’s projects to promote a greater understanding and respect for diversity in those communities.

Employees who believe they have been subjected to any kind of discrimination that conflicts with the company’s diversity policy and initiatives should seek assistance from a supervisor or an HR representative.

Board Service Policy
The Board has adopted a policy to limit the number of outside public company boards on which Company directors may serve. The Board Service Policy provides that Company directors who serve as the CEO of a public company may serve only on NOVAGOLD’s Board and on one other public company board (presumably the board of the company where they serve as CEO). Company Directors who do not serve as the CEO of a public company may serve on no more than four public company boards in addition to serving on NOVAGOLD’s Board. The Board Service Policy allows the Governance and Nominations Committee to consider whether there are factors related to an incumbent Director’s or candidate’s other board or executive obligations that warrant a waiver of the limitations established by the Board Service Policy. Any such waiver must be approved by the Board. All Company Directors and nominees are in compliance with the Board Service Policy. A copy of the Board Service Policy can be found on the Company website at: www.novagold.com under the Governance tab.
Insider Trading Policy
The Board has adopted an Insider Trading Policy applicable to all Directors and employees. This policy was updated in fiscal year 2023 to ensure compliance with an amendment to the SEC Rule 10b5-1. The Insider Trading Policy prohibits Directors and employees from trading in the Company’s securities during blackout periods and while in possession of material non-public information about the Company. It also discusses requirements applicable to Directors and certain officers regarding obligations to report their transactions in the Company’s securities. A copy of the Insider Trading Policy can be found on the Company website at: www.novagold.com under the Governance tab.
Policy on Granting Equity Awards
The Board has adopted a policy setting out the Board’s practices and procedures in granting equity awards. The policy establishes the authority for recommending and granting equity awards, the procedures for when equity awards are typically granted, the periods during which they will not be granted, how the terms of equity award grants are established and recorded, and how errors in the granting of equity awards may be corrected. The policy does not apply to regular grants of DSUs made as compensation for any portion of a non-executive Director’s annual retainer, nor does it apply to the Company’s matching contributions to purchases of Common Shares pursuant to an employee’s participation in the Company’s Employee Stock Purchase Plan. A copy of the Policy on Granting Equity Awards can be found on the Company website at: www.novagold.com under the Governance tab.
96 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

Anti-Corruption, Anti-Bribery, Anti-Fraud Policy
The Company is committed to protecting its reputation, revenues, assets and information from corruption, bribery, fraud, deceit or other improper conduct by directors, officers, employees or agents. The Board has adopted a Code of Business Conduct and Ethics (described in the section titled “Ethical Business Conduct” above) which embodies NOVAGOLD’s commitment to conduct its business in accordance with all applicable laws, rules and regulations and the highest ethical standards. The Anti-Corruption, Anti-Bribery, Anti-Fraud Policy sets out NOVAGOLD’s expectations and requirements relating to the prohibition, recognition, reporting, and investigation of suspected corruption, bribery, fraud, deceit, or other improper conduct. A copy of the Anti-Corruption, Anti-Bribery, Anti-Fraud Policy is available on the Company website at: www.novagold.com under the Governance tab.
Anti-Hedging and Anti-Pledging Policy
Pursuant to our Insider Trading Policy, Directors and all employees, including our executive officers, are prohibited from engaging in hedging transactions with respect to our securities. The policy’s prohibition applies broadly and is not limited to certain types of hedging transactions. In addition, holding our securities in margin accounts or otherwise pledging our securities for a loan are also prohibited.
Incentive Compensation Recovery Policy
The Company’s Incentive Compensation Recovery Policy states that in the event the Company is required to prepare an accounting restatement of its financial statements due to material noncompliance with any financial reporting requirement under applicable securities laws, at the Board’s direction, the Company will seek to recover any incentive compensation awarded or paid to a NEO for a fiscal year if the result of a performance measure upon which the award was based or paid is subsequently restated or otherwise adjusted in a manner that would reduce the size of the award or payment. If the Board determines in good faith that a NEO engaged in Detrimental Conduct (as defined in the Incentive Compensation Recovery Policy), the Board may direct the Company to recover all or a portion of such executive’s incentive compensation awards. A copy of the Incentive Compensation Recovery Policy can be found on the Company website at: www.novagold.com under the Governance tab.
Human Rights Policy
NOVAGOLD is committed to having a positive influence in the communities where we operate, which includes ensuring that we respect human rights. The Board has adopted a Human Rights Policy that acknowledges that while the primary duty to protect and secure human rights rests with government, NOVAGOLD accepts and embraces the duty of business to respect human rights as defined in Universal Declaration of Human Rights, the International Labor Organization’s Declaration on Fundamental Principles and Rights at Work, the United Nations Global Compact and the United Nations Guiding Principles on Business and Human Rights. NOVAGOLD has identified ten areas of salient human rights risks associated with our business activities and relationships based on management’s experience in the gold mining industry, through engagement with stakeholders potentially affected by our operations, and through interaction with the Native Alaskan people who own, occupy, or use the lands on which our Donlin Gold project is located and lands that may otherwise be impacted by the project. A complete copy of the Human Rights Policy, which was last updated in August 2025, is available on the Company website at: www.novagold.com under the Governance tab.
Environmental, Social and Governance Matters
NOVAGOLD recognizes the importance of considering environmental, social and governance (ESG) issues as we develop the Donlin Gold project in conjunction with our co-owner of Donlin Gold LLC and our landowners, Calista Corporation (“Calista”) and The Kuskokwim Corporation (TKC), and integrate ESG considerations into project development activities and into the Company’s corporate governance and day-to-day operations for the benefit of our Shareholders, our employees, and our other stakeholders. In addition to other items described in this Circular, below are some of the actions the Company is taking to meet these commitments:
•
The Company’s Sustainability Committee is composed of Directors with knowledge and experience in the areas of environmental stewardship, permitting and compliance, social license, climate change and biodiversity considerations, and worker safety. The Engineering and Technical Committee comprises Directors with technical expertise in the permitting, planning, development, and safe operation of large mines. While the Board is ultimately responsible for oversight of the Company’s ESG performance, the Sustainability Committee reviews the Company’s environmental and social performance and provides guidance at every meeting, providing strategic direction to management on these matters. The Sustainability Committee provides a report at each regular Board meeting.

•
NOVAGOLD actively participates in the ongoing development and implementation of the Donlin Gold LLC Community Development and Strategic Plan, which includes guiding principles focused on building long-term, trust-based relationships and advancing initiatives that support stakeholder engagement, community investment, and environmental stewardship in the Y-K region in conjunction with Donlin Gold LLC’s Native Corporation landowners, Calista and TKC. Donlin Gold LLC’s strategic investment priorities in the Y-K region include:

NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 97

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

1) environmental concerns & stewardship; 2) community and economic development; 3) cultural traditions; 4) education and workforce development; 5) health, safety & wellness; and 6) community and partner engagement. NOVAGOLD supports Donlin Gold LLC’s community and outreach planning and implementation efforts. NOVAGOLD also provides support to Donlin Gold LLC to emphasize local hire of individuals and suppliers for the project in accordance with Donlin Gold LLC’s agreements with Calista and TKC.
•
NOVAGOLD is committed to the health and safety of our employees and those at Donlin Gold LLC, including contractors. Donlin Gold LLC also invests in community safety programs in the Y-K region. Our goal remains zero lost-time incidents or fatalities at Donlin Gold, and to accomplish that we work with Donlin Gold LLC to advance and implement comprehensive, risk-based health and safety management and training programs for all employees and contractors prior to any field program start-up, and we continuously monitor, measure and report on program effectiveness, including employee and contractor safety performance.

•
NOVAGOLD supports a project development plan for Donlin Gold that evaluates and manages risks and opportunities across all phases of the mine cycle, including exploration, development, operations, closure and reclamation. We work with local communities and Calista and TKC, who offer a wealth of traditional knowledge about the local environment, and we integrate this knowledge into the development of the location, layout and design of the project infrastructure to help avoid, minimize, and mitigate potential impacts to sensitive and culturally important habitats, resources and landscapes while supporting responsible development and operational efficiencies.

•
NOVAGOLD continues to work with Donlin Gold LLC to support environmental stewardship and contribute to improved environmental outcomes in the Y-K region. In 2026 we will continue to support Donlin Gold LLC as they invest in a range of environmental and community infrastructure projects in villages throughout the Y-K region. Our goal is zero hazardous material spills to water, zero spills of 10 gallons or more to land, and zero significant environmental incidents.

•
At NOVAGOLD, we are committed to ongoing, transparent engagement with our Shareholders, actively consider their perspectives, and evolve our practices, as appropriate, with respect to corporate governance matters.

•
We are committed to providing NOVAGOLD’s employees with benefits that enable them to stay healthy, maintain work-life balance, and plan for retirement. These benefits currently include: i) comprehensive health and wellness programs, ii) retirement savings programs, iii) life insurance and income protection coverage, iv) holiday and time-off benefits, v) flexible work arrangements that support the balance of professional and family responsibilities, vi) opportunities to develop professional skills and knowledge, and vii) opportunities to become NOVAGOLD Shareholders through our employee stock purchase plan, PSU plan and Stock Award plan.

Climate Change and Carbon Footprint Considerations
NOVAGOLD recognizes that climate change is underway and could potentially pose risks to the Company’s project. NOVAGOLD also recognizes that the Donlin Gold project must be constructed and operated in an efficient manner that not only ensures compliance with our project permits but minimizes the impact to the environment. At present, NOVAGOLD does not have any mines under construction or in operation; however, as part of our planning for eventual construction and operation we do consider how climate change might impact our assets under development and how we can minimize our carbon footprint. As such, the Company adopted the Climate Change Policy described below. The Donlin Gold project received a Joint Record of Decision from the U.S. Army Corps of Engineers (the “Corps”) and the U.S. Bureau of Land Management in August 2018. The Corps issued a final Environmental Impact Statement for Donlin Gold in April 2018 that includes a thorough environmental analysis, including the potential impacts of climate change on the project and climate change impacts associated with the project and related effects on the environment. Both documents are available for review at https://dnr.alaska.gov/mlw/mining/large-mines/donlin/.
Climate Change Policy
The Company’s Climate Change Policy sets out the approach taken by NOVAGOLD to address its contribution to and the impacts of climate change with reference to its operations. The Climate Change Policy forms the basis of an iterative process of policy development in line with the relative position and size of the Company, the stage of development of the Company’s assets, and the evolution of knowledge, technology, and innovative solutions in response to climate change. The commitments made in the Climate Change Policy apply to the activities of NOVAGOLD and its subsidiaries and partnerships in relation to NOVAGOLD’s ownership share in all assets. At joint ventures where NOVAGOLD does not have full operational control the Climate Change Policy will be used to guide NOVAGOLD’s approach, though it is acknowledged that the Climate Change Policy may not be applied if an individual site has its own policy in place. While NOVAGOLD recognizes that it is appropriate for each of its operations to have individual targets and commitments, NOVAGOLD expects all its subsidiaries and partnerships to adhere to the commitments outlined in the Climate Change Policy. A complete copy of the Climate Change Policy, which was last updated in August 2025, is available on the Company website at: www.novagold.com under the Governance tab.
98 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

Biodiversity Policy
NOVAGOLD recognizes that biodiversity and ecosystem loss pose a significant risk about which our stakeholders are increasingly concerned. NOVAGOLD is mindful that, if improperly managed, activities associated with mining can negatively impact biodiversity; NOVAGOLD is also mindful of the dependence on healthy ecosystems to maintain a successful business. NOVAGOLD’s Biodiversity Policy sets out the Company’s approach to address its potential impacts on biodiversity and ecosystem services with reference to all its operations. The commitments made in the Biodiversity Policy apply to the activities of NOVAGOLD and its subsidiaries and affiliates in relation to NOVAGOLD’s ownership share. While it is acknowledged that it is appropriate for each of NOVAGOLD’s assets to have individual targets and commitments, it is expected that all subsidiaries and affiliates will generally adhere to the commitments outlined in the Biodiversity Policy. A complete copy of the Biodiversity Policy, which was last updated in August 2025, can be found on the Company website at: www.novagold.com under the Governance tab.
Integrated Risk Management Policy
In August 2022 the Board adopted an Integrated Risk Management Policy as part of a holistic update to its approach to proactively acknowledging, understanding, prioritizing and managing risks and opportunities across all company activities. NOVAGOLD monitors and manages risks and opportunities dynamically as their context changes. NOVAGOLD’s CFO is responsible for ensuring that risk management activities are effectively and actively resourced, and the CFO is supported in his risk management role by the Company’s executive team. The Audit Committee is responsible for assuring effective management of risk on behalf of the Board. A complete copy of the Integrated Risk Management Policy can be found on the Company website at: www.novagold.com under the Governance tab.
Corporate Disclosure Policy
NOVAGOLD is committed to providing fair and equal access to information that may affect the investment decisions of security holders and the public. The goal of the Corporate Disclosure Policy is to raise awareness of the Company’s approach to disclosure, to promote compliance among the Board, management, employees, consultants and any other insiders, and to ensure that NOVAGOLD’s disclosure practices remain consistent at all levels. The Corporate Disclosure Policy was adopted to ensure that all communications to Shareholders and the investing public about the Company and its subsidiaries are: a) complete, factual, accurate and timely, and b) broadly disseminated in accordance with all applicable legal and regulatory requirements. A copy of the Corporate Disclosure Policy can be found on the Company website at: www.novagold.com under the Governance tab.
Other Board Committees
In addition to the Audit Committee, Compensation Committee, Corporate Governance and Nominations Committee, Engineering and Technical Committee, and Sustainability Committee, the Board may appoint special committees from time to time with respect to specific matters.
Assessments
The Corporate Governance and Nominations Committee, with the assistance of outside counsel, regularly circulates a Board assessment questionnaire to all Directors requesting information about the effectiveness of the Board and each committee, as well as about the interaction between the Board and Company management. The assessment expressly addresses the organization and management of the Board, including its overall composition as well as the composition of each committee; the conduct of Board meetings, including management’s preparation for and participation in those meetings; the clarity and appropriateness of each Board committee’s charter; the performance of the Board with respect to a broad range of functions, including appointment and oversight of management, development and implementation of the Company’s business strategies, risk management, and regulatory reporting compliance; and Board compensation. The questionnaire also requests evaluation of the competencies and skills each Director is expected to bring to their particular role on the Board or on a committee, as well as any other relevant facts. Completed assessment questionnaires are returned to the Company’s outside counsel to protect the anonymity of the responder, thus encouraging honest and open responses. Outside counsel presents a summary of the questionnaire responses to the Corporate Governance and Nominations Committee Chair who then presents the summary to the Board and management as appropriate. The most recent Board assessment was conducted in January and February 2025 and the results were presented to the Board for discussion at its May 2025 meeting. The Corporate Governance and Nominations Committee anticipates conducting another Board assessment during the spring of 2026.
Majority Voting Policy
See “Matters to be Acted Upon at Meeting – Election of Directors” for a description of the Company’s Majority Voting Policy.
Compensation Committee Interlocks and Insider Participation
The Board has a Compensation Committee, as more fully described under the heading “Compensation Discussion and Analysis”.
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 99

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

None of the Compensation Committee members is or has been an executive officer or employee of the Company or any of its subsidiaries. No executive officer of the Company is or has been a director or member of the compensation committee of another entity having an executive officer who is or has been a director or a member of the Compensation Committee of the Company.
Shareholder Communication with the Board
Shareholders who are interested in communicating directly with members of the Board, or the Board as a group, may do so by writing directly to the individual Board member or to the Board generally c/o Blake, Cassels & Graydon LLP, Attn: Corporate Secretary, NOVAGOLD RESOURCES INC., 1133 Melville Street, Suite 3500, The Stack, Vancouver, BC, V6E 4E5, Canada. The Company’s Secretary will forward communications directly to the appropriate Board member. If the correspondence is not addressed to a particular Board member, the communication will be forwarded to a Board member to bring to the attention of the Board. The Company’s Secretary will review all communications before forwarding them to the appropriate Board member. The Board has requested that items unrelated to the duties and responsibilities of the Board, such as junk mail and mass mailings, business solicitations, advertisements and other commercial communications, surveys, and questionnaires, and resumes or other job inquiries, not be forwarded.
OTHER BUSINESS
Management is not aware of any matters to come before the Meeting other than those set forth in the Notice of Meeting. If any other matter properly comes before the Meeting, it is the intention of the person named in the proxy to vote the shares represented thereby in accordance with their best judgment on such matter.
ADDITIONAL INFORMATION
Additional information relating to the Company is available on the Company’s website at www.novagold.com, on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov. The Company will furnish to Shareholders, free of charge, a hard copy of the Company’s financial statements and management’s discussion and analysis and/or a hard copy of the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2025, upon request to Investor Relations at NOVAGOLD RESOURCES INC., 400 Burrard Street, Suite 1860, Vancouver, British Columbia, V6C 3A6, Canada, Telephone 604-669-6227, Toll-Free 866-669-6227, Fax 604-669-6272. Financial information is provided in the Company’s annual financial statements and management’s discussion and analysis for its most recently completed fiscal year.
OTHER MATERIAL FACTS
There are no other material facts to the knowledge of the Board relating to the matters for which this Circular is issued which are not disclosed herein.
100 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

SHAREHOLDER PROPOSALS
Pursuant to the rules of the SEC, shareholder proposals intended to be presented at the 2027 annual meeting of the Shareholders of the Company, and to be included in the Company’s proxy materials for the 2027 annual meeting of the Shareholders of the Company, must be received by us at our office in Vancouver, British Columbia by no later than November 23, 2026, which is approximately 120 calendar days before the anniversary date on which our Circular was released to Shareholders in connection with this year’s annual meeting of the Shareholders of the Company, if such proposals are to be considered timely. If the date of the next annual meeting is changed by more than 30 days from the anniversary date of this year’s annual meeting of the Shareholders of the Company, then the deadline to submit a proposal to be considered for inclusion in next year’s proxy circular and form of proxy, is a reasonable time before we begin to print and mail proxy circular materials. The inclusion of any shareholder proposal in the proxy materials for the 2026 annual meeting of the Shareholders of the Company will be subject to the applicable rules of the SEC, including, but not limited to, Rule 14a-8 promulgated under the Exchange Act.
The Company’s Articles do not provide a method for a shareholder to submit a proposal for consideration at the 2027 annual general meeting of the Shareholders. However, the BCBCA, in Part 5, Division 7, “Shareholder Proposals”, sets forth the procedure by which a person who:
a)	is a registered owner or beneficial owner of one or more shares of the Company that carry the right to vote at general meetings; and
b)	has been a registered owner or beneficial owner of one or more such shares for an uninterrupted period of at least 2 years before the date of the signing of the proposal, may submit a written notice setting out a matter that the submitter wishes to have considered at the next annual general meeting of the Company (a “proposal”).
The BCBCA also sets out the requirements for a valid proposal and provides for the rights and obligations of the Company and the submitter upon a valid proposal being made. In general, for a proposal to be valid, it must be:
•
supported in writing by holders of shares that, in the aggregate, either (i) constitute at least 1% of the issued shares of the Company that carry the right to vote at general meetings; or (ii) have a fair market value of C$2,000;

•	accompanied by a declaration containing certain prescribed information; and
•	submitted to the registered office of the Company at least three months before the anniversary of the Company’s last annual general meeting.
Pursuant to the advance notice provisions of the Articles of the Company, shareholder director nominations must be made not less than 30 days prior to the date of an annual meeting, or if the Company has implemented “notice-and-access” (as defined in National Instrument 54-101) for the meeting, not less than 40 days prior to the date of the annual meeting; provided, however, that in the event that the annual meeting is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice of a shareholder director nomination may be made not later than the close of business on the tenth day following such public announcement. To comply with the universal proxy rules, shareholders who intend to solicit proxies for shareholder director nominations must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, no later than March 15, 2027. Shareholder director nominations must be made by a registered owner or beneficial owner of shares of the Company entitled to vote at the annual meeting. The notice of a shareholder director nomination must be delivered to the Company Secretary in writing and must contain certain prescribed information as specified in the Company’s Articles.
HOUSEHOLDING
The SEC’s rules permit the Company to deliver a single set of proxy materials to one address shared by two or more Shareholders. This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs. The Company has delivered only one set of proxy materials to Shareholders who hold their shares through a bank, broker or other holder of record and share a single address, unless the Company has received contrary instructions from any Shareholder at that address. However, any such street name holder residing at the same address who wishes to receive a separate copy of the proxy materials may make such a request by contacting the bank, broker or other holder of record, or Broadridge Financial Solutions, Inc. at (866) 540-7095, or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Street name holders residing at the same address who would like to request householding of Company materials may do so by contacting the bank, broker or other holder of record, or Broadridge at the phone number or address listed above.
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 101

CERTIFICATE
The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. The contents and the sending of the Circular have been approved by the Board.
By Order of the Board of Directors of
NOVAGOLD RESOURCES INC.
Gregory A. Lang
President and Chief Executive Officer
Vancouver, British Columbia
March 24, 2026
102 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

APPENDIX A - 2004 STOCK AWARD PLAN
(attached)
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 103

NOVAGOLD RESOURCES INC.
2004 STOCK AWARD PLAN (AS AMENDED)
EFFECTIVE MAY 11, 2004, AS AMENDED APRIL 26, 2005
(WITH EFFECTIVE DATE OF AMENDMENT OF MARCH 10, 2006),
AS FURTHER AMENDED MAY 31, 2007, AS FURTHER AMENDED MARCH 10, 2009
(WITH EFFECTIVE DATE OF AMENDMENT OF MAY 26, 2009), AS FURTHER AMENDED APRIL 25, 2012,
AS FURTHER AMENDED JUNE 5, 2014, AS FURTHER AMENDED JANUARY 25, 2017, AS FURTHER AMENDED JANUARY 23, 2019,
AS FURTHER AMENDED ON MAY 14, 2020, AS FURTHER AMENDED ON MAY [•], 2026.
104 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

NOVAGOLD RESOURCES INC.

2004 STOCK AWARD PLAN (AS AMENDED)

PART 1
INTERPRETATION
1.01	Definitions In this Plan the following words and phrases shall have the following meanings, namely:
(a)	“Award” shall mean any award or benefit granted under the Plan, including Options, SARs and Tandem SARs;
(b)
“Award Agreement” means the written or electronic agreement between the Company and an Awardee relating to the granting of an Award, in the form or substantially in the form of Exhibit A attached to this Plan, and containing such terms and conditions as are required by Exchange Policy and Securities Laws;

(c)	“Awardee” shall mean the holder of an outstanding Award;
(d)
“Award Price” means the price at which an Option or a SAR may be granted in accordance with Exchange Policy and Securities Laws. The Award Price shall not be less than the Fair Market Value of a Share on the date of grant of the Award;

(e)	“Board” means the board of directors of the Company and includes any committee of directors appointed by the directors as contemplated by Section 3.01 hereof;
(f)	“Cause” has the meaning ascribed to the phrase “cause” or “just cause for termination” under the laws of British Columbia;
(g)	“Change of Control” means:
(i)
the acquisition whether directly or indirectly, by a person or company, or any persons or companies acting jointly or in concert (as determined in accordance with the Securities Act (British Columbia) and the rules and regulations thereunder) of voting securities of the Company which, together with any other voting securities of the Company held by such person or company or persons or companies, constitute, in the aggregate, more than 50% of all outstanding voting securities of the Company;

(ii)
an amalgamation, arrangement or other form of business combination of the Company with another company which results in the holders of voting securities of that other company holding, in the aggregate, 50% or more of all outstanding voting securities of the Company (including a merged or successor company) resulting from the business combination; or

(iii)
the sale, lease or exchange of all or substantially all of the property of the Company to another person, other than a subsidiary of the Company or other than in the ordinary course of business of the Company;

(h)
“Committee” means the Compensation Committee of the Board or any other committee designated by the Board to administer the Plan; provided that the Committee shall be comprised of not less than such number of Directors as shall be required to permit awards granted under the Plan to qualify under Rule 16b-3 (but never less than two Directors), and each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3, and an independent director within the meaning of the rules and regulations of the stock exchanges on which the Shares are listed;

(i)	“Company” means NovaGold Resources Inc.;
(j)
“Designated Subsidiary” means an entity (including, for greater certainty, a partnership) which is controlled by the Company and which has been designated by the Company for purposes of the Plan from time to time, and for the purposes of this definition, a person (first person) is considered to control another person (second person) if the first person, directly or indirectly, has the power to direct the management and policies of the second person by virtue of:

(i)	ownership of or direction over voting securities in the second person,
(ii)	a written agreement or indenture,
(iii)	being the general partner or controlling the general partner of the second person, or
(iv)	being a trustee of the second person;
(k)	“Director” means any director of the Company or of any of its Designated Subsidiaries;
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 105

(l)
“Eligible Consultant” means an individual, other than an Employee that (i) is engaged to provide on a bona fide basis consulting, technical, management or other services to the Company or any Designated Subsidiary under a written contract between the Company or the Designated Subsidiary and the individual or a company of which the individual consultant is an employee (other than services related to a distribution or services that directly or indirectly promote or maintain a market for the Company’s securities) and (ii) in the reasonable opinion of the Company, spends or will spend a significant amount of time and attention on the affairs and business of the Company or a Designated Subsidiary;

(m)
“Employee” means any individual in the employment of the Company or any of its Designated Subsidiaries or any combination or partnership of such companies or of a company providing management or administrative services to the Company;

(n)	“Exchange” means The Toronto Stock Exchange and any other stock exchange on which the Shares are listed for trading;
(o)
“Exchange Policy” means the policies, bylaws, rules and regulations of the Exchange governing the granting of awards by the Company pursuant to Security Based Compensation Arrangements, as amended from time to time;

(p)
“Expiry Date” means not later than five years from the date of grant of the Award; provided, however, that if at any time the expiry of the term of an Award should be determined to occur either during a period in which the trading of Shares by the Awardee is restricted under the insider trading policy or other policy of the Company or within ten business days following such a period, such Expiry Date shall be deemed to be the date that is the tenth business day following the date of expiry of such restriction;

(q)
“Fair Market Value” means, with respect to any property (including, without limitation, any Shares), the fair market value of such property determined by such methods or procedures as are established from time to time by the Board in accordance with Exchange Policy. Unless otherwise determined by the Board, the fair market value of a Share as of a given date will be (a) the price at which the last recorded sale of Shares took place on the Exchange during the trading day immediately preceding the date in question or (b) if there was no such sale, the price at which the last recorded sale of Shares took place on the Exchange on the most recent preceding date on which a sale took place;

(r)	“Good Reason” means the occurrence of any one or more of the following without a Participant’s written consent:
(i)
a material change in the Participant’s position or duties, responsibilities, title or office in effect immediately prior to a Change of Control, which includes any removal of the Participant from or any failure to re-elect or re-appoint the Participant to any such position or office;

(ii)	a reduction in the Participant’s overall annual compensation for services provided to the Company in the cumulative amount of 5% or more within a 12 month period;
(iii)
any change to the terms or conditions of the employment of the Participant that would constitute “constructive dismissal” as that term is defined at common law which the Company fails to remedy within thirty (30) days of receiving written notice from the Participant of any such change; or

(iv)
the Company relocating the Participant to any place other than the location at which the Participant reported for work on a regular basis immediately prior to a Change of Control or a place within 25 miles of that location;

(s)	“Insider” has the meaning ascribed thereto in Exchange Policy;
(t)
“Nonqualified Stock Option” means an Option granted to a U.S. Participant that is not intended to qualify as an “incentive stock option” within the meaning of section 422 of the U.S. Internal Revenue Code of 1986, as amended;

(u)	“Option” means an option to acquire Shares granted under this Plan;
(v)	“Officer” means any senior officer of the Company or of any of its Designated Subsidiaries;
(w)	“Participant” means a Director, Officer, Employee or Eligible Consultant;
(x)	“Plan” means this stock award plan as from time to time amended;
(y)
“SAR” or “Stock Appreciation Right” means the right to receive an amount, in Shares, equal to the excess of the Fair Market Value of a specified number of Shares as of the date the SAR is exercised over the SAR Price for such shares;

(aa)	“SAR Price” means the Award Price of a SAR, determined on the grant date of the SAR, as set forth in the Award Agreement;
(bb)	“Securities Act” means the Securities Act (British Columbia), as amended, from time to time;
106 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

(cc)	“Securities Laws” means the act, policies, bylaws, rules and regulations of the securities commissions governing the Company, as amended from time to time;
(dd)	“Security Based Compensation Arrangement” has the meaning ascribed thereto in the TSX Company Manual;
(ee)	“Shares” means common shares of the Company;
(ff)
“Tandem SAR” means a SAR granted in tandem with a related Option which gives the Awardee the right to surrender to the Company all or a portion of the related Option and to receive a distribution in Shares in an amount equal to the excess of the Fair Market Value of a specified number of Shares as of the date the SAR is exercised over the SAR Price for such Shares, which shall be the same price as the Award Price of the related Option. A Tandem SAR will have the same other terms and provisions as the related Option. To the extent a Tandem SAR is exercised, the related Option will terminate at the time of such exercise; and

(gg)	“Vested” means that an Award has become exercisable in accordance with the terms of this Plan and any applicable Award Agreement.
1.02	Gender Throughout this Plan, words importing the masculine gender shall be interpreted as including the female gender.
PART 2
PURPOSE OF PLAN
2.01
Purpose The purpose of this Plan is to attract and retain Employees, Eligible Consultants, Officers or Directors to the Company and to motivate them to promote the success of the Company’s business by aligning their financial interests to those of the Company and to long-term shareholder value.

PART 3
GRANTING OF STOCK AWARD
3.01	Administration This Plan shall be administered by the Board or, if the Board so elects, by a Committee appointed by the Board from its members.
3.02
Committee’s Recommendations The Board may accept all or any part of recommendations of the Committee or may refer all or any part thereof back to the Committee for further consideration and recommendation.

3.03
Grant by Resolution The Board, on its own initiative or, a Committee of the Board duly appointed for the purpose of administering this Plan, may, by resolution, designate all eligible persons who are Employees, Eligible Consultants, Officers or Directors, or corporations employing or wholly owned by such Employee, Eligible Consultant, Officer or Director, to whom an Award should be granted and specify the terms of such Award which shall be in accordance with Exchange Policy and Securities Laws. Solely with respect to Awards that were evidenced by a written, binding agreement in effect as of November 2, 2017 and that are “grandfathered” for 162(m) purposes pursuant to the Tax Cuts and Jobs Act of 2017, Awards that are intended to be “qualified performance-based compensation” within the meaning of section 162(m) of the U.S. Internal Revenue Code (“Section 162(m)”) shall be granted by a Committee consisting of two or more “outside directors” as defined under Section 162(m).

3.04	Award Types. Awards granted hereunder may be Options, SARs or Tandem SARs, at the discretion of the Board and as reflected in the terms of the Award Agreement.
3.05
Terms of Award The resolution of the Board shall specify the number of Shares that should be placed under Award to each such Employee, Eligible Consultant, Officer or Director, the Award Price of each such Award, and the period during which such Award may be exercised.

3.06
Stock Options Options may be granted to Participants at any time as determined by the Board. The Board shall determine the number of Shares subject to each Option. Options granted under the Plan shall be Nonqualified Stock Options.

3.07
Stock Appreciate Rights Stock Appreciation Rights may be granted to Participants at any time as determined by the Board. A SAR may be granted in tandem with an Option granted under this Plan or on a freestanding basis. A SAR may be exercised upon such terms and conditions and for the term as the Board, in its sole discretion, determines, provided, however, that the term shall not exceed the Option term in the case of a Tandem SAR or five years in the case of a free-standing SAR. Upon exercise of a SAR, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying the excess of the Fair Market Value of a Share on the date of exercise over the Award Price of the SAR by the number of Shares with respect to which the SAR is exercised. The payment shall be made in Shares, the number of which shall be calculated by dividing the payment amount by the Fair Market Value of the Shares on the exercise date.

NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 107

3.08
Award Agreement Every Award granted under this Plan shall be evidenced by an Award Agreement and, where not expressly set out in the Award Agreement, the provisions of such Award Agreement shall conform to and be governed by this Plan. In the event of any inconsistency between the terms of any Award Agreement and this Plan, the terms of this Plan shall govern, except to the extent the Award Agreement expressly states otherwise.

PART 4
CONDITIONS GOVERNING THE GRANTING AND EXERCISING OF AN AWARD
4.01	Exercise Price The exercise price of an Award granted under this Plan shall not be less than the Award Price at the time of granting the Award.
4.02
Expiry Date Each Award shall, unless sooner terminated, expire on a date to be determined by the Board, and as set forth in the Award Agreement on the date of grant, which will not be later than the Expiry Date.

4.03
Different Exercise Periods, Prices and Number The Board may, in its absolute discretion, upon granting an Award under this Plan, and subject to the provisions of Section 6.03 hereof, specify a particular time period or periods following the date of granting the Award during which the Awardee may exercise his Award, may designate the Award Price in respect of which such Awardee may exercise his Award during each such time period and may determine and impose terms upon which each Award shall become Vested.

4.04
Number of Shares, To One Person The number of Shares reserved for issuance to any one person pursuant to Awards granted under this Plan shall not exceed 5% of the outstanding Shares at the time of granting of the Award, and no one person may be granted any Award or Awards for more than Ten Million (10,000,000) Shares (subject to adjustment as provided for in Part 6), in the aggregate in any calendar year.

4.05
Termination of Employment If a Director, Officer, Employee or Eligible Consultant ceases to be so engaged by the Company for any reason other than death, such Director, Officer, Employee or Eligible Consultant shall have such rights to exercise any Vested Award not exercised prior to such termination within the lesser of six months from the date of the termination, unless otherwise extended by the Board, in its absolute discretion, or the Expiry Date of the Award; provided that if the termination is for just cause the right to exercise the Vested Award shall terminate on the date of termination unless otherwise determined by the Directors. Subject to Section 6.05, all non-Vested Awards shall terminate on the date of termination.

4.06
Death of Awardee If a Director, Officer, Employee or Eligible Consultant dies prior to the expiry of his Award, his legal representatives may, within the lesser of one year from the date of the Awardee’s death or the Expiry Date of the Award, exercise that portion of a Vested Award granted to the Director, Officer, Employee or Eligible Consultant under this Plan which remains outstanding.

4.07
Assignment No Award granted under this Plan or any right thereunder or in respect thereof shall be transferable or assignable otherwise than by will or pursuant to the laws of succession except that, if permitted by all applicable Securities Laws and the rules and policies of the Exchange, an Awardee shall have the right to assign any Award granted to him hereunder to a trust or similar legal entity established by such Awardee.

4.08	Notice Awards shall be exercised only by written notice to the Company in accordance with the terms and conditions of this Plan and the applicable Award Agreement.
4.09
Payment Vested Awards may be exercised at any time in whole or in part prior to their lapse or termination. Payment in respect of the exercise of an Option may be made in cash or by check, or the Board may, in its discretion and to the extent permitted by law, allow such payment to be made through a broker-assisted cashless exercise mechanism or by such other method as the Board may determine to be appropriate.

4.10
Securities Laws Notwithstanding any other provision contained in this Plan, no holder may exercise any Award granted under this Plan and no Shares may be issued upon exercise of an Award unless such exercise and issuance are in compliance with all applicable Securities Laws.

PART 5
RESERVE OF SHARES FOR AWARDS
5.01
Sufficient Authorized Shares to be Reserved Whenever the Memorandum or Articles of the Company limit the number of authorized Shares, a sufficient number of Shares shall be reserved by the Board to satisfy the exercise of Awards granted under this Plan. Shares that were the subject of Awards that have lapsed or terminated shall thereupon no longer be in reserve and may once again be subject to an Award granted under this Plan.

108 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

5.02
Shares Subject to the Plan Subject to adjustment as provided in Part 6, the shares to be offered under the Plan shall consist of shares of the Company’s authorized but unissued common shares. The aggregate number of Shares to be delivered upon the exercise of all Awards granted under the Plan shall not exceed ~~8%~~7% of the issued and outstanding Shares of the Company at the time of granting of Awards (on a non-diluted basis).

5.03
Maximum Number of Shares Reserved The maximum number of Shares issuable to Insiders pursuant to the Plan, together with any Shares issuable pursuant to any other Security Based Compensation Arrangement, at any time, shall not exceed 10% of the total number of outstanding Shares. The maximum number of Shares issued to Insiders pursuant to the Plan, together with any Shares issued pursuant to any other Security Based Compensation Arrangement, within any one year period, shall not exceed 10% of the total number of outstanding Shares.

PART 6
CHANGES IN AWARDS
6.01
Share Consolidation or Subdivision; Corporate Reorganization In the event of any change in the capital of the Company affecting the Shares, including as a result of a stock split or consolidation, combination or exchange of shares, merger, arrangement, amalgamation, spin-off or other special distribution (other than distributions or cash dividends in the ordinary course) of the Company’s assets to shareholders, the Board, in its discretion, may make any adjustments it determines to be appropriate to reflect that change (for the purpose of preserving the value of the Awards or the rights of Awardees) including to (i) the number or kind of shares or other securities reserved for issuance under this Plan, (ii) the number or kind of shares or other securities subject to unexercised Awards previously granted and the Award Price of those Awards and (iii) the number of Awards held by the Awardees; provided, however, that no substitution or adjustment will obligate the Company to issue or deliver fractional securities.

6.02
Stock Dividend In the event that the Shares are at any time changed as a result of the declaration of a stock dividend thereon, the number of Shares reserved for granting of Awards and the price payable for any Shares that are then subject to Awards may be adjusted by the Board to such extent as they deem proper in their absolute discretion.

6.03
Effect of a Take-Over Bid If a bona fide offer (an “Offer”) for Shares is made to the Awardee or to shareholders of the Company generally or to a class of shareholders which includes the Awardee, which Offer, if accepted in whole or in part, would result in the offeror becoming a control person of the Company, within the meaning of subsection 1(1) of the Securities Act, the Company shall, immediately upon receipt of notice of the Offer, notify each Awardee of full particulars of the Offer, whereupon all Options or SARs subject to such Award will become conditionally Vested and the Award may be conditionally exercised in whole or in part by the Awardee so as to permit the Awardee to tender the Shares received upon such exercise, pursuant to the Offer. However, if:

(a)	the Offer is not completed within the time specified therein; or
(b)	all of the Shares tendered by the Awardee pursuant to the Offer are not taken up or paid for by the offeror in respect thereof, then the Shares received upon such exercise, or in the case of clause (b) above, the Shares that are not taken up and paid for, may be returned by the Awardee to the Company and reinstated as authorized but unissued Shares and with respect to such returned Shares, the Award shall be reinstated as if it had not been conditionally exercised and the terms upon which such Awards were to become Vested pursuant to this section shall be reinstated. If any Shares are returned to the Company under this Section 6.03, the Company shall immediately refund the exercise price to the Awardee for such Shares.
6.04
Acceleration of Expiry Date If an Offer is made by an offeror at any time when an Award granted under the Plan remains unexercised, in whole or in part the Directors may, upon notifying each Awardee of full particulars of the Offer, declare all Shares issuable upon the exercise of Awards granted under the Plan, Vested, and declare that the Expiry Date for the exercise of all unexercised Awards granted under the Plan is accelerated so that all Awards will either be exercised or will expire prior to the date upon which Shares must be tendered pursuant to the Offer.

6.05
Effect of a Change of Control With respect to grants made prior to January 23, 2019, if a Change of Control occurs, all Shares subject to each such outstanding Award will become Vested, whereupon such Award may be exercised in whole or in part by the Awardee. With respect to grants made on or after January 23, 2019, if the employment of an Awardee is terminated by the Company other than for Cause or if the Awardee resigns for Good Reason, in each case, within 12 months following a Change of Control, all of the Awardee’s Awards shall vest immediately prior to the Awardee’s date of termination.

NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 109

PART 7
EXCHANGE’S RULES AND POLICIES APPLY
7.01
Exchange’s Rules and Policies Apply This Plan and the granting and exercise of any Awards hereunder are also subject to such other terms and conditions as are set out from time to time in the rules and policies on security based compensation awards of the Exchange and any securities commission having authority and such rules and policies shall be deemed to be incorporated into and become a part of this Plan. In the event of an inconsistency between the provisions of such rules and policies and of this Plan, the provisions of such rules and policies shall govern.

PART 8
AMENDMENT OF PLAN
8.01
Board May Amend The Board of Directors shall have the power to, at any time and from time to time, either prospectively or retrospectively, and without shareholder approval, amend, suspend or terminate the Plan or any Award granted under the Plan, including, without limiting the generality of the foregoing, changes of a clerical or grammatical nature and changes regarding the vesting of Awards; provided however that:

1.
such amendment, suspension or termination is in accordance with applicable laws and the rules of any stock exchange on which the Shares are listed, and with respect to Awards held by Participants who are subject to U.S. federal income tax, in a manner consistent with the requirements of Section 409A of the U.S. Internal Revenue Code of 1986, as amended, to the extent applicable;

2.
no such amendment, suspension or termination shall be made at any time to the extent such action would materially adversely affect the existing rights of an Awardee with respect to any then outstanding Award, as determined by the Board of Directors acting in good faith, without his or her consent in writing;

3.	the Board of Directors shall obtain shareholder approval of the following:
(i)	any amendment to the maximum number of Shares specified in subsection 5.02 in respect of which Awards may be granted under the Plan (other than pursuant to Part 6);
(ii)	any amendment that would reduce the Award Price of an outstanding Award (other than pursuant to Part 6); and
(iii)	any amendment that would extend the term of any Award granted under the Plan beyond the Expiry Date.
8.02
Powers of the Board Following Termination of the Plan. If the Plan is terminated, the provisions of the Plan and any administrative guidelines and other rules and regulations adopted by the Board of Directors and in force on the date of termination will continue in effect as long as any Award or any rights pursuant thereto remain outstanding and, notwithstanding the termination of the Plan, the Board of Directors shall remain able to make such amendments to the Plan or the Award as they would have been entitled to make if the Plan were still in effect.

PART 9
MISCELLANEOUS
9.01
Other Plans Not Affected This Plan is in addition to any other existing plans and shall not in any way affect the policies or decisions of the Board in relation to the remuneration of Directors, Officers, Employees and Eligible Consultants.

9.02
No Rights Until Award Exercised An Awardee shall be entitled to the rights pertaining to share ownership, such as to dividends, only with respect to Shares that have been fully paid for and issued to him upon exercise of an Award.

9.03
No Right to Employment This Plan will not confer upon any Awardee any right with respect to continuation of such Awardee’s employment, consulting or other service relationship with the Company, and will not interfere in any way with the Company’s right to terminate such Awardee’s employment, consulting or other service relationship at any time, with or without cause.

9.04
Tax Withholding The Company or a Designated Subsidiary may withhold from any amount payable to a Participant, either under this Plan, or otherwise, such amount as may be necessary so as to ensure that the Company or the Designated Subsidiary will be able to comply with the applicable provisions of any federal, provincial, state or local law relating to the withholding of tax or other required deductions, including on the amount, if any, includable in the income of a Participant. The Company shall also have the right in its discretion to satisfy any such withholding tax liability by retaining, acquiring or selling on behalf of a Participant any Shares which would otherwise be issued or provided to a Participant hereunder. For the purposes of assisting a Participant who is a U.S. citizen or a U.S. resident for U.S. federal income tax purposes in paying all or a portion of the U.S. federal and state taxes to be withheld or collected upon exercise of an Award, the Board, in its discretion and subject to such additional terms and conditions as it may adopt, may permit a U.S. Participant, subject to applicable laws, to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the

110 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

Shares otherwise to be delivered upon exercise of such Award having a Fair Market Value equal to the amount of such taxes or (b) delivering to the Company Shares (other than Shares issuable upon exercise of such Award) having a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.
9.05
No Trust Fund Neither this Plan nor any Award will create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and an awardee or any other person. To the extent that any awardee acquires a right to receive payments from the Company pursuant to an Award, such right will be no greater than the right of any unsecured general creditor of the Company.

9.06
Governing Law The validity, construction and effect of this Plan and any Award Agreement will be determined in accordance with the internal laws, and not the law of conflicts, of the Province of British Columbia and the laws of Canada applicable therein.

9.07
Effective Date This Plan shall become effective upon the later of the date of acceptance for filing of this Plan by the Exchange and the approval of this Plan by the shareholders of the Company; provided, however, that Awards may be granted under this Plan prior to the receipt of approval of the Exchange. In the event that this Plan is not adopted by the shareholders of the Company within 12 months after approval by the Board, this Plan will terminate.

EFFECTIVE DATE OF AMENDMENT: June 5, 2014, as further amended January 25, 2017, as further amended January 23, 2019, as further amended
May 14, 2020 and as further amended May [•], 2026.
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 111

Exhibit A

NOVAGOLD RESOURCES INC. AWARD AGREEMENT
This Award Agreement is entered into between NovaGold Resources Inc. (the “Company”) and the Awardee named below pursuant to the 2004 Stock Award Plan (the “Plan”), a copy of which is attached hereto, and confirms that:
1.	on [insert grant date] (the “Grant Date”);
2.	[insert name] (the “Awardee”);
3.	was granted the [insert type of Award] (the “ Award”) [insert particulars of Award] of the Company;
4.	for the price (the “Award Price”) of $• per Award;
5.	which shall be exercisable (“Vested”) on • , 20••;
6.	terminating on the [insert date] (the “Expiry Date”);
all on the terms and subject to the conditions set out in the Plan. For greater certainty, once Awards have become Vested, they continue to be exercisable until the termination or cancellation thereof as provided in this Award Agreement and the Plan.
By signing this Award Agreement, the Awardee consents to Solium Capital maintaining and administering the award in accordance with the terms and conditions of the Plan.
By signing this Award Agreement, the Awardee acknowledges that the Awardee has read and understands the Plan and agrees to the terms and conditions of the Plan and this Award Agreement.
IN WITNESS WHEREOF the parties hereto have executed this Award Agreement as of the • day of •, 20••.

NOVAGOLD RESOURCES INC.

Per:
AWARDEE		Authorized Signatory

112 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

APPENDIX B - STOCK AWARD PLAN RESOLUTION
NOW THEREFORE IT IS RESOLVED THAT:
1.
The unallocated entitlements under the Stock Award Plan are hereby approved and the Company will have the ability to issue Awards (as defined in the Stock Award Plan) which may be settled in Common Shares from treasury until May 14, 2029;

2.
The maximum number of Common Shares issuable pursuant to the Stock Award Plan is hereby reduced from eight percent (8%) to seven percent (7%) of the total number of the Company’s issued and outstanding Common Shares (on a non-diluted basis); and

3.
Any director or officer of the Company be and is hereby authorized and instructed, for and on behalf of and in the name of the Company, to do and perform all such acts and things and to execute, deliver and file all such applications, documents or other instruments in writing, as such director or officer deems advisable or necessary in order to give effect to the foregoing resolutions.

NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 113

APPENDIX C - 2009 PERFORMANCE SHARE UNIT AWARD PLAN

(attached)
114 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

NOVAGOLD RESOURCES INC.
2009 PERFORMANCE SHARE UNIT PLAN
Effective May 26, 2009, as amended May 29, 2012, as further amended on June 5, 2014, as further amended on January 25, 2017, as further amended on January 23, 2019, as further amended May 14, 2020, as further amended March 16, 2026.
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 115

NOVAGOLD RESOURCES INC.

2009 PERFORMANCE SHARE UNIT PLAN
1.	PURPOSE
1.1
This Plan has been established by the Corporation to assist the Corporation in the recruitment and retention of highly qualified employees and consultants by providing a means to reward superior performance, to motivate Participants under the Plan to achieve important corporate and personal objectives and, through the issuance of Shares in the Corporation to Participants under the Plan, to better align the interests of Participants with the long-term interests of Shareholders.

2.	PLAN DEFINITIONS AND INTERPRETATIONS
In this Plan, the following terms have the following meanings:
(a)	“Account” means the bookkeeping account established and maintained by the Corporation for each Participant in which the number of Share Units of the Participant are recorded;
(b)
“Applicable Law” means any applicable provision of law, domestic or foreign, including, without limitation, applicable securities legislation, together with all regulations, rules, policy statements, rulings, notices, orders or other instruments promulgated thereunder and Stock Exchange Rules;

(c)
“Beneficiary” means any person designated by the Participant as his or her beneficiary under the Plan in accordance with Section 13.1 or, failing any such effective designation, the Participant’s estate;

(d)	“Board” means the Board of Directors of the Corporation;
(e)	“Cause” has the meaning ascribed to the phrase “cause” or “just cause for termination” under the laws of British Columbia;
(f)	“Change of Control” means:
(i)
the acquisition whether directly or indirectly, by a person or company, or any persons or companies acting jointly or in concert (as determined in accordance with the Securities Act (British Columbia) and the rules and regulations thereunder) of voting securities of the Corporation which, together with any other voting securities of the Corporation held by such person or company or persons or companies, constitute, in the aggregate, more than 50% of all outstanding voting securities of the Corporation;

(ii)
an amalgamation, arrangement or other form of business combination of the Corporation with another company which results in the holders of voting securities of that other company holding, in the aggregate, 50% or more of all outstanding voting securities of the Corporation (including a merged or successor company) resulting from the business combination; or

(iii)
the sale, lease or exchange of all or substantially all of the property of the Corporation to another person, other than a subsidiary of the Corporation or other than in the ordinary course of business of the Corporation;

(g)
“Committee” means the Compensation Committee of the Board or any other committee designated by the Board to administer the Plan; provided that the Committee shall be comprised of not less than such number of Directors as shall be required to permit awards granted under the Plan to qualify under Rule 16b-3 (but never less than two Directors), and each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3, an “outside director” to the extent required by and within the meaning of Section 162(m) with respect to Grandfathered 162(m) Awards, and an independent director within the meaning of the rules and regulations of the stock exchanges on which the Corporation’s common shares are listed;

(h)
“Corporation” means NovaGold Resources Inc. and its respective successors and assigns, and any reference in the Plan to action by the Corporation means action by or under the authority of the Board or any person or committee that has been designated for the purpose by the Board including, without limitation, the Committee;

(i)
“Designated Subsidiary” means an entity (including, for greater certainty, a partnership) which is controlled by the Corporation and which has been designated by the Corporation for purposes of the Plan from time to time, and for the purposes of this definition, a person (first person) is considered to control another person (second person) if the first person, directly or indirectly, has the power to direct the management and policies of the second person by virtue of:

(i)	ownership of or direction over voting securities in the second person,
(ii)	a written agreement or indenture,
116 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

(iii)	being the general partner or controlling the general partner of the second person, or
(iv)	being a trustee of the second person;
(j)	“Director” means a director of the Corporation;
(k)
“Eligible Consultant” means an individual, other than an Employee that (i) is engaged to provide on a bona fide basis consulting, technical, management or other services to the Corporation or any Designated Subsidiary under a written contract between the Corporation or the Designated Subsidiary and the individual or a company of which the individual consultant is an employee (other than services related to a distribution or services that directly or indirectly promote or maintain a market for the Corporation’s securities) and (ii) in the reasonable opinion of the Corporation, spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or a Designated Subsidiary;

(l)	“Employee” means an employee of the Corporation or any of its Designated Subsidiaries or any combination or partnership of such corporations;
(m)
“Employer” means the Corporation, the Designated Subsidiary or the combination or partnership of such corporations that employs the Participant or that employed the Participant immediately prior to the Participant’s Termination Date;

(n)	“Exchange” means the TSX and any other stock exchange on which the Shares are listed for trading;
(o)
“Expiry Date” means, with respect to Share Units granted to a Participant, the date determined by the Corporation for such purpose for such grant, which date shall be no later than the date which is two years after the Participant’s Termination Date and shall, in all cases, be in compliance with the requirements pertaining to the exception to the application of the salary deferral arrangement rules of Section 248(1)(k) of the Income Tax Act (Canada), as such section may be amended or re-enacted from time to time;

(p)	“Fiscal Year” means a fiscal year of the Corporation;
(q)	“Good Reason” means the occurrence of any one or more of the following without a Participant’s written consent:
(i)
a material change in the Participant’s position or duties, responsibilities, title or office in effect immediately prior to a Change of Control, which includes any removal of the Participant from or any failure to re-elect or re-appoint the Participant to any such position or office;

(ii)	a reduction in the Participant’s overall annual compensation for services provided to the Corporation in the cumulative amount of 5% or more within a 12 month period;
(iii)
any change to the terms or conditions of the employment of the Participant that would constitute “constructive dismissal” as that term is defined at common law which the Corporation fails to remedy within thirty (30) days of receiving written notice from the Participant of any such change; or

(iv)
the Corporation relocating the Participant to any place other than the location at which the Participant reported for work on a regular basis immediately prior to a Change of Control or a place within 25 miles of that location;

(r)
“Grandfathered 162(m) Award” means a grant of Share Units to a Participant pursuant to a Grant Agreement that constitutes a “written, binding contract” (within the meaning of the TCJA) in effect on November 2, 2017 that is intended to be Qualified Performance Based Compensation. Grandfathered 162(m) Awards are eligible for an exception under Section 162(m), which predates the TCJA changes to Section 162(m). Share Units that do not qualify as Grandfathered 162(m) Awards are not eligible for such exception.

(s)
“Grant Agreement” means an agreement between the Corporation and a Participant under which Share Units are granted, together with such amendments, deletions or changes thereto as are permitted under the Plan;

(t)	“Grant Date” of a Share Unit means the date a Share Unit is granted to a Participant under the Plan;
(u)	“Insider” has the meaning provided for purposes of the TSX relating to Security Based Compensation Arrangements;
(v)
“Market Value” with respect to a Share as at any date means the arithmetic average of the closing price of the Shares traded on the Exchange for the five (5) trading days immediately preceding such date. In the event that the Shares are not listed and posted for trading on any stock exchange, the Market Value shall be the Market Value of the Shares as determined by the Board in its discretion, acting reasonably and in good faith;

NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 117

(w)	“Participant” means a bona fide full-time or part-time Employee or an Eligible Consultant who, in any such case, has been designated by the Corporation for participation in the Plan;
(x)	“Payout Date” means a date selected by the Corporation, in accordance with and as contemplated by Section 3.2 and Section 6.1;
(y)
“Performance Goal” means one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary, division, business unit or line of business basis:

Financial Performance Goals:
•	economic value added (EVA);
•	sales or revenue;
•	costs or expenses;
•	performance relative to budget;
•	net profit after tax;
•	gross profit;
•	income (including without limitation operating income, pre-tax income and income attributable to the Corporation);
•	cash flow (including without limitation free cash flow and cash flow from operating, investing or financing activities or any combination thereof);
•
earnings (including without limitation earnings before or after taxes, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA) and earnings (whether before or after taxes), EBIT or EBITDA as a percentage of net sales;

•	net working capital;
•	margins (including one or more of gross, operating and net income margin);
Shareholder Performance Goals:
•	earnings per share (EPS) (basic or diluted);
•	earnings per share from continuing operations;
•
returns (including one or more of return on actual or pro forma assets, net assets, equity, investment, revenue, sales, capital and net capital employed, total shareholder return (TSR) and total business return (TBR));

•	ratios (including one or more of price to earnings, debt to assets, debt to net assets and ratios regarding liquidity, solvency, fiscal capacity, productivity or risk);
•	stock price;
•	value creation;
•	market capitalization;
Corporate Performance Goals:
•	safety performance;
•	environmental performance;
•	development and implementation of exploration programs;
•	advancement of governmental permitting and approval processes;
•	development and implementation of corporate social responsibility/sustainable development initiatives;
•	engagement with key stakeholders;
•	evaluation of corporate development opportunities;
•	corporate compliance and reporting;
118 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

•	implementation or completion of key corporate initiatives or projects;
•	strategic plan development and implementation;
•	workforce satisfaction;
•	employee retention;
•	productivity metrics;
•	career development;
Each such Performance Goal may be based (i) solely by reference to absolute results of individual performance or organizational performance at various levels (e.g., the Corporation’s performance or the performance of a subsidiary, division, business segment or business unit of the Corporation) or (ii) upon organizational performance relative to the comparable performance of other companies selected by the Committee. To the extent consistent with Section 162(m), the Committee may, when it establishes performance criteria, also provide for the exclusion of charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (X) asset-write downs, litigation or claim judgments or settlements, reorganizations, the impact of acquisitions and divestitures, restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (Y) foreign exchange gains and losses or an event either not directly related to the operations of the Corporation or not within the reasonable control of the Corporation’s management, or (Z) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles (or other accounting principles which may then be in effect). To the extent that Section 162(m) of the Code or applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without disclosing to Shareholders and obtaining Shareholder approval of such changes and without thereby exposing the Corporation to potentially adverse tax or other legal consequences, the Committee shall have the sole discretion to make such changes without obtaining Shareholder approval;
(z)	“Plan” means this 2009 Performance Share Unit Plan;
(aa)	“Reorganization” means any (i) capital reorganization, (ii) merger, (iii) amalgamation, or (iv) arrangement or other scheme of reorganization;
(bb)	“Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 or any successor rule or regulation.
(cc)	“Section 162(m)” means Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder as in effect from time to time;
(dd)	“Section 409A” means Section 409A of the U.S. Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder as in effect from time to time;
(ee)	“Security Based Compensation Arrangement” has the meaning defined in the provisions of the TSX Company Manual relating to security based compensation arrangements;
(ff)	“Shareholders” means the holders of Shares;
(gg)
“Shares” mean Common Shares of the Corporation and includes any securities of the Corporation into which such Common Shares may be converted, reclassified, redesignated, subdivided, consolidated, exchanged or otherwise changed, pursuant to a Reorganization or otherwise;

(hh)
“Share Unit” means a unit credited by means of an entry on the books of the Corporation to a Participant pursuant to the Plan, representing the right to receive, subject to and in accordance with the Plan, for each Vested Share Unit one Share, at the time, in the manner, and subject to the terms, set forth in the Plan and the applicable Grant Agreement;

(ii)	“Stock Exchange Rules” means the applicable rules of any stock exchange upon which Shares are listed;
(jj)
“Termination Date” means the date on which a Participant ceases, for any reason including resignation, termination, death or disability, to be an active Employee or an Eligible Consultant, as the case may be, and, in the case of a Participant who is an Employee, where the employment is terminated by the Employer, whether wrongful or for cause or otherwise, such date shall be the date notice of termination is provided and, in the case of a Participant who is an Eligible Consultant, the date the written contract between the Eligible Consultant and the Corporation or any Designated Subsidiary is terminated or expires and the Eligible Consultant no longer provides services thereunder;

(kk)	“TCJA” means the Tax Cuts and Jobs Act of 2017.
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 119

(ll)	“TSX” means the Toronto Stock Exchange; and
(mm)
“Vested Share Units” shall mean Shares in respect of which all vesting terms and conditions set forth in the Plan and the applicable Grant Agreement have been either satisfied or waived in accordance with the Plan.

2.2
In this Plan, unless the context requires otherwise, words importing the singular number may be construed to extend to and include the plural number, and words importing the plural number may be construed to extend to and include the singular number.

3.	GRANT OF SHARE UNITS AND TERMS
3.1
The Corporation may grant Share Units to such Participant or Participants in such number and at such times as the Corporation may, in its sole discretion, determine, as a bonus or similar payment in respect of services rendered by the Participant for a Fiscal Year or otherwise as compensation, including as an incentive for future performance by the Participant.

3.2	In granting any Share Units pursuant to Section 3.1, the Corporation shall designate:
(a)	the number of Share Units which are being granted to the Participant;
(b)	any time or performance based or other conditions as to vesting of the Share Units to become Vested Share Units; and
(c)	the Payout Date, which shall in no event be later than the Expiry Date and, unless otherwise determined on the Grant Date, shall be the third anniversary of the Grant Date; and
(d)	the Expiry Date;
which shall be set out in the Grant Agreement.
3.3
Subject to the terms of the Plan, the Corporation may determine any other terms or conditions with respect to the vesting of Share Units granted pursuant to Section 3.1, in whole or in part, to become Vested Share Units or the provision of Shares under the Plan, including without limitation, provisions which make the vesting of Share Units conditional upon (i) the achievement of corporate or personal objectives, including the attainment of milestones relating to financial, operational, strategic or other objectives of the Corporation, (ii) the market price of Shares from time to time and/or the return to Shareholders, and/or (iii) any other performance criteria relating to the Participant, the Corporation, a subsidiary, or business unit. Any such conditions shall be set out in the Grant Agreement.

The conditions may relate to all or any portion of the Share Units in a grant and may be graduated such that different percentages of the Share Units in a grant will become Vested Share Units depending on the extent of satisfaction of one or more such conditions. The Corporation may, in its discretion and having regard to the best interests of the Corporation, subsequent to the Grant Date of a Share Unit, waive any such terms or conditions or determine that they have been satisfied.
3.4
This Section 3.4 applies only to Grandfathered 162(m) Awards. Share Units that are intended to be “qualified performance-based compensation” within the meaning of Section 162(m) shall be conditioned solely on the achievement of one or more objective Performance Goals established within the time prescribed by Section 162(m), and shall otherwise comply with the requirements of Section 162(m), as described below:

(a)
for each Share Unit, a committee consisting of two or more “outside directors” as defined under Section 162(m) (the “Committee”) shall, not later than 90 days after the beginning of each performance period, (i) designate all Participants for such performance period and (ii) establish the objective performance factors for each Participant for that performance period on the basis of one or more of the Performance Goals, the outcome of which is substantially uncertain at the time the Committee actually establishes the Performance Goal. The Committee shall have sole discretion to determine the applicable performance period, provided that in the case of a performance period less than 12 months, in no event shall a performance goal be considered to be pre-established if it is established after 25 percent of the performance period (as scheduled in good faith at the time the Performance Goal is established) has elapsed. To the extent required under Section 162(m), the terms of the objective performance factors must preclude discretion to increase an amount paid in connection with a Share Unit, but may permit discretion to reduce such amount; and

(b)
following the close of each performance period and prior to payment of any amount to a Participant with respect to a Share Unit, the Committee shall certify in writing as to the attainment of all factors (including the performance factors for a Participant) upon which any payments to a Participant for that performance period are to be based.

120 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

4.	GRANT AGREEMENT
4.1
Each grant of a Share Unit will be set forth in a Grant Agreement containing terms and conditions required under the Plan and such other terms and conditions not inconsistent herewith as the Corporation may, in its sole discretion, deem appropriate.

5.	SHARE UNIT GRANTS AND ACCOUNTS
5.1	An Account shall be maintained by the Corporation for each Participant. On the Grant Date, the Account will be credited with the Share Units granted to a Participant on that date.
6.	PAYOUTS
6.1
On each Payout Date and subject to Section 6.5, the Participant shall be entitled to receive, and the Corporation shall issue or provide, Shares equal in number to the Vested Share Units in the Participant’s Account to which the Payout Date relates.

6.2
The number of Shares to be issued or provided shall be equal to the whole number of Vested Share Units. Where the number of Share Units would result in the issue of a fractional Share Unit in the form of a fractional Share, the number of Share Units to be issued in the form of Shares shall be rounded down to the next whole number of Share Units. No fractional Shares shall be issued and such fractional Share entitlement shall be satisfied by a cash payment to the Participant in an amount equal to such fractional Share entitlement multiplied by the Market Value on the Payout Date.

6.3
Shares issued by the Corporation from treasury under this Plan shall be considered fully paid in consideration of past service that is no less in value than the fair equivalent of the money the Corporation would have received if the Shares had been issued for money.

6.4
Subject to and in accordance with any Applicable Law, the Corporation may, but is not obligated to, acquire issued and outstanding Shares in the market for the purposes of providing Shares to Participants under the Plan. The Shares acquired for this purpose shall not be included for the purpose of determining the maximum number of Shares to be issued under the Plan in accordance with Section 10.1.

6.5
If so determined by the Corporation, in lieu of the issue or provision of Shares, the Corporation may satisfy the issuance or provision of Shares under the Plan, in whole or in part, by the payment of a cash amount to a Participant on the Payout Date. The amount of such payment shall be equal to the number of Shares in respect of which the Corporation makes such a determination, multiplied by the Market Value on the Payout Date, subject to any applicable withholding tax. An entitlement so paid in cash shall not be included for the purpose of determining the maximum number of Shares to be issued under the Plan in accordance with Section 10.1.

7.	TERMINATION OF EMPLOYMENT AND FORFEITURES
7.1
Unless otherwise determined by the Corporation pursuant to Section 7.2 and subject to Section 7.3, on a Participant’s Termination Date, any Share Units in a Participant’s Account which are not Vested Share Units shall terminate and be forfeited.

7.2
Notwithstanding Section 7.1, where a Participant ceases to be an Employee as a result of the termination of his or her employment without cause, then in respect of each grant of Share Units made to such Participant, at the Corporation’s discretion, all or a portion of such Participant’s Share Units may be permitted to continue to vest, in accordance with their terms, during any statutory or common law severance period or any period of reasonable notice required by law or as otherwise may be determined by the Corporation in its sole discretion.

7.3
Subject to Section 15 hereof, notwithstanding the conditions as to vesting of Share Units contained in any individual Grant Agreement, if at any time within 12 months from the date of a Change of Control: (i) a Participant’s relationship with the Corporation is terminated by the Corporation other than for Cause or (ii) a Participant resigns for Good Reason, all outstanding Share Units held by such Participant shall become Vested Share Units and the Payout Date in connection with such Participant’s Vested Share Units shall be accelerated to the date of such Participant’s termination or resignation for Good Reason and the Corporation shall issue Shares to such Participants with respect to such Vested Share Units in accordance with Sections 6 and 8; provided that in the event that any Share Units are subject to performance-based vesting conditions, then the vesting of such Share Units shall accelerate only to the extent that such performance-based vesting conditions have been satisfied and further provided that if a performance-based vesting condition is, in the Board’s discretion, capable of being partially performed, then vesting shall be accelerated on a pro rata basis to reflect the degree to which the vesting condition has been satisfied, as determined by the Board.

7.4
In the event a Participant’s Termination Date is prior to the Payout Date with respect to any Vested Share Units in such Participant’s Account, the Payout Date with respect to such Vested Share Units shall, notwithstanding any provision in the Grant Agreement, be accelerated to the Participant’s Termination Date and the Corporation shall, as soon as practicable following such Termination Date, issue or provide Shares or make payment to such Participant with respect to such Vested Share Units in accordance with Section 6.

NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 121

8.	FORFEITED UNITS
8.1
Notwithstanding any other provision of the Plan or a Grant Agreement, Share Units granted hereunder shall terminate on, if not redeemed or previously terminated and forfeited in accordance with the Plan, and be of no further force and effect after, the Expiry Date.

9.	ALTERATION OF NUMBER OF SHARES SUBJECT TO THE PLAN
9.1
In the event that the Shares shall be subdivided or consolidated into a different number of Shares or a distribution shall be declared upon the Shares payable in Shares, the number of Share Units then recorded in the Participant’s Account shall be adjusted by replacing such number by a number equal to the number of Shares which would be held by the Participant immediately after the distribution, subdivision or consolidation, should the Participant have held a number of Shares equal to the number of Share Units recorded in the Participant’s Account on the record date fixed for such distribution, subdivision or consolidation.

9.2
In the event there shall be any change, other than as specified in Section 9.1, in the number or kind of outstanding Shares or of any shares or other securities into which such Shares shall have been changed or for which they shall have been exchanged, pursuant to a Reorganization or otherwise, then there shall be substituted for each Share referred to in the Plan or for each share into which such Share shall have been so changed or exchanged, the kind of securities into which each outstanding Share shall be so changed or exchanged and an equitable adjustment shall be made, if required, in the number of Share Units then recorded in the Participant’s Account, such adjustment, if any, to be reasonably determined by the Committee and to be effective and binding for all purposes.

9.3
With respect to grants made prior to January 23, 2019 and subject to Section 15 hereof, notwithstanding the conditions as to vesting of Share Units contained in any individual Grant Agreement, all outstanding Share Units shall become Vested Share Units on any Change of Control and the Payout Date in connection with such Vested Share Units shall, notwithstanding any provisions in the Grant Agreement, be accelerated to the date of such Change of Control and the Corporation shall, as soon as practicable following such Change of Control, issue or provide Shares or make payments to such Participants with respect to such Vested Share Units in accordance with Section 6. For greater certainty, this Section 9.3 shall not apply to grants made on or after January 23, 2019.

9.4
In the case of any such substitution, change or adjustment as provided for in this Section 9, the variation shall generally require that the aggregate Market Value of the Share Units then recorded in the Participant’s Account prior to such substitution, change or adjustment will be proportionately and appropriately varied so that it be equal to such aggregate Market Value after the variation.

10.	RESTRICTIONS ON ISSUANCE
10.1
Share Units may be granted by the Corporation in accordance with this Plan provided the aggregate number of Share Units outstanding pursuant to the Plan from time to time shall not exceed 2% of the number of issued and outstanding Shares from time to time.

10.2
The maximum number of Shares issuable to Insiders pursuant to the Plan, together with any Shares issuable pursuant to any other Security Based Compensation Arrangement, at any time, shall not exceed 10% of the total number of outstanding Shares. The maximum number of Shares issued to Insiders pursuant to the Plan, together with any Shares issued pursuant to any other Security Based Compensation Arrangement, within any one year period, shall not exceed 10% of the total number of outstanding Shares. No one person may be granted any Share Units (whether ultimately settled for Shares or cash) for more than 9,500,000 Shares (subject to adjustment as provided for in Part 9), in the aggregate in any calendar year.

11.	AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN
11.1
The Corporation may, without notice, at any time and from time to time, and without shareholder approval, amend the Plan or any provisions thereof in such manner as the Corporation, in its sole discretion, determines appropriate:

(a)	for the purposes of making formal minor or technical modifications to any of the provisions of the Plan,
(b)	to correct any ambiguity, defective provision, error or omission in the provisions of the Plan,
(c)	to change the vesting provisions of Share Units to reflect revised performance metrics or to accelerate vesting in the event that performance criteria is achieved earlier than expected;
(d)	to change the termination provisions of Share Units or the Plan which does not entail an extension beyond the original Expiry Date of the Share Units; or
(e)	the amendments contemplated by Section 15.1(f);
122 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

provided, however, that:
(f)
no such amendment of the Plan may be made without the consent of each affected Participant in the Plan if such amendment would adversely affect the rights of such affected Participant(s) under the Plan; and

(g)	shareholder approval shall be obtained in accordance with the requirements of the TSX for any amendment that results in:
(i)	an increase in the maximum number of Shares issuable pursuant to the Plan (other than pursuant to Section 9);
(ii)	an extension of the Expiry Date for Share Units granted under the Plan;
(iii)	other types of compensation through Share issuance;
(iv)	an expansion of the rights of a Participant to assign Share Units other than as set forth in Section 14.2; or
(v)	the addition of additional categories of participants (other than as contemplated by Section 9);
(vi)	changes in eligible participants that may permit the introduction or reintroduction of non-employee directors on a discretionary basis; or
(vii)	any amendments to this Section 11.1 that will increase the Corporation’s ability to amend the Plan without shareholder approval.
11.2
If the Corporation terminates the Plan, Share Units previously credited shall, at the discretion of the Corporation, and subject to the requirements of Section 409A to the extent applicable, either (a) be settled immediately in accordance with the terms of the Plan in effect at such time, or (b) remain outstanding and in effect and settled in due course in accordance with the applicable terms and conditions, in either case without shareholder approval.

12.	ADMINISTRATION
12.1
Unless otherwise determined by the Board, the Plan shall be administered by the Committee subject to Applicable Laws. The Committee shall have full and complete authority to interpret the Plan, to prescribe such rules and regulations and to make such other determinations as it deems necessary or desirable for the administration of the Plan. All actions taken and decisions made by the Committee shall be final, conclusive and binding on all parties concerned, including, but not limited to, the Participants and their beneficiaries and legal representatives, each Designated Subsidiary and the Corporation. All expenses of administration of the Plan shall be borne by the Corporation.

12.2
The Corporation shall keep or cause to be kept such records and accounts as may be necessary or appropriate in connection with the administration of the Plan and the discharge of its duties. At such times as the Corporation shall determine, the Corporation shall furnish the Participant with a statement setting forth the details of his or her Share Units including the Grant Date and the Vested Share Units and unvested Share Units held by each Participant. Such statement shall be deemed to have been accepted by the Participant as correct unless written notice to the contrary is given to the Corporation within 30 days after such statement is given to the Participant.

12.3
The Corporation may, at its discretion, appoint one or more persons or companies to provide services in connection with the Plan including without limitation, administrative and record-keeping services.

13.	BENEFICIARIES AND CLAIMS FOR BENEFITS
13.1
Subject to the requirements of Applicable Law, a Participant may designate in writing a Beneficiary to receive any benefits that are payable under the Plan upon the death of such Participant. The Participant may, subject to Applicable Law, change such designation from time to time. Such designation or change shall be in such form and executed and filed in such manner as the Corporation may from time to time determine.

14.	GENERAL
14.1
The transfer of an employee from the Corporation to a Designated Subsidiary, from a Designated Subsidiary to the Corporation or from a Designated Subsidiary to another Designated Subsidiary, shall not be considered a termination of employment for the purposes of the Plan, nor shall it be considered a termination of employment if a Participant is placed on such other leave of absence which is considered by the Corporation as continuing intact the employment relationship.

14.2
The Plan shall enure to the benefit of and be binding upon the Corporation, its successors and assigns. The interest of any Participant under the Plan or in any Share Unit shall not be transferable or assignable other than by operation of law, except, if and on such terms as

NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 123

the Corporation may permit, to a spouse or minor children or grandchildren or a personal holding company or family trust controlled by a Participant, the shareholders or beneficiaries of which, as the case may be, are any combination of the Participant, the Participant’s spouse, the Participant’s minor children or the Participant’s minor grandchildren, and after his or her lifetime shall enure to the benefit of and be binding upon the Participant’s Beneficiary.
14.3
The Corporation’s grant of any Share Units or issuance of any Shares hereunder is subject to compliance with Applicable Law applicable thereto. As a condition of participating in the Plan, each Participant agrees to comply with all Applicable Law and agrees to furnish to the Corporation all information and undertakings as may be required to permit compliance with Applicable Law.

14.4
The Corporation or a Designated Subsidiary may withhold from any amount payable to a Participant, either under this Plan, or otherwise, such amount as may be necessary so as to ensure that the Corporation or the Designated Subsidiary will be able to comply with the applicable provisions of any federal, provincial, state or local law relating to the withholding of tax or other required deductions, including on the amount, if any, includable in the income of a Participant. The Corporation shall also have the right in its discretion to satisfy any such withholding tax liability by retaining, acquiring or selling on behalf of a Participant any Shares which would otherwise be issued or provided to a Participant hereunder.

14.5	A Participant shall not have the right or be entitled to exercise any voting rights, receive any distribution or have or be entitled to any other rights as a Shareholder in respect of any Share Units.
14.6
Neither designation of an employee as a Participant nor the grant of any Share Units to any Participant entitles any Participant to the grant, or any additional grant, as the case may be, of any Share Units under the Plan. Neither the Plan nor any action taken thereunder shall interfere with the right of an Employer of a Participant to terminate a Participant’s employment at any time. Neither any period of notice, if any, nor any payment in lieu thereof, upon termination of employment, wrongful or otherwise, shall be considered as extending the period of employment for the purposes of the Plan.

14.7	Participation in the Plan shall be entirely voluntary and any decision not to participate shall not affect any employee’s employment with the Corporation or a Designated Subsidiary.
14.8
The Plan shall be an unfunded obligation of the Corporation. Neither the establishment of the Plan nor the grant of any Share Units or the setting aside of assets by the Corporation (if, in its sole discretion, it chooses to do so) shall be deemed to create a trust. The right of the Participant or Beneficiary to receive payment pursuant to the Plan shall be no greater than the right of other unsecured creditors of the Corporation.

14.9
This Plan is established under the laws of the Province of British Columbia and the rights of all parties and the construction of each and every provision of the Plan and any Share Units granted hereunder shall be construed according to the laws of the Province of British Columbia.

15.	SECTION 409A
15.1
It is intended that the provisions of this Plan comply with Section 409A, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. Notwithstanding anything in the Plan to the contrary, the Corporation may provide in the applicable Grant Agreement with respect to Share Units granted to Participants whose benefits under the Plan are or may become subject to Section 409A, such terms and conditions as may be required for compliance with Section 409A. In addition, the following will apply to the extent that a Participant’s Share Units are subject to Section 409A.

(a)
Except as permitted under Section 409A, any Share Units, or payment with respect to Share Units, may not be reduced by, or offset against, any amount owing by the Participant to the Corporation or any Designated Subsidiary.

(b)
If a Participant otherwise would become entitled to receive payment in respect of any Share Units as a result of his or her ceasing to be an Employee or Eligible Consultant upon a Termination Date, any payment made on account of such person ceasing to be an Employee or Eligible Consultant shall be made at that time only if the Participant has experienced a “separation from service” (within the meaning of Section 409A).

(c)
If a Participant is a “specified employee” (within the meaning of Section 409A) at the time he or she otherwise would be entitled to payment as a result of his or her separation from service, any payment that otherwise would be payable during the six-month period following such separation from service will be delayed and shall be paid on the first day of the seventh month following the date of such separation from service or, if earlier, the Participant’s date of death.

124 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

(d)
A Participant’s status as a specified employee shall be determined by the Corporation as required by Section 409A on a basis consistent with the regulations under Section 409A and such basis for determination will be consistently applied to all plans, programs, contracts, agreements, etc. maintained by the Corporation that are subject to Section 409A.

(e)
Each Participant, any beneficiary or the Participant’s estate, as the case may be, is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of such Participant in connection with this Plan (including any taxes and penalties under Section 409A), and neither the Corporation nor any Designated Subsidiary or affiliate shall have any obligation to indemnify or otherwise hold such Participant or beneficiary or the Participant’s estate harmless from any or all of such taxes or penalties.

(f)
If and to the extent that Share Units would otherwise become payable upon a Change of Control as defined in the Plan, such payment will occur at that time only if such change of control also constitutes a “change in ownership”, a “change in effective control” or a “change in the ownership of a substantial portion of the assets of the Corporation” as defined under Section 409A and applicable regulations (a “409A Change in Control”). If a Change of Control as defined in the Plan is not also a 409A Change in Control, unless otherwise permitted under Section 409A the time for the payment of Share Units will not be accelerated and will be payable pursuant to the terms of the Plan and applicable Grant Agreement as if such Change of Control had not occurred.

(g)
In the event that the Committee determines that any amounts payable under the Plan will be taxable to a Participant under Section 409A prior to payment to such Participant of such amount, the Corporation may (i) adopt such amendments to the Plan and Share Units and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Grant Agreement and/or (ii) take such other actions as the Corporation determines necessary or appropriate to avoid or limit the imposition of an additional tax under Section 409A.

EFFECTIVE DATE: May 26, 2009, as amended MAY 29, 2012, as further amended June 5, 2014, as further amended on January 25, 2017, as further amended on January 23, 2019, as further amended on May 14, 2020, and as further amended on March 16, 2026.
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 125

APPENDIX D - APPENDIX D - PERFORMANCE SHARE UNIT RESOLUTION
NOW THEREFORE IT IS RESOLVED THAT:
1.
The unallocated entitlements under the PSU Plan are hereby approved and the Company will have the ability to issue Performance Share Units which may be settled in Common Shares from treasury until May 14, 2029; and

2.
Any director or officer of the Company be and is hereby authorized and instructed, for and on behalf of and in the name of the Company, to do and perform all such acts and things and to execute, deliver and file all such applications, documents or other instruments in writing, as such director or officer deems advisable or necessary in order to give effect to the foregoing resolutions.

126 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

APPENDIX E - 2009 DEFERRED SHARE UNIT PLAN

(attached)
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 127

NOVAGOLD RESOURCES INC.
2009 NON-EMPLOYEE DIRECTORS DEFERRED
SHARE UNIT PLAN
Effective December 1, 2009, as amended May 29, 2012,
as further amended on February 6, 2014,
as further amended on June 5, 2014,
as further amended on November 16, 2022
as further amended on November 4, 2025
128 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

NOVAGOLD RESOURCES INC.

2009 NON-EMPLOYEE DIRECTORS DEFERRED SHARE UNIT PLAN
1.	PURPOSE OF THE PLAN
1.1
This Plan has been established by the Corporation to promote the interests of the Corporation by attracting and retaining qualified persons to serve on the Board and to afford such Participants an opportunity to receive a portion of their compensation for serving as a director of the Corporation in the form of securities of the Corporation.

2.	PLAN DEFINITIONS AND INTERPRETATIONS
In this Plan, the following terms have the following meanings:
(a)	“Account” means an account maintained for each Participant on the books of the Corporation which will be credited with Deferred Share Units, in accordance with the terms of the Plan.
(b)	“Board” means the Board of Directors of the Corporation.
(c)	“Committee” means the Compensation Committee of the Board.
(d)	“Common Shares” means the common shares of the Corporation and “Common Share” shall mean a common share of the Corporation.
(e)
“Corporation” means NovaGold Resources Inc. and its respective successors and assigns, and any reference in the Plan to action by the Corporation means action by or under the authority of the Board or any person or committee that has been designated for the purpose by the Board including, without limitation, the Committee.

(f)	“DSU” or “Deferred Share Unit” means a bookkeeping entry equivalent in value to a Common Share credited to a Participant’s Account.
(g)	“Grant” means any Deferred Share Unit credited to the Account of a Participant.
(h)
“Notice of Redemption” means written notice, on a prescribed form, by the Participant, or the administrator or liquidator of the estate of the Participant, to the Corporation of the Participant’s wish to redeem his or her Deferred Share Units.

(i)	“Participant” means a director of the Corporation who is designated by the Committee as eligible to participate in the Plan.
(j)	“Plan” means this Deferred Share Unit Plan.
(k)
“Redemption Date” means the date that a Notice of Redemption is received by the Corporation; provided in the case of a U.S. Eligible Participant, however, the Redemption Date will occur on the last day of the fiscal quarter coincident with or immediately following the earlier of the U.S. Eligible Participant’s (i) “separation from service” within the meaning of Section 409A or (ii) death.

(l)	“Reorganization” means any (i) capital reorganization, (ii) merger, (iii) amalgamation, or (iv) arrangement or other scheme of reorganization.
(m)	“Section 409A” means Section 409A of the U.S. Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder as in effect from time to time.
(n)	“Security Based Compensation Arrangement” has the meaning defined in the provisions of the TSX Company Manual relating to security based compensation arrangements.
(o)
“Share Price” means the closing price of a Common Share on the NYSE American averaged over the five (5) consecutive trading days immediately preceding either (a) in the case of a Grant, the last day of the fiscal quarter preceding the date of Grant in respect of a director, or (b) in the case of a redemption, the Redemption Date, as applicable, or in the event such shares are not traded on the NYSE American, the fair market value of such shares as determined by the Committee acting in good faith.

(p)
“Termination Date” means the date of a Participant’s death, or retirement from, or loss of office or employment with the Corporation, within the meaning of paragraph 6801(d) of the regulations under the Income Tax Act (Canada), including the Participant’s resignation, retirement, removal from the Board, death or otherwise.

NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 129

(q)
“U.S. Eligible Participant” refers to a Participant who, at any time during the period from the date Deferred Share Units are granted to the Participant to the date such Deferred Share Units are redeemed by the Participant, is subject to income taxation in the United States on the income received for his or her services as a director of the Corporation and who is not otherwise exempt from U.S. income taxation under the relevant provisions of the U.S. Internal Revenue Code of 1986, as amended, or the Canada-U.S. Income Tax Convention, as amended from time to time.

3.	NON-EMPLOYEE DIRECTOR COMPENSATION
3.1	Establishment of Annual Base Compensation
An annual compensation amount (the “Annual Base Compensation”) payable to Non-Employee Directors (hereafter “Directors”) of the Corporation shall be established from time-to-time by the Board. The amount of Annual Base Compensation will be reported annually in the Corporation’s management information circular.
3.2	Payment of Annual Base Compensation
(a)
The Annual Base Compensation shall be payable in quarterly installments, with each installment payable as promptly as practicable following the last business day of the fiscal quarter to which it applies. Quarterly payments shall be pro rated if Board service commences or terminates during a fiscal quarter.

(b)
Subject to Section 3.2(c), the Annual Base Compensation shall be paid fifty percent (50%) in Deferred Share Units and fifty percent (50%) in cash. The number of DSUs to be paid and the terms of the DSUs shall be determined as provided in the following sections of this Plan.

(c)
Each Director may also elect to receive in DSUs all or part of that portion of his or her Annual Base Compensation otherwise payable in cash by completing and delivering a written election to the Corporation on or before November 15th of the calendar year ending immediately before the calendar year with respect to which the election is made. Such election will be effective with respect to compensation payable for fiscal quarters beginning during the calendar year following the date of such election. In addition, so long a Director has not previously participated in a plan that is required to be aggregated with this Plan for purposes of Section 409A, a Director may elect on or before November 15, 2009 to receive his or her compensation for the fiscal quarter beginning December 1, 2009 in DSUs. Further, where an individual becomes a Director for the first time during a calendar year and such individual has not previously participated in a plan that is required to be aggregated with this Plan for purposes of Section 409A, such individual may elect to participate in the Plan with respect to fiscal quarters of the Corporation commencing after the Corporation receives such individual’s written election, which election must be received by the Corporation no later than 30 days after such individual’s appointment as a Director. For greater certainty, new Directors will not be entitled to receive DSUs pursuant to an election for the quarter in which they submit their first election to the Corporation or any previous quarter. Elections hereunder shall be irrevocable with respect to compensation earned during period to which such election relates.

(d)	All DSUs granted with respect to Annual Base Compensation will be credited to the Director’s Account when such Annual Base Compensation is payable (the “Payment Date”).
(e)
The Director’s Account will be credited with the number of DSUs calculated to the nearest thousandths of a DSU, determined by dividing the dollar amount of compensation granted in DSUs on the Payment Date by the Share Price. Fractional Shares will not be issued and any fractional entitlements will be rounded down to the nearest whole number.

(f)
The Corporation may withhold from any amount payable to a Participant, either under this Plan, or otherwise, such amount as may be necessary so as to ensure that the Corporation will be able to comply with the applicable provisions of any federal, provincial, state or local law relating to the withholding of tax or other required deductions, including on the amount, if any, includable in the income of a Participant. The Corporation shall also have the right in its discretion to satisfy any such withholding tax liability by retaining, acquiring or selling on behalf of a Participant any Common Shares which would otherwise be issued or provided to a Participant hereunder.

4.	ADMINISTRATION OF DSU ACCOUNTS
4.1	Administration of Plan
The Committee shall have the power, where consistent with the general purpose and intent of the Plan and subject to the specific provisions of the Plan:
(a)	to establish policies and to adopt rules and regulations for carrying out the purposes, provisions and administration of the Plan and to amend and rescind such rules and regulations from time to time;
130 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

(b)
to interpret and construe the Plan and to determine all questions arising out of the Plan and any such interpretation, construction or determination made by the Committee shall be final, binding and conclusive for all purposes;

(c)	to prescribe the form of the instruments used in conjunction with the Plan; and
(d)	to determine which members of the Board are eligible to participate in the Plan.
4.2	Redemption of Deferred Share Units
(a)
Each Participant who is not a U.S. Eligible Participant shall be entitled to redeem his or her Deferred Share Units during the period commencing on the business day immediately following the Termination Date and ending on December 15 of the year following the Termination Date, to be paid out no later than December 31 of the year following the Termination Date, by providing a written Notice of Redemption to the Corporation no later than December 15 of the year following the Termination Date. In the event of death of such a Participant, the Notice of Redemption shall be filed by the administrator or liquidator of the estate of the Participant. In the case of a U.S. Eligible Participant, redemption will occur within five business days following the U.S. Eligible Participant’s Redemption Date, which shall be the last day of the fiscal quarter coincident with or immediately following the earlier of the U.S. Eligible Participant’s (i) “separation from service” within the meaning of Section 409A or (ii) death.

(b)	Upon redemption, the Participant shall be entitled to receive, and the Corporation shall issue or provide:
(i)
subject to the limitations set forth in Section 6.2 below, a number of Common Shares issued from treasury equal to the number of DSUs in the Participant’s Account, subject to any applicable deductions and withholdings;

(ii)
subject to and in accordance with any Applicable Law, a number of Common Shares purchased by an independent administrator of the Plan in the open market for the purposes of providing Common Shares to Participants under the Plan equal in number to the DSUs in the Participant’s Account, subject to any applicable deductions and withholdings;

(iii)	the payment of a cash amount to a Participant equal to the number of DSUs multiplied by the Share Price, subject to any applicable deductions and withholdings; or
(iv)	any combination of the foregoing,
as determined by the Corporation, in its sole discretion; provided, however that any DSUs issued prior to December 31, 2013 shall be settled in Common Shares in the manner contemplated by Section 4.2(b)(i) or Section 4.2(b)(ii), as determined by the Corporation in its sole discretion.
4.3	Payment Notwithstanding
Notwithstanding any other provision of this Plan, all amounts payable to, or in respect of, a Participant hereunder shall be paid on or before December 31 of the calendar year commencing immediately after the Participant’s Termination Date.
5.	ALTERATION OF NUMBER OF SHARES SUBJECT TO THE PLAN
5.1	Subdivisions or Consolidations
In the event that the Common Shares shall be subdivided or consolidated into a different number of Common Shares or a distribution shall be declared upon the Common Shares payable in Common Shares, the number of DSUs then recorded in the Director’s Account shall be adjusted by replacing such number by a number equal to the number of Common Shares which would be held by the Director immediately after the distribution, subdivision or consolidation, should the Director have held a number of Common Shares equal to the number of DSUs recorded in the Director’s Account on the record date fixed for such distribution, subdivision or consolidation.
5.2	Reorganizations
In the event there shall be any change, other than as specified in Section 5.1, in the number or kind of outstanding Common Shares or of any shares or other securities into which such Common Shares shall have been changed or for which they shall have been exchanged, pursuant to a Reorganization or otherwise, then there shall be substituted for each Common Share referred to in the Plan or for each share into which such Common Share shall have been so changed or exchanged, the kind of securities into which each outstanding Common Share shall be so changed or exchanged and an equitable adjustment shall be made, if required, in the number of DSUs then recorded in the Director’s Account, such adjustment, if any, to be reasonably determined by the Committee and to be effective and binding for all purposes.
5.3	Adjustments
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 131

In the case of any such substitution, change or adjustment as provided for in this Section 5, the variation shall generally require that the number of DSUs then recorded in the Director’s Account prior to such substitution, change or adjustment will be proportionately and appropriately varied.
6.	RESTRICTIONS ON ISSUANCES
6.1	Maximum Number of DSUs
DSUs may be granted by the Corporation in accordance with this Plan provided the aggregate number of DSUs outstanding pursuant to the Plan from time to time shall not exceed 1% of the number of issued and outstanding Common Shares from time to time.
6.2	Maximum Number of Shares to Insiders
The maximum number of Common Shares issuable to Insiders (as defined in the TSX Company Manual) pursuant to Section 4.2(b)(i) of the Plan, together with any Common Shares issuable pursuant to any other Security Based Compensation Arrangement, at any time, shall not exceed 10% of the total number of outstanding Common Shares. The maximum number of Common Shares issued to Insiders pursuant to Section 4.2(b)(i) of the Plan, together with any Common Shares issued pursuant to any other Security Based Compensation Arrangement, within any one year period, shall not exceed 10% of the total number of outstanding Common Shares.
7.	AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN
7.1	Amendment to the Plan
The Board may at any time, and from time to time, and without shareholder approval, amend any provision of the Plan, subject to any regulatory or stock exchange requirement at the time of such amendment, including, without limitation:
(a)	for the purposes of making formal minor or technical modifications to any of the provisions of the Plan including amendments of a “clerical” or “housekeeping” nature;
(b)	to correct any ambiguity, defective provision, error or omission in the provisions of the Plan;
(c)	amendments to the termination provisions of Section 7.2;
(d)	amendments necessary or advisable because of any change in applicable securities laws;
(e)	amendments to the transferability of Deferred Share Units provided for in Section 8.9;
(f)	amendments to Section 4.1 relating to the administration of the Plan;
(g)	any other amendment, fundamental or otherwise, not requiring shareholder approval under applicable laws or the rules of the Toronto Stock Exchange;
provided, however, that:
(h)
no such amendment of the Plan may be made without the consent of each affected Participant in the Plan if such amendment would adversely affect the rights of such affected Participant(s) under the Plan; and

(i)	shareholder approval shall be obtained in accordance with the requirements of the Toronto Stock Exchange for any amendment:
(i)	to Section 6.1 in order to increase the maximum number of Deferred Share Units which may be issued under this Plan (other than pursuant to Section 5);
(ii)	to Section 7.1 in any manner; or
(iii)	to the definition of “Participant”.
7.2	Plan Termination
The Committee may decide to discontinue granting awards under the Plan at any time in which case no further Deferred Share Units shall be awarded or credited under the Plan. Any Deferred Share Units which remain outstanding in a Participant’s Account at that time shall continue to be dealt with according to the terms of the Plan. The Plan shall terminate when all payments owing pursuant to Section 4.2 of the Plan have been made and all Deferred Share Units have been cancelled in all Participants’ Accounts
8.	GENERAL PROVISIONS
132 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

8.1	Assignability
No right to receive payment of deferred compensation or retirement awards, DSUs and other benefits under the Plan shall be transferable or assignable by a Participant except by will or laws of descent and distribution.
8.2	Unfunded Plan
Unless otherwise determined by the Committee, the Plan shall be unfunded. To the extent any Participant or his or her estate holds any rights by virtue of a grant of Deferred Share Units under the Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights of an unsecured creditor of the Corporation.
8.3	Final Determination
Any determination or decision by or opinion of the Committee made or held pursuant to the terms of the Plan shall be final, conclusive and binding on all parties concerned. All rights, entitlements and obligations of Participants under the Plan are set forth in the terms of the Plan and cannot be modified by any other documents, statements or communications, except by Plan amendments referred to in Section 7.1 of the Plan.
8.4	No Right to Employment
Participation in the Plan shall not be construed to give any Participant a right to be retained as a Director.
8.5	No Other Benefit
No amount will be paid to, or in respect of, a Participant under the Plan to compensate for a downward fluctuation in the price of Common Shares nor will any other form of benefit be conferred upon, or in respect of, a Participant for such purpose.
8.6	No Shareholder Rights
Under no circumstances shall Deferred Share Units be considered Common Shares nor shall they entitle any Participant to exercise voting rights or any other rights attaching to the ownership of Common Shares nor shall any Participant be considered the owner of Common Shares by virtue of the award of Deferred Share Units.
8.7	Reorganization of the Corporation
The existence of any Deferred Share Units shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Corporation’s capital structure or its business, or any amalgamation, combination, merger or consolidation involving the Corporation or to create or issue any bonds, debentures, shares or other securities of the Corporation or the rights and conditions attaching thereto or to affect the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise.
8.8	Successors and Assigns
The Plan shall be binding on all successors and assigns of the Corporation.
8.9	General Restrictions and Assignment
Except as required by law, the rights of a Participant under the Plan are not capable of being anticipated, assigned, transferred, alienated, sold, encumbered, pledged, mortgaged or charged and are not capable of being subject to attachment or legal process for the payment of any debts or obligations of the Participant.
8.10	Section 409A
It is intended that the provisions of this Plan comply with Section 409A, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. Notwithstanding anything in the Plan to the contrary, the following will apply with respect to the rights and benefits of U.S. Eligible Participants under the Plan:
(a)
Except as permitted under Section 409A, any deferred compensation (within the meaning of Section 409A) payable to or for the benefit of a U.S. Eligible Participant may not be reduced by, or offset against, any amount owing by the U.S. Eligible Participant to the Corporation or any of its affiliates.

(b)
If a U.S. Eligible Participant becomes entitled to receive payment in respect of any Deferred Share Units as a result of his or her “separation from service” (within the meaning of Section 409A), and the U.S Eligible Participant is a “specified employee” (within

NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 133

the meaning of Section 409A) at the time of his or her separation from service, and the Committee makes a good faith determination that (i) all or a portion of the Deferred Share Units constitute “deferred compensation” (within the meaning of Section 409A) and (ii) any such deferred compensation that would otherwise be payable during the six-month period following such separation from service is required to be delayed pursuant to the six-month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A, then payment of such “deferred compensation” shall not be made to the U.S Eligible Participant before the date which is six months after the date of his or her separation from service (and shall be paid in a single lump sum on the first day of the seventh month following the date of such separation from service) or, if earlier, the U.S Eligible Participant’s date of death.
(c)
A U.S. Eligible Participant’s status as a specified employee shall be determined by the Corporation as required by Section 409A on a basis consistent with the regulations under Section 409A and such basis for determination will be consistently applied to all plans, programs, contracts, agreements, etc. maintained by the Corporation that are subject to Section 409A.

(d)
Each U.S Eligible Participant, any beneficiary or the U.S Eligible Participant’s estate, as the case may be, is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of such U.S Eligible Participant in connection with this Plan (including any taxes and penalties under Section 409A), and neither the Corporation nor any affiliate shall have any obligation to indemnify or otherwise hold such U.S Eligible Participant or beneficiary or the U.S Eligible Participant’s estate harmless from any or all of such taxes or penalties.

(e)
In the event that the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A prior to payment to such Participant of such amount, the Corporation may (i) adopt such amendments to the Plan and Deferred Share Units and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Deferred Share Units hereunder and/or (ii) take such other actions as the Committee determines necessary or appropriate to avoid or limit the imposition of an additional tax under Section 409A.

(f)
In the event the Corporation terminates the Plan in accordance with Section 7, the time and manner of payment of amounts that are subject to Section 409A will be made in accordance with the rules under Section 409A. The Plan will not be terminated except as permitted under Section 409A.

8.11	Forfeiture Provision
If a Participant is subject to tax under the Income Tax Act (Canada) and also is a U.S. Eligible Participant with respect to DSUs, the following special rules regarding forfeiture of such Deferred Share Units will apply if the Participant’s DSUs are subject to Section 409A. For greater clarity, these forfeiture provisions are intended to avoid adverse tax consequences under Section 409A and/or under paragraph 6801(d) of the regulations under the Income Tax Act (Canada), that may result because of the different requirements as to the time of settlement of Deferred Share Units with respect to a Participant’s “separation from service” (within the meaning of Section 409A) (“Separation From Service”) and his retirement or loss of office (under tax laws of Canada). If a Participant otherwise would be entitled to payment of DSUs in any of the following circumstances, such DSUs shall instead be immediately and irrevocably forfeited (for greater certainty, without any compensation therefore):
(a)
a Participant experiences a Separation From Service as a result of a permanent decrease in the level of services provided to less than 20% of his past service in circumstances that do not constitute a retirement from, or loss of office or employment with, the Corporation or an affiliate thereof, within the meaning of paragraph 6801(d) of the regulations under the Income Tax Act (Canada); or

(b)
a Participant experiences a Separation From Service upon ceasing to be a director while continuing to provide services as an employee in circumstances that do not constitute a retirement from, or loss of office or employment with, the Corporation or an affiliate thereof, within the meaning of paragraph 6801(d) of the regulations under the Income Tax Act (Canada); or

(c)
a Participant experiences a serious disability that continues for more than 29 months in circumstances that constitute a Separation From Service and do not constitute a retirement from, or loss of office or employment with, the Corporation or an affiliate thereof, within the meaning of paragraph 6801(d) of the regulations under the Income Tax Act (Canada); or

(d)
a Participant experiences a retirement from, or loss of office or employment with, the Corporation or an affiliate thereof, within the meaning of paragraph 6801(d) of the regulations under the Income Tax Act (Canada) by virtue of ceasing employment as both an employee and as a director, but he continues to provide services as an independent contractor such that he has not experienced a Separation From Service.

8.12	Interpretation
134 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

In this text, words importing the singular meaning shall include the plural and vice versa, and words importing the masculine shall include the feminine and neuter genders.
8.13	Governing Law
The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.
8.14	Severability
The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision and any invalid or unenforceable provision shall be severed from the Plan.
8.15	Effective Date
The effective date of this Plan shall be December 1, 2009, as amended May 29, 2012, as further amended February 6, 2014, as further amended June 5, 2014, as further amended November 16, 2022, and as further amended November 4, 2025.
NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR 135

APPENDIX F - DEFERRED SHARE UNIT AWARD PLAN RESOLUTION
NOW THEREFORE IT IS RESOLVED THAT:
1.
The unallocated entitlements under the DSU Plan are hereby approved and the Company will have the ability to issue Deferred Share Units which may be settled in Common Shares from treasury until May 14, 2029; and

2.
Any director or officer of the Company be and is hereby authorized and instructed, for and on behalf of and in the name of the Company, to do and perform all such acts and things and to execute, deliver and file all such applications, documents or other instruments in writing, as such director or officer deems advisable or necessary in order to give effect to the foregoing resolution.

136 NOVAGOLD 2026 MANAGEMENT INFORMATION CIRCULAR

QUESTIONS?

NEED HELP VOTING?

Contact us:

North American Toll Free Phone Number:

1.886.228.8818

Website: www.NOVAGOLDAGM.com

E-mail: contactus@kingsdaleadvisors.com

Fax Number: 1.416.867.2339

Toll- Free Fax Number: 1.866.545.5580

Outside North America, Banks and Brokers

Call Collect Phone Number: 1.416.623.2514

KINGSDALE Advisors

SCAN ME

KINGSDALE Advisors

NOVAGOLD RESOURCES INC.
201 SOUTH MAIN STREET, SUITE 400
SALT LAKE CITY, UT 84111 USA

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 4:00 p.m. Eastern Time on May 12, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NG2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 4:00 p.m. Eastern Time on May 12, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V87805-P37901 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NOVAGOLD RESOURCES INC.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:	For	Withhold
1a. Dr. Elaine Dorward-King	☐	☐
1b. Ali Erfan	☐	☐
1c. Dr. Thomas Kaplan	☐	☐
1d. Hume Kyle	☐	☐
1e. Gregory Lang	☐	☐
1f. Kalidas Madhavpeddi	☐	☐
1g. Kevin McArthur	☐	☐
1h. Daniel Muñiz Quintanilla	☐	☐
1i. Ethan Schutt	☐	☐
1j. Dawn Whittaker	☐	☐

	For	Withhold
2. **Appointment of Auditors** Appointment of PricewaterhouseCoopers LLP as the Auditors of the Company until the next Annual General Meeting or until a successor is appointed and authorizing the Directors through the Audit Committee to fix their remuneration.	☐	☐

	For	Against	Abstain
3. **Approval of the Amendment to the Company's Stock Award Plan and the Unallocated Entitlements Thereunder** To consider and, if thought advisable, pass, with or without amendment, an ordinary resolution, approving the amendment to the Company's Stock Award Plan to reduce the maximum share reservation limit from 8% to 7% and unallocated awards, rights or other entitlements thereunder.	☐	☐	☐
4. **Approval of All Unallocated Awards under the Performance Share Unit Plan** To consider and, if thought advisable, pass, with or without amendment, an ordinary resolution, approving unallocated awards, rights or other entitlements under the Company's Performance Share Unit Plan.	☐	☐	☐
5. **Approval of All Unallocated Awards under the Deferred Share Unit Plan** To consider and, if thought advisable, pass, with or without amendment, an ordinary resolution, approving unallocated awards, rights or other entitlements under the Company's Deferred Share Unit Plan.	☐	☐	☐
6. **Approval of Non-Binding Advisory Vote on Executive Compensation** To consider and, if deemed advisable, pass a non-binding resolution approving the compensation of the Company's Named Executive Officers.	☐	☐	☐

The Board of Directors recommends you vote ONE (1) YEAR for the following proposal:	1 Year	2 Years	3 Years	Abstain
7. **Approval of Non-Binding Advisory Vote on Frequency of Holding Non-Binding Advisory Vote on Executive Compensation** To approve, on a non-binding advisory basis, the preferred frequency of holding non-binding advisory vote on executive compensation.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and NI Card are available at www.proxyvote.com.

V87806-P37901

NOVAGOLD RESOURCES INC.
Annual Meeting of Shareholders
May 14, 2026 1:00 PM PDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Gregory Lang and Sean Pettey, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of NOVAGOLD RESOURCES INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held on May 14, 2026 at 1:00 PM, PDT (the "**Meeting**"), hosted virtually by Broadridge, and any adjournment or postponement thereof.

List name of alternate proxyholder here: ________________________________

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side